Filed Pursuant to Rule 424(b)(5)

Registration No. 333-211204 and 333-211204-01

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state or jurisdiction where such offer or sale is not permitted.

Subject to completion dated May 16, 2016

Preliminary Prospectus Supplement

(To the Prospectus dated May 6, 2016)

VEREIT Operating Partnership, L.P.

$500,000,000

    % Senior Notes Due 2026

VEREIT Operating Partnership, L.P., a Delaware limited partnership, is offering $500,000,000 aggregate principal amount of its    % Senior Notes due 2026 (the “notes”). Interest on the notes will be payable semi-annually in arrears on              and              of each year, commencing on             , 2016. Interest on the notes will accrue from             , 2016. The notes will mature on             , 2026.

We intend to use the proceeds from this offering, together with borrowings under our New Term Loan A Facility (as defined herein) and approximately $27 million of cash on hand or borrowings under our revolving credit facility, to fund the redemption of $800 million aggregate principal amount of our existing 2.00% Senior Notes due 2017, including accrued and unpaid interest thereon and the required make-whole premium, on or about 30 calendar days after the closing of this offering of notes and to pay fees and expenses related to the Transactions (as defined herein).

We may redeem all or part of the notes at any time at our option at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the redemption date, plus a “make-whole” premium. If we experience a change of control accompanied by a decline in the rating of the notes, we must give holders of notes the opportunity to sell us their notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the repurchase date.

The notes will be fully and unconditionally guaranteed on a senior unsecured basis by VEREIT, Inc., a Maryland corporation (“VEREIT”), our sole general partner, but will not initially be guaranteed by or be obligations of any of our subsidiaries. The notes and the related guarantee will be our and VEREIT’s respective general senior unsecured obligations and will rank equally with all of our and VEREIT’s existing and future senior indebtedness; will be effectively subordinated to all of our and VEREIT’s existing and future secured indebtedness, including borrowings under our New Term Loan A Facility, to the extent of the value of the collateral securing such indebtedness; and will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries.

Investing in the notes involves risks. See “Risk factors” beginning on page S-18 of this prospectus supplement.

	Price to public(1)		Underwriting discount		Proceeds to us, before expenses

Per note		%		%		%
Total	$		$		$
(1)	Plus accrued interest, if any, from , 2016, if initial settlement occurs after that date.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes in any automated inter-dealer quotation system. The notes are a new issue of securities and there is currently no established trading market for the notes.

Delivery of the notes is expected to be made on or about             , 2016, only in book-entry form through the facilities of The Depository Trust Company.

Joint book-running managers

J.P. Morgan	Barclays	Citigroup	Capital One

Goldman, Sachs & Co.			Morgan Stanley

Co-managers

BofA Merrill Lynch	Wells Fargo Securities	Credit Suisse	Deutsche Bank Securities

Regions Securities LLC	Stifel		US Bancorp

The date of this prospectus supplement is             , 2016.

Prospectus supplement

Prospectus

S-i

About this prospectus supplement

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information in the accompanying prospectus and the documents incorporated by reference therein. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. You should read this entire document, including this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. In the event that the description of this offering varies between this prospectus supplement and the accompanying prospectus or any document incorporated by reference herein or therein filed prior to the date of this prospectus supplement, you should rely on the information contained in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. The accompanying prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a shelf registration statement. Under the shelf registration process, from time to time, we may offer and sell securities in one or more offerings.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any “free writing prospectus” we authorize to be delivered to you. We have not and the underwriters have not authorized anyone to provide you with any information other than information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any “free writing prospectus” we have authorized for use in connection with this offering. If anyone provides you with different or additional information, you should not rely on it. This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any authorized “free writing prospectus” are not an offer to sell or the solicitation of an offer to buy any securities other than the notes to which this prospectus supplement relates, nor is this prospectus supplement, the accompanying prospectus, including the documents incorporated by reference herein and therein, or any authorized “free writing prospectus” an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any authorized “free writing prospectus” is accurate only as of their respective dates regardless of the time of delivery of this prospectus supplement, the accompanying prospectus and any authorized “free writing prospectus.” Our business, financial condition, results of operations and prospects may have changed since those dates.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any authorized “free writing prospectus,” in making your investment decision. See “Where You Can Find More Information” in the accompanying prospectus and “Incorporation of certain documents by reference” in this prospectus supplement and in the accompanying prospectus. This prospectus supplement and the accompanying prospectus contain, or incorporate by reference, forward-looking statements. Such forward-looking statements should be considered together with the cautionary statements and important factors included or referred to in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein. See “Information concerning forward-looking statements” in this prospectus supplement and in the accompanying prospectus.

S-ii

Information concerning forward-looking statements

Certain statements included in this prospectus and the accompanying prospectus, including the documents incorporated by reference herein and therein, and in any “free writing prospectus” that we have authorized for use in connection with this offering, may constitute “forward-looking statements” (within the meaning of the federal securities laws, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that reflect our expectations and projections about our future results, performance, prospects and opportunities. We have attempted to identify these forward-looking statements by the use of words such as “may,” “will,” “seek,” “expects,” “anticipates,” “believes,” “targets,” “intends,” “should,” “estimates,” “could” or similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among other things, those discussed below. We intend for all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable by law. We do not undertake publicly to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required to satisfy our obligations under federal securities law.

The following are some, but not all, of the assumptions, risks, uncertainties and other factors that could cause our actual results to differ materially from those presented in our forward-looking statements:

•	We may be unable to renew leases, lease vacant space or re-lease space as leases expire on favorable terms or at all.

•	We are subject to risks associated with tenant, geographic and industry concentrations with respect to our properties.

•	Our properties, goodwill and intangible assets and other assets may be subject to impairment charges.

•	We could be subject to unexpected costs or unexpected liabilities that may arise from potential dispositions and may be unable to dispose of properties on advantageous terms.

•

We are subject to competition in the acquisition and disposition of properties and in the leasing of our properties and we may be unable to acquire, dispose of, or lease properties on advantageous terms.

•	We could be subject to risks associated with bankruptcies or insolvencies of tenants or from tenant defaults generally.

•

We may be affected by risks associated with pending government investigations relating to the findings of an investigation conducted by VEREIT’s audit committee (the “Audit Committee Investigation”) and related litigation.

•	We have substantial indebtedness, which may expose us to interest rate fluctuation risk and the risk of default under our debt obligations.

•

Our overall borrowing and operating flexibility may be adversely affected by the terms and restrictions within the agreements governing our indebtedness, including the indenture governing our Existing Notes and the notes offered hereby, the Credit Agreement governing our Existing Credit Facility and any credit agreement entered into in connection with the New Term Loan A Facility (each as defined in the section entitled “Certain defined terms”).

S-iii

•	Our access to capital and terms of future financings may be affected by adverse changes to our credit rating.

•	We may be affected by the incurrence of additional secured or unsecured debt.

•	We may not be able to achieve and maintain profitability.

•	We may not generate cash flows sufficient to meet our debt service obligations.

•	We may be affected by risks resulting from losses in excess of insured limits.

•	We may fail to remain qualified as a real estate investment trust (“REIT”) for U.S. federal income tax purposes.

•

We may be unable to fully reestablish the financial network which previously supported Cole Capital® (“Cole Capital”) and its Cole REITs (as defined in the section entitled “Prospectus supplement summary—The Company”) and/or regain the prior level of transaction and capital raising volume of Cole Capital.

•	Our Cole Capital operations are subject to extensive governmental regulation.

•	We are subject to conflicts of interest relating to Cole Capital’s investment management business.

•	We may be unable to retain or hire key personnel.

•

Actual results could differ materially from those anticipated as a result of certain factors, including the factors included in the Combined Annual Report of VEREIT and the Operating Partnership on Form 10-K for the year ended December 31, 2015 (our “2015 10-K”) and Combined Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, including those set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The risks included herein are not exhaustive, and you should be aware that there may be other factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all risk factors, nor can we assess the impact of all risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The forward-looking statements contained or incorporated by reference in this prospectus supplement are made only as of the date hereof. Investors should also refer to our 2015 10-K, Combined Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 and Current Reports on Form 8-K that are incorporated herein by reference for a discussion of risks and uncertainties that may cause actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements.

S-iv

Non-GAAP measures

In this prospectus supplement, we disclose funds from operations (“FFO”), adjusted funds from operations (“AFFO”), EBITDA and Normalized EBITDA, which are supplemental measures of our performance that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). Our management uses these non-GAAP supplemental financial performance measures in its internal analysis of results. These non-GAAP supplemental financial performance measures should not be considered as substitutes for any measures derived in accordance with GAAP.

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”), an industry trade group, has promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO, a non-GAAP supplemental financial performance measure, is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to our net income or loss as determined under GAAP.

NAREIT defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from disposition of property, depreciation and amortization of real estate assets and impairment write-downs on real estate including the pro rata share of adjustments for unconsolidated partnerships and joint ventures. Our FFO calculation complies with NAREIT’s policy described above.

In addition to FFO, we use AFFO as a non-GAAP supplemental financial performance measure to evaluate our operating performance. AFFO, as defined by the Company, excludes from FFO non-routine items such as acquisition related costs, litigation, merger and other non-routine transactions costs, gains or losses on sale of investment securities and loans held for investment, insurance recoveries and litigation settlements. We also exclude certain non-cash items such as impairments of goodwill and intangible assets, straight-line rental revenue, unrealized gains or losses on derivatives, reserves for loan loss, gain or loss on the extinguishment or forgiveness of debt, non-current portion of the tax benefit or expense, equity-based compensation and amortization of intangible assets, deferred financing costs, above-market lease assets and below-market lease liabilities. Our management believes that excluding these costs from FFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by our management, and provides investors a view of the performance of our portfolio over time. AFFO allows for a comparison of the performance of our operations with other traded REITs, as AFFO, or an equivalent measure, is routinely reported by traded REITs, and we believe often used by analysts and investors for comparison purposes.

For all of these reasons, we believe FFO and AFFO, in addition to net income (loss) and cash flows from operating activities, as defined by GAAP, are helpful supplemental performance measures and useful in understanding the various ways in which our management evaluates our performance over time. However, not all REITs calculate FFO and AFFO the same way, so comparisons with other REITs may not be meaningful. FFO and AFFO should not be considered as alternatives to net income (loss) or to cash flows from operating activities, and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs.

AFFO may provide investors with a view of our future performance. However, because AFFO excludes items that are an important component in an analysis of the historical performance of a property, AFFO should not be construed as a historic performance measure. Neither the SEC, NAREIT, nor any other regulatory body has evaluated the acceptability of the exclusions used to adjust FFO in order to calculate AFFO and its use as a non-GAAP supplemental financial performance measure.

S-v

In addition to FFO and AFFO, we use Normalized EBITDA as a non-GAAP supplemental financial performance measure to evaluate our operating performance. In order to calculate Normalized EBITDA as disclosed, the Company first calculates EBITDA, or earnings before interest, taxes, depreciation and amortization, modified to exclude non-routine items such as acquisition related costs, litigation, merger and other non-routine transactions costs, gains or losses on sale of investment securities and loans held for investment, insurance recoveries and litigation settlements. We also exclude certain non-cash items such as impairments of goodwill and intangible assets, straight-line rental revenue, unrealized gains or losses on derivatives, write-off of program development costs, and amortization of intangible assets, deferred financing costs, above-market lease assets and below-market lease liabilities. Management believes that excluding these costs from EBITDA provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time.

We believe that Normalized EBITDA is a useful supplemental measure to investors and analysts for assessing the performance of our business segments, although it does not represent net income that is computed in accordance with GAAP. Therefore, Normalized EBITDA should not be considered as an alternative to net income or as an indicator of our financial performance. We use Normalized EBITDA as one measure of our operating performance when formulating corporate goals and evaluating the effectiveness of our strategies. EBITDA and Normalized EBITDA may not be comparable to similarly titled measures of other companies.

For a reconciliation of each of the non-GAAP supplemental financial performance measures to GAAP measures, see the section entitled “Prospectus supplement summary—Summary historical consolidated financial data.”

S-vi

Certain defined terms

Unless otherwise indicated or the context requires otherwise, the following terms have the following meanings in this prospectus supplement:

•	“2017 Notes” refers to our existing 2.00% Senior Notes due 2017, $1.3 billion of which are currently outstanding.

•

“Annualized rental income” means the rental revenue under our leases on operating properties reflecting straight-line rent adjustments associated with contractual rent increases in the leases as required by GAAP, which includes the effect of tenant concessions, such as free rent, and excludes any contingent rent, such as percentage rent.

•

“Creditworthy tenant” means a tenant that has entered into a lease that we determine is creditworthy and may include tenants with an investment grade or below investment grade credit rating, as determined by major credit rating agencies, or unrated tenants. To the extent we determine that a tenant is a “creditworthy tenant” even though it does not have an investment grade credit rating, we do so based on our management’s determination that a tenant should have the financial wherewithal to honor its obligations under its lease with us. This determination is based on our management’s substantial experience performing credit analysis and is made after evaluating all tenants’ due diligence materials that are made available to us, including financial statements and operating data.

•

“Direct financing lease” means a lease that requires specific treatment due to the significance of the lease payments from the inception of the lease compared to the fair value of the property, term of the lease, a transfer of ownership, or a bargain purchase option. These leases are recorded as a net asset on the balance sheet. The amount recorded is calculated as the fair value of the remaining lease payments on the leases and the estimated fair value of any expected residual property value at the end of the lease term.

•

“Existing Notes” refer collectively to our existing 2017 Notes, 3.00% Senior Notes due 2019, $750 million of which are currently outstanding, and 4.60% Senior Notes due 2024, $500 million of which are currently outstanding.

•

“Existing Credit Facility” refers to our existing unsecured credit facility, which consists of a $2.3 billion revolving credit facility and a $1.0 billion term loan facility, as governed by that certain credit agreement, dated as of June 30, 2014, as amended, with Wells Fargo Bank, National Association, as administrative agent, and other lenders party thereto (the “Credit Agreement”).

•

“Fixed Charge Coverage Ratio” means the sum of (i) interest expense incurred on the outstanding principal balance of our debt, excluding certain GAAP adjustments reported as interest expense, such as amortization of deferred financing costs, premiums and discounts, (ii) secured debt principal amortization and (iii) dividends attributable to preferred shares divided by Normalized EBITDA.

•

“Gross Real Estate Investments” means total gross real estate and related assets, including net investments in unconsolidated entities, investment in direct financing leases, investment securities backed by real estate and loans held for investment, net of gross intangible lease liabilities.

•

“Interest Coverage Ratio” means interest expense incurred on the outstanding principal balance of our debt, excluding certain GAAP adjustments reported as interest expense, such as amortization of deferred financing costs, premiums and discounts divided by Normalized EBITDA.

S-vii

•

“Investment grade tenant” means a tenant with a Standard & Poor’s (“S&P”) credit rating of BBB- or higher or a credit rating of Baa3 or higher from Moody’s Investors Service, Inc. (“Moody’s”). The ratings may reflect those assigned by S&P’s or Moody’s to the lease guarantor or the parent company, as applicable.

•

“Long-term”, when used to describe properties that are net leased, means those properties with remaining primary lease terms of generally seven to 10 years or longer on average, depending on property type.

•

“Net Debt” means outstanding principal debt balance, excluding certain GAAP adjustments, such as premiums and discounts, less all cash and cash equivalents. We believe that the presentation of net debt provides useful information to investors because our management reviews net debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.

•	“Net Debt Leverage Ratio” means Net Debt divided by Gross Real Estate Investments.

•

“Net lease” means a lease under which the tenant occupying the leased property (usually as a single tenant) does so in much the same manner as if the tenant were the owner of the property. There are various forms of net leases, most typically classified as triple-net or double-net. Triple-net leases typically require the tenant to pay all expenses associated with the property (e.g., real estate taxes, insurance, maintenance and repairs). Double-net leases typically require the tenant to pay all operating expenses associated with the property (e.g., real estate taxes, insurance and maintenance), but excludes some or all major repairs (e.g., roof, structure and parking lot). Accordingly, the owner receives the rent “net” of these expenses, rendering the cash flow associated with the lease predictable for the term of the lease. Under a net lease, the tenant generally agrees to lease the property for a significant term and agrees that it will either have no ability or only limited ability to terminate the lease or abate rent prior to the expiration of the term of the lease as a result of real estate driven events such as casualty, condemnation or failure by the landlord to fulfill its obligations under the lease.

•

“New Term Loan A Facility” refers to a new senior secured term loan A facility that we expect to enter into concurrently with the closing of this offering. We intend to borrow in full under our New Term Loan A Facility concurrently with and use such borrowings to finance, the partial redemption of our existing 2017 Notes as described in the section entitled “Use of proceeds.” We expect that the New Term Loan A Facility will provide for term loan borrowings in an aggregate principal amount of $300.0 million and have a maturity date of three years after the initial funding thereunder. See the section entitled “Description of new credit facility” for a further discussion of the anticipated terms of the New Term Loan A Facility. This offering of notes is not conditioned upon the closing of our New Term Loan A Facility. However, the closing of our New Term Loan A Facility is conditioned upon the closing of this offering.

•

“NOI” refers to net operating income, a non-GAAP performance measure used to evaluate the operating performance of a real estate company. NOI represents rental and other property income and tenant reimbursement income less property operating expenses. NOI excludes income from discontinued operations, interest expense, depreciation and amortization, general and administrative expenses, merger related compensation and merger and acquisition related expenses. It is management’s view that NOI provides investors with relevant and useful information because it reflects only income and operating expense items that are incurred at the property level and presents them on an unleveraged basis. NOI should not be considered as an alternative to net income. Further, NOI may not be comparable to similarly titled measures of other companies.

•

“Operating Partnership” refers to VEREIT Operating Partnership, L.P. (formerly known as ARC Properties Operating Partnership, L.P.), a Delaware limited partnership and majority owned subsidiary of VEREIT, and not any of its subsidiaries. As of March 31, 2016, VEREIT held 97.4% of the common partnership interests in the Operating Partnership.

S-viii

•

“Transactions” refers to the consummation of this offering of notes, entry into and borrowing in full under our New Term Loan A Facility and the use of proceeds from this offering of notes and borrowings in full under our New Term Loan A Facility as described in “Use of proceeds.”

•

“VEREIT” refers to VEREIT, Inc. (formerly known as American Realty Capital Properties, Inc.), a Maryland corporation, and not any of its subsidiaries, and references to “our Company,” “the Company,” “we,” “us” and “our” refer to VEREIT and its consolidated subsidiaries, including the Operating Partnership; provided that with respect to the discussion of the terms of the notes on the cover page of this prospectus supplement, in the section entitled “Prospectus supplement summary—The offering” and in the section entitled “Description of notes,” references to “we,” “us,” and “our” refer only to the Operating Partnership and none of its subsidiaries.

Tenants, trademarks and logos

We are not affiliated with, are not endorsed by, do not endorse and are not sponsored by or a sponsor of the tenant products or services pictured or mentioned in this prospectus supplement. The names, logos and all related product and service names, design marks and slogans are the trademarks or service marks of their respective companies.

S-ix

Prospectus supplement summary

This summary highlights selected information contained elsewhere in this prospectus supplement, in the accompanying prospectus, in the documents incorporated by reference herein and therein and certain other documents and does not contain all of the information that may be important to you. You should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the information set forth under the heading “Risk factors” beginning on page S-18 of this prospectus supplement and in our 2015 10-K, before making an investment decision regarding our notes.

The Company

Overview

VEREIT is a leading full-service, net-lease focused real estate operating company that operates through two business segments, the real estate investment (“REI”) segment and the investment management segment, Cole Capital. We possess a wide range of operating capabilities that include property management, asset management, leasing, finance, acquisitions and dispositions. We maintain a broad and diverse portfolio across several asset types, including single-tenant retail, restaurants, anchored shopping centers, industrial, distribution and office properties. As of March 31, 2016, we had a presence in 49 states, as well as the District of Columbia, Puerto Rico and Canada.

Through our REI segment, we own and actively manage one of the largest and most diversified net-lease portfolios consisting of 4,378 retail, restaurant, office and industrial real estate properties spanning 99.0 million square feet, of which 98.6% was leased as of March 31, 2016. We structure long-term, net leases with our tenants, which typically results in stable and predictable rent payments. As of March 31, 2016, our weighted-average remaining lease term was 10.4 years. Furthermore, we maintain a well-selected base of creditworthy tenants (42.1% are investment grade tenants), which operate in over 40 industries.

Through our Cole Capital segment, we are responsible for raising capital for and managing the affairs of primarily four non-listed REITs (the “Cole REITs”) on a day-to-day basis. Cole Capital serves as the dealer-manager and distributes shares of common stock for certain Cole REITs and advises them regarding offerings, manages relationships with participating broker-dealers and financial advisors, and provides assistance in connection with compliance matters relating to the offerings. Cole Capital receives compensation and reimbursement for services relating to the Cole REITs’ offerings and the investment, management, financing and disposition of their respective assets, as applicable. Cole Capital also develops new Cole REIT offerings, including obtaining regulatory approvals from the SEC, the Financial Industry Regulatory Authority, Inc. (“FINRA”) and various blue sky jurisdictions for such offerings.

Our senior management team is led by Glenn Rufrano, our Chief Executive Officer, who joined VEREIT in April 2015 and has over 30 years of experience in the commercial real estate industry. In addition to Mr. Rufrano, the Company has hired other highly experienced senior executives as part of the broader management team. Mr. Rufrano and VEREIT’s management team have been responsible for enhancing the Company’s portfolio, moving the balance sheet towards investment-grade metrics including reducing debt, re-establishing the brand value of Cole Capital and introducing a sustainable dividend policy.

Primary investment focus

We own and actively manage a diversified portfolio of retail, restaurant, office and industrial real estate assets subject to long-term net leases with creditworthy tenants. Our focus is on single-tenant, net-leased properties that are strategically located and essential to the business operations of the tenant, as well as retail properties that offer necessity and value-oriented products or services. We actively manage the portfolio by considering several quantitative and qualitative metrics including property type, tenant concentration, tenant credit, geography, market quality and portfolio diversity. We believe that actively managing our portfolio allows us to attain the best operating results for each asset and the overall portfolio through strategic planning, implementation of these plans and responding proactively to continual changes and challenges across our markets.

Additionally, we employ a shared services model for Cole Capital’s portfolios by providing transactional and operational real estate functions. The shared services model allows our strong and experienced real estate team to be active in the markets at all times and to manage complimentary portfolios.

Organizational structure

Substantially all of the REI segment’s operations are conducted through the Operating Partnership. VEREIT is the sole general partner and holder of 97.4% of the common partnership interests in the Operating Partnership (the “OP Units”) as of March 31, 2016, with the remaining 2.6% of the OP Units owned by certain non-affiliated investors and certain former directors, officers and employees of our former external manager. Substantially all of the Cole Capital segment’s operations are conducted through Cole Capital Advisors, Inc. (“CCA”), an Arizona corporation and a wholly owned subsidiary of the Operating Partnership. CCA is treated as a taxable REIT subsidiary (“TRS”) under Section 856 of the Internal Revenue Code of 1986, as amended (the “Code”). In August 2013, our board of directors (the “Board of Directors”) determined that it was in our best interest to become self-managed, and we completed our transition to self-management on January 8, 2014. Through strategic mergers and acquisitions, our Company has grown significantly since incorporation.

History of VEREIT

Beginning in 2015, VEREIT has undergone a significant corporate and business transformation. Following the October 29, 2014 announcement of the findings of the Audit Committee Investigation and the subsequent restatement of the Company’s financial statements in March 2015, real estate industry veteran Glenn Rufrano was hired as Chief Executive Officer in April 2015. Since then, the Company has replaced key members of management and members of its Board of Directors, retained a new auditor and adopted significant reforms in corporate governance. In addition to Mr. Rufrano, the Company subsequently hired other highly experienced senior executives as part of the broader management team. In August 2015, VEREIT’s management team introduced a detailed business plan targeted at reducing certain tenant and industry exposure through select asset sales, improving credit metrics, growing the Cole Capital platform and reinstating a sustainable dividend. The chart below summarizes VEREIT’s recent key milestones.

From January 1, 2015 through March 31, 2016, the Company has executed on $1.7 billion of dispositions and repaid $2.6 billion of debt while also improving its outlook from S&P and Moody’s. In addition, the Company has improved its portfolio by further diversifying its overall industry and tenant exposure through the sale of approximately $431.1 million of Red Lobster assets. The sale of these assets has lowered our Red Lobster concentration from 11.9% of the consolidated portfolio’s annualized rental income at June 30, 2015, to 9.4% of the consolidated portfolio’s annualized rental income at March 31, 2016. Furthermore, our casual dining restaurant industry exposure has decreased from 18.8% to 16.6% over the same period.

Our competitive strengths

Among the largest net-lease REITs

VEREIT maintains a strong real estate platform in the net lease sector with over $1.2 billion of Normalized EBITDA for the three months ended March 31, 2016 on an annualized basis, and a total gross asset value of $18.7 billion as of March 31, 2016. See “—Summary historical consolidated financial data” for a reconciliation of our Normalized EBITDA for the three months ended March 31, 2016 to net loss for the three months ended March 31, 2016 of $116.1 million. As a result of our size and scale, we may benefit from operating efficiencies and lower cost of capital. Our diverse portfolio consists of highly occupied, long tenured net leases which span across a variety of industries and geographies.

VEREIT portfolio snapshot

1	Ovation Brands, Inc. filed for Chapter 11 bankruptcy on March 7, 2016. As of March 31, 2016, the Company owned 59 properties leased to Ovation Brands Inc. or its subsidiaries, which have approximately 616,000 of aggregate square feet (less than 1% of total square feet) that is considered leased for purposes of calculating our economic occupancy, and $12.4 million of aggregate annualized rental income (less than 1% of total portfolio) for purposes of weighting our remaining lease term and tenant, industry and geographic concentrations.

2	Occupancy is based on square feet.

3	Based on percentage of annualized rental income.

4	Ratings may reflect those assigned by S&P or Moody’s to lease guarantor or the parent company, as applicable.

5	The Company’s properties are also located in the District of Columbia, Puerto Rico and Canada.

6	Represents lease expirations based on annualized rental income as a percent of total portfolio.

7	Represents remaining three quarters of 2016.

Our real estate portfolio of 4,378 properties is present across 49 states, as well as the District of Columbia, Puerto Rico and Canada. We focus on delivering a stable rent stream with steady growth through contracting long-term leases that include contractual rent escalators with high quality tenants. As a result, our portfolio has a weighted-average lease term of 10.4 years as of March 31, 2016, with only 31.2% of our annualized rental income coming from our top 10 tenants.

   Note: based on annualized rental income as a percent of total portfolio as of March 31, 2016

High quality, well-diversified portfolio

We own high quality assets across five main asset types: single-tenant retail, restaurants, office, industrial and distribution and anchored shopping centers. Our assets are located in favorable metropolitan statistical areas (“MSAs”) and are leased to a tenant base that is diversified across over 40 industry sectors. Our top 10 tenants based on annualized rental income include Red Lobster, Walgreens, Family Dollar, FedEx, Dollar General, CVS, Albertson’s, the GSA, Citizens Bank and BJ’s Wholesale Club. VEREIT conducts a robust tenant credit underwriting process before acquiring a property or entering into a new lease. We target our concentration of any individual industry to be 10% or less and concentration of any tenant to be 5% or less.

Top industries and tenants

1	Annualized rental income

Strong real estate operating platform

Our key portfolio metrics are representative of our strong real estate operating platform. When compared against key portfolio metrics of other net-lease REITs, such as size (gross asset value), percentage of investment grade tenants, occupancy and weighted-average lease term, our platform ranks among the top in the industry and at or above the peer average.

Key operating statistics

All data is as of March 31, 2016 unless otherwise indicated.

1	Calculated by adding back accumulated depreciation and amortization to total book assets.

2	Ovation Brands, Inc filed for Chapter 11 bankruptcy on March 7, 2016. As of March 31, 2016, the Company owned 59 properties leased to Ovation Brands Inc or its subsidiaries, which have approximately 616,000 of aggregate square feet (less than 1% of total square feet) that is considered leased for purposes of calculating our economic occupancy, and $12.4 million of aggregate annualized rental income (less than 1% of total portfolio) for purposes of weighting our remaining lease term and tenant, industry and geographic concentrations.

3	Data is as of December 31, 2015.

Our strong portfolio metrics are a direct result of our disciplined and strategic portfolio composition strategy, which is summarized below. Through our diligent underwriting process and selective asset criteria, we have established a large, highly occupied portfolio with well-staggered lease maturities. We seek to have a portfolio of real estate assets that possess the following qualities:

Retail locations (Single-tenant retail, restaurants, and anchored shopping centers)

•	Main retail traffic thoroughfare

•	Strong trade area demographic

•	Top five MSAs (13%): Chicago, IL; Dallas, TX; Atlanta, GA; Houston, TX; Detroit, MI

Office locations

•	Strategic locations for corporate operations

•	Strong 10-mile demographics and local business environments

•	Primary property types: corporate headquarters, corporate operations, medical office

•	Top five MSAs (36%): Chicago, IL; Dallas, TX; Boston, MA; Washington D.C.; New York, NY

Industrial and distribution locations

•	Close proximity to ports, railways and major freeways and interstate highways

•	Primary property types: distribution, manufacturing, warehouse, corporate (other)

•	Top five MSAs (24%): Chicago, IL; Jacksonville, FL; Philadelphia, PA; New York, NY; Columbia, SC

Proven ability and focus on deleveraging and improving credit metrics

VEREIT’s management team has prioritized deleveraging the Company’s balance sheet and improving its credit profile. As part of management’s August 2015 business plan, the Company announced the intent to cull $1.2 billion to $1.4 billion of non-core assets through dispositions in order to reduce debt and rebalance the portfolio. In the fourth quarter of 2015, VEREIT announced the completion of $1.4 billion of asset sales and the reduction of $2.4 billion of total debt. The Company has continued its strategy in 2016, having sold $295.2 million of assets and reducing debt another $256.7 million as of March 31, 2016. The table below illustrates the Company’s track record of improving its credit profile as set forth in the business plan.

Historical Credit Metric Summary

1	See “Certain defined terms” for definitions of the terms.

2	Unencumbered Gross Real Estate Investments divided by Gross Real Estate Investments.

3	Calculated per the terms of the indenture governing the notes.

Cole Capital provides unique source of asset management income

Through our investment management platform, Cole Capital, we are responsible for raising capital for and managing the affairs of the Cole REITs on a day-to-day basis. We employ a shared services model for Cole Capital’s portfolios by providing transactional and operational real estate functions. The shared services model allows our strong and experienced real estate team to be active in the markets at all times and to manage complimentary portfolios. During the past four quarters, we have experienced continued momentum in raising capital across our open programs and ranked first in market share of capital raised among non-listed REIT sponsors in April 2016, as reported in The Stanger Market Pulse, published by Robert A. Stanger & Co., Inc., having raised $60.5 million. As we continue to re-establish our Cole Capital business, we expect our management fee income, transaction-related fees and financing fees to grow in tandem.

Proven and disciplined management team

Our management team maintains leading industry experience, while also emphasizing a prudent and conservative management approach. Glenn Rufrano has more than 30 years of real estate experience having previously worked as President and CEO of Cushman & Wakefield, in addition to holding other senior executive positions at other real estate companies. With our new management team in place, we believe we are capable of achieving our long-term strategic goals which include (i) continue to improve and optimize our portfolio, (ii) complete the revitalization of Cole Capital, (iii) achieve investment grade status and (iv) commence acquisition activity at the appropriate time.

Business and growth strategies

While management’s near-term objectives continue to be reducing leverage and enhancing the portfolio, we believe there are several strategies that will contribute to support long-term growth.

Growth through optimization of existing portfolio

We believe that there are multiple growth drivers within our existing portfolio. We expect to grow rents and NOI through embedded lease escalators in our existing leases. As of March 31, 2016 approximately 68% of our annualized rental income contained fixed dollar or percentage rent escalators and 11% of our annualized rental income contained escalators based on consumer price indices. In addition to rent escalators, there are re-leasing opportunities for existing assets that may drive incremental rent. Lastly, expanding relationships with existing creditworthy tenants should continue to result in increased rents and leasing activity.

Cole Capital platform growth

Since 2015, Cole Capital has steadily increased its capital raise and raised $60.5 million in April 2016 (compared to $58.2 million for all of the second quarter of 2015). As the assets under management continue to grow, we believe there is potential for revenue and EBITDA to increase. Furthermore, management has worked to re-establish the Cole brand and we believe it can leverage the brand for future Cole REIT programs.

Recent developments

On May 5, 2016, we entered into a commitment letter (the “Commitment Letter”) with JPMorgan Chase Bank, N.A. and Barclays Bank PLC (together, the “Joint Lead Arrangers”), pursuant to which the Joint Lead Arrangers committed to provide to us up to $300.0 million of borrowings under the New Term Loan A Facility, subject to the execution of definitive documentation and customary conditions. We expect to enter into definitive documentation for the New Term Loan A Facility contemporaneously with the closing of this offering. See “Description of new credit facility” for a description of the anticipated terms of the New Term Loan A Facility.

We intend to use the proceeds from this offering, together with borrowings under our New Term Loan A Facility and approximately $27 million of cash on hand or borrowings under our revolving credit facility, to fund the redemption of $800 million aggregate principal amount of our existing 2017 Notes, including accrued and unpaid interest thereon and the required make-whole premium, on or about 30 calendar days after the closing of this offering of notes and to pay fees and expenses related to the Transactions. This offering of notes is not conditioned upon the closing of our New Term Loan A Facility. However, the closing of our New Term Loan A Facility is conditioned upon the closing of this offering. If we do not enter into the New Term Loan A Facility, we expect to reduce the amount of 2017 Notes that we intend to redeem on or about 30 calendar days after the closing of this offering accordingly.

Corporate information

VEREIT was incorporated in the State of Maryland on December 2, 2010 and has elected to be treated as a REIT for U.S. federal income tax purposes. The Operating Partnership was formed in the State of Delaware on January 13, 2011. We operate our business in a manner that permits us to maintain our exemption from registration under the Investment Company Act of 1940, as amended.

Our principal executive offices are located at 2325 E. Camelback Road, Suite 1100, Phoenix, Arizona 85016. Our telephone number at that address is (800) 606-3610. We maintain a website at www.VEREIT.com. Information contained on our website is not, and should not be interpreted to be, part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus. For additional information, see “Where You Can Find More Information” in the accompanying prospectus and “Incorporation of certain documents by reference” in this prospectus supplement and in the accompanying prospectus.

The offering

The following is a brief summary of some of the terms of this offering. For a more complete description of the terms of the notes, see the sections entitled “Description of notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. In this section, “we,” “our,” and “us” refer only to VEREIT Operating Partnership, L.P. and none of its subsidiaries.

Issuer	VEREIT Operating Partnership, L.P.

Securities	$500,000,000 aggregate principal amount of % Senior Notes due 2026.

Maturity	The notes will mature on , 2026.

Interest rate	Interest on the notes will be payable in cash and will accrue at a rate of % per annum.

Interest payment dates	and of each year, commencing on , 2016. Interest will accrue from , 2016.

Guarantees	The notes will be guaranteed on a senior unsecured basis by VEREIT. The notes will not be guaranteed initially by any of our subsidiaries.

Ranking	The notes and VEREIT’s guarantee of the notes will be our and VEREIT’s general senior unsecured obligations and will:

•

rank equally in right of payment with all of our and VEREIT’s existing and future senior indebtedness, including our Existing Notes, our Existing Credit Facility and our New Term Loan A Facility and VEREIT’s guarantees thereof;

•	rank senior in right of payment to all of our and VEREIT’s future subordinated indebtedness;

•

be effectively subordinated to all of our and VEREIT’s existing and future secured indebtedness, including borrowings under our New Term Loan A Facility and VEREIT’s guarantee thereof, to the extent of the value of the collateral securing such indebtedness; and

•	be structurally subordinated to all indebtedness and other liabilities of any of VEREIT’s subsidiaries (other than us).

As of March 31, 2016, on an as adjusted basis after giving effect to the Transactions, VEREIT and its subsidiaries on a consolidated basis would have had $7.8 billion of indebtedness outstanding, consisting of $3.3 billion of secured indebtedness (including $300 million of borrowings under our secured New Term Loan A Facility) and $4.5 billion of unsecured indebtedness (including the notes offered hereby), and we would have had $2.0 billion available for borrowing under the revolving credit facility portion of our Existing Credit Facility. VEREIT’s subsidiaries (other than us) had approximately $3.0 billion of indebtedness outstanding (excluding intercompany indebtedness) as of March 31, 2016, which is included in the $3.3 billion of secured indebtedness described in the preceding sentence.

Optional redemption	We may redeem all or part of the notes at any time at our option at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the redemption date, plus a make-whole premium, as described under the section entitled “Description of notes—Optional redemption.”

Change of control offer	If we experience a change of control accompanied by a decline in the rating of the notes, we must give holders of such notes the opportunity to sell us their notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the repurchase date. See “Description of notes—Change of Control and Rating Decline.”

Certain indenture provisions	The indenture governing the notes will contain certain covenants limiting, among other things:

•	our ability and the ability of VEREIT and their respective subsidiaries to incur additional indebtedness and use their respective assets to secure indebtedness; and

•	our ability and the ability of VEREIT to consummate a merger, consolidation or sale of all or substantially all of their respective assets.

These covenants are subject to a number of important and significant limitations, exceptions and qualifications. See “Description of notes—Certain covenants.”

No prior market	The notes will be new securities for which there is currently no market. Although the underwriters have informed us that they intend to make a market in the notes, they are not obligated to do so, and they may discontinue market making activities at any time without notice. Accordingly, we cannot assure you that a liquid market for the notes will develop or be maintained.

Use of proceeds	We estimate that the net proceeds from this offering, after the deduction of the underwriting discounts and commissions and our estimated expenses, will be approximately $490 million.

We intend to use the proceeds from this offering, together with borrowings under our New Term Loan A Facility and approximately $27 million of cash on hand or borrowings under our revolving credit facility, to fund the redemption of $800 million aggregate principal amount of our existing 2017 Notes, including accrued and unpaid interest thereon and the required make-whole premium, on or about 30 calendar days after the closing of this offering of notes and to pay fees and expenses related to the Transactions. Upon consummation of the Transactions, we will have $500 million aggregate principal amount of 2017 Notes outstanding.

Risk factors	In analyzing an investment in the notes being offered pursuant to this prospectus supplement, you should carefully consider, along with other matters included or incorporated by reference in this prospectus supplement or the accompanying prospectus, the information set forth under the section entitled “Risk factors” beginning on page S-18 of this prospectus supplement and in our 2015 10-K, which is incorporated by reference herein.

Summary historical consolidated financial data

We present below our summary historical consolidated financial data based on historical data as of and for the periods indicated. Our summary consolidated historical financial data as of December 31, 2015 and 2014 and for the fiscal years ended December 31, 2015, 2014 and 2013 have been derived from, and should be read together with, our historical audited consolidated financial statements and related notes and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” each of which is included in our 2015 10-K, which is incorporated by reference into this prospectus supplement. See “Information incorporated by reference” in this prospectus supplement and the accompanying prospectus.

In addition, we present below our unaudited summary historical consolidated financial data based on historical data as of and for the periods indicated. Our unaudited summary historical consolidated financial data as of March 31, 2016 and for the three-month periods ended March 31, 2016 and 2015 have been derived from, and should be read together with, our historical unaudited consolidated financial statements, which are included in our Combined Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, which is incorporated by reference into this prospectus supplement. The unaudited consolidated financial statements include all adjustments and accruals of a normal recurring nature, which, in the opinion of management, are necessary for a fair presentation of results for the interim periods. Interim results for the three months ended March 31, 2016 and 2015 and as of March 31, 2016 are not necessarily indicative of, and are not projections for, the results to be expected for any future period, including the fiscal year ending December 31, 2016 or any subsequent interim period.

VEREIT is the sole general partner of, and, as of March 31, 2016, owned approximately 97.4% of the Operating Partnership’s OP Units. VEREIT does not have any significant assets other than its investment in the Operating Partnership. Therefore, the assets and liabilities of the Operating Partnership are substantially the same as the financial information of VEREIT included or incorporated by reference herein.

	Year ended December 31,			Three months ended March 31,
	2015	2014	2013	2016	2015
	(In thousands)

Operating data:
Total revenues	$1,556,017	$1,579,257	$329,323	$369,020	$393,968
Total operating expenses	1,488,692	1,949,835	663,067	432,173	303,882

Operating income (loss)	67,325	(370,578)	(333,744)	(63,153)	90,086
Total other expenses, net	(354,809)	(396,567)	(171,876)	(70,046)	(87,337)
Gain (loss) on disposition of real estate, net	(72,311)	(277,031)	—	17,175	(31,368)
Benefit from (provision for) income taxes	36,303	33,264	(2,195)	(56)	(2,074)

Net loss	(323,492)	(1,010,912)	(507,815)	(116,080)	(30,693)
Net loss attributable to non-controlling interests(1)	7,139	33,727	16,316	2,994	723

Net loss attributable to VEREIT	$(316,353)	$(977,185)	$(491,499)	$(113,086)	$(29,970)

Other financial data:
FFO attributable to common stockholders and limited partners(2)	$585,166	$149,136	$(293,493)	$196,229	$195,030
AFFO attributable to common stockholders and limited partners(2)	782,058	750,714	200,829	192,675	200,135
Normalized EBITDA(2)	1,212,913	1,173,964	156,276	288,607	315,161

	December 31,		March 31,
	2015	2014	2016
	(In thousands)

Balance sheet data:
Total real estate investments, at cost	$16,784,721	$18,292,560	$16,365,940
Total assets	17,405,866	20,427,136	16,843,612
Total debt, net	8,059,802	10,425,778	7,802,565
Total liabilities	8,691,907	11,044,806	8,399,598
Total stockholders’ equity	8,523,987	9,153,888	8,259,940
Total equity	8,713,959	9,382,330	8,444,014

(1)	Represents loss attributable to limited partners and consolidated joint venture partners.

(2)	For a discussion of and definitions for FFO, AFFO and Normalized EBITDA, see the section entitled “Non-GAAP measures.”

The reconciliation of our net loss to FFO and AFFO for the periods presented is as follows:

	Year ended December 31,			Three months ended March 31,
	2015	2014	2013	2016	2015
	(In thousands)
Net loss	$(323,492)	$(1,010,912)	$(507,815)	$(116,080)	$(30,693)
Dividends on non-convertible preferred stock	(71,892)	(71,094)	—	(17,973)	(17,973)
Loss (gain) on disposition of real estate assets, including joint ventures, net	65,582	277,031	—	(27,373)	31,368
Depreciation and amortization of real estate assets	817,469	844,527	210,976	195,991	210,770
Impairment of real estate	91,755	100,547	3,346	160,517	—
Proportionate share of adjustments for unconsolidated entities	5,744	9,037	—	1,147	1,558

FFO attributable to common stockholders and limited partners	585,166	149,136	(293,493)	196,229	195,030
Acquisition related expenses	6,243	38,940	76,113	242	2,182
Litigation, merger and other non-routine transactions, net of insurance recoveries	33,628	199,616	210,543	(5,175)	16,423
Impairment of intangible assets	213,339	309,444	—	—	—
Reserve for loan loss	15,300	—	—	—	—
Legal settlements	(1,250)	(63,206)	—	—	(1,250)
(Gain) loss on investment securities	(65)	(6,357)	2,206	—	(233)
Loss on derivative instruments, net	1,460	10,570	67,946	1,086	1,028
Interest on convertible obligation to preferred investors	—	—	10,802	—	—
Settlement of convertible obligations to preferred investors	—	—	13,749	—	—
Amortization of premiums and discounts on debt and investments, net	(19,183)	(6,449)	(1,677)	(4,426)	(3,858)
Amortization of below-market lease liabilities, net of above-market lease assets	4,522	5,900	(178)	1,296	1,007
Net direct financing lease adjustments	2,037	1,595	496	559	495
Amortization and write-off of deferred financing costs	33,998	91,922	29,161	7,307	7,929
Amortization of management contracts	25,903	68,537	—	7,451	7,510
Deferred tax benefit(1)	(52,242)	(33,324)	—	(1,457)	(3,972)
Loss (gain) on extinguishment and forgiveness of debt, net	(4,812)	21,869	—	—	(5,302)
Straight-line rent,	(82,398)	(75,171)	(15,272)	(13,045)	(19,107)
Equity-based compensation, net of forfeitures	14,500	31,825	100,261	1,730	818
Other amortization and non-cash charges	3,840	2,727	172	743	753
Proportionate share of adjustments for unconsolidated entities	2,072	3,140	—	135	682

AFFO attributable to common stockholders and limited partners	$782,058	$750,714	$200,829	$192,675	$200,135

(1)	This adjustment represents the non-current portion of the tax benefits recognized in net loss in order to show only the current portion of the benefit as an impact to AFFO.

The reconciliation of our net loss to Normalized EBITDA for the periods presented is as follows:

	Year ended December 31,			Three months ended March 31,
	2015	2014	2013	2016	2015
	(In thousands)
Net loss	$(323,492)	$(1,010,912)	$(507,815)	$(116,080)	$(30,693)

Adjustments:
Interest expense	358,392	452,648	(105,548)	80,426	95,699
Depreciation and amortization	847,611	916,003	210,976	204,308	219,141
(Benefit from) provision for income taxes	(36,303)	(33,264)	2,195	56	2,074
Proportionate share of adjustments for unconsolidated entities	9,608	12,384	—	1,822	2,661

EBITDA	855,816	336,859	(189,096)	170,532	288,882
Loss (gain) on disposition of real estate assets, including joint ventures, net	65,582	277,031	—	(27,373)	31,368
Impairments	305,094	409,991	3,346	160,517	—
Reserve for loan loss	15,300	—	—	—	—
Acquisition related expenses	6,243	38,940	76,113	242	2,182
Litigation, merger and other non-routine transactions, net of insurance recoveries	33,628	199,616	210,543	(5,175)	16,423
(Gain) loss on investment securities	(65)	(6,357)	2,206	—	(233)
Loss on derivative instruments, net	1,460	10,570	67,946	1,086	1,028
Amortization of below-market lease liabilities, net of amortization of above-market lease assets	4,522	5,900	(178)	1,296	1,007
(Gain) loss on extinguishment and forgiveness of debt, net	(4,812)	21,869	—	—	(5,302)
Net direct financing lease adjustments	2,037	1,595	496	559	495
Straight-line rent	(82,398)	(75,171)	(15,272)	(13,045)	(19,107)
Legal settlements	(1,250)	(63,206)	—	—	(1,250)
Program development costs write-off	11,295	13,109	—	—	—
Other amortization and non-cash charges	(407)	153	172	(126)	(78)
Proportionate share of adjustments for unconsolidated entities	868	3,065	—	94	(254)

Normalized EBITDA	$1,212,913	$1,173,964	$156,276	$288,607	$315,161

Risk factors

An investment in our notes involves risk. In addition to the other information included in, or incorporated by reference into, this prospectus supplement, you should carefully consider the risk factors from our 2015 10-K, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as the risks, uncertainties and additional information set forth in our 2015 10-K generally, and in other documents we file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus, when determining whether or not to purchase our notes offered under this prospectus supplement. See the sections entitled “Where you can find more information” in the accompanying prospectus and “Incorporation of certain documents by reference” in this prospectus supplement and the accompanying prospectus. The risks and uncertainties we discuss in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement are those that we currently believe may materially affect our company. Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects. You may lose all or a part of your investment. Unless expressly stated otherwise, references in this section to our “stockholders” represent holders of VEREIT“s common stock and any class or series of its preferred stock and references to our “unitholders” represent holders of the OP Units and any class or series of the Operating Partnership’s preferred units.

Risks related to the notes

We have substantial amounts of indebtedness outstanding, which involves debt service obligations and may expose us to interest rate fluctuation risk and to the risk of default under our debt obligations, including the notes.

As of March 31, 2016, on an as adjusted basis for the Transactions, our aggregate indebtedness would have been $7.8 billion. We may incur significant additional debt in the future, including borrowings under our Existing Credit Facility and under our New Term Loan A Facility, for various purposes including, without limitation, the funding of future acquisitions, if any, capital improvements and leasing commissions in connection with the repositioning of a property and litigation expenses. At March 31, 2016, we had $2.0 billion of undrawn commitments under our Existing Credit Facility.

Our substantial outstanding indebtedness, and the limitations imposed on us by our debt agreements, could have significant adverse consequences to holders of the notes, including as follows:

•	our cash flow may be insufficient to meet our required principal and interest payments;

•

we may be unable to borrow additional funds as needed or on satisfactory terms to fund future working capital, capital expenditures and other general corporate requirements, which could, among other things, adversely affect our ability to capitalize upon any acquisition opportunities or fund capital improvements and leasing commissions;

•	we may be unable to refinance our indebtedness at maturity or the refinancing terms may be less favorable than the terms of our original indebtedness;

•

payments of principal and interest on borrowings may leave us with insufficient cash resources to make the dividend payments necessary to maintain our REIT qualification or may otherwise impose restrictions on our ability to make distributions;

•	we may be forced to dispose of one or more of our properties, possibly on disadvantageous terms;

•	we may violate restrictive covenants in our loan documents, which would entitle the lenders to accelerate our debt obligations;

•	certain of the property subsidiaries’ loan documents may include restrictions on such subsidiary’s ability to make dividends to us;

•

we may be unable to hedge floating-rate debt, counterparties may fail to honor their obligations under our hedge agreements, these agreements may not effectively hedge interest rate fluctuation risk, and, upon the expiration of any hedge agreements, we would be exposed to then-existing market rates of interest and future interest rate volatility;

•	we may default on our obligations and the lenders or mortgagees may foreclose on our properties that secure their loans and receive an assignment of rents and leases;

•	we may be vulnerable to general adverse economic and industry conditions; and

•	we may be at a disadvantage compared to our competitors with less indebtedness.

If we default under a loan or indenture (including any default in respect of the financial maintenance and negative covenants contained in the Existing Credit Facility, the New Term Loan A Facility or the indenture governing the notes offered hereby and our Existing Notes), we may automatically be in default under any other loan or indenture that has cross-default provisions (including the Credit Agreement governing the Existing Credit Facility or the credit agreement that will govern the New Term Loan A Facility), and (x) further borrowings under the Existing Credit Facility will be prohibited, and outstanding indebtedness under the Existing Credit Facility, the New Term Loan A Facility and our indenture (including the indenture governing the notes offered hereby and our Existing Notes) or such other loans may be accelerated and (y) to the extent any such debt is secured (such as our New Term Loan A Facility), directly or indirectly, by any properties or assets, the lenders may foreclose on the properties or assets securing such indebtedness.

In addition, increases in interest rates may impede our operating performance and payments of required debt service obligations or amounts due at maturity, or creation of additional reserves under loan agreements or indentures, could adversely affect our financial condition and operating results.

Further, any foreclosure on our properties could create taxable income without accompanying cash proceeds, which could adversely affect our ability to meet the REIT dividend requirements imposed by the Code.

The indenture governing the notes offered hereby and the Existing Notes and the Credit Agreement governing the Existing Credit Facility contain, and the credit agreement that will govern our New Term Loan A Facility will contain, restrictive covenants that limit our operating flexibility.

The indenture governing the notes offered hereby and the Existing Notes and the Credit Agreement governing the Existing Credit Facility contain, and the credit agreement that will govern our New Term Loan A Facility will contain, financial and operating covenants that, among other things, restrict our ability to take specific actions, even if we believe them to be in our best interest, including restrictions on our ability to:

•	consummate a merger, consolidation or sale of all or substantially all of our assets; and

•	incur or guarantee additional secured and unsecured indebtedness.

In addition, the Credit Agreement governing the Existing Credit Facility contains, and the credit agreement that will govern the New Term Loan A Facility will contain, various customary covenants, including financial maintenance covenants with respect to maximum consolidated leverage, minimum fixed charge coverage, maximum secured leverage, minimum tangible net worth, maximum unsecured indebtedness to unencumbered asset value ratio, minimum unencumbered adjusted NOI to unsecured interest expense ratio, minimum unencumbered asset value, maximum unrestricted cash from loans, maximum ratio of outstanding term loans to designated eligible property asset value and minimum designated eligible property adjusted NOI divided by outstanding term loans. Any failure to comply with these financial maintenance covenants would constitute a default under the Existing Credit Facility or the New Term Loan A Facility, and would prevent further borrowings under the Existing Credit Facility. These covenants may restrict our ability to incur secured or unsecured indebtedness and may also restrict our ability to engage in certain business activities. Our ability to comply with these and other provisions of the indenture governing the notes offered hereby and the Existing Notes and the credit agreements governing the Existing Credit Facility and the New Term Loan A Facility may be affected by changes in our operating and financial performance, changes in general business and economic conditions, adverse regulatory developments or other events adversely impacting us. Any failure to comply with these financial maintenance covenants and negative covenants would constitute a default under the applicable debt agreement and, in the case of the Existing Credit Facility, would prevent further borrowings thereunder. Any such default could cause those and other obligations to become due and payable. If any of our indebtedness is accelerated, we may not be able to repay it.

Increases in interest rates would increase our debt service obligations and may adversely affect the refinancing of our existing debt and our ability to incur additional debt, which could adversely affect our financial condition.

Certain of our borrowings bear interest at variable rates, and we may incur additional variable-rate debt in the future, including borrowings under the New Term Loan A Facility. Increases in interest rates would result in higher interest expenses on our existing unhedged variable rate debt, and increase the costs of refinancing existing debt or incurring new debt. Additionally, increases in interest rates may result in a decrease in the value of our real estate and decrease the market price of VEREIT’s common stock and could accordingly adversely affect our financial condition, cash flow and results of operations.

An increase in interest rates could result in a decrease in the relative value of the notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase these notes and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.

We may not be able to generate sufficient cash flow to meet our debt service obligations.

Our ability to make payments on and to refinance our indebtedness, and to fund our operations, working capital and capital expenditures, depends on our ability to generate cash. To a certain extent, our cash flow is subject to general economic, industry, financial, competitive, operating, legislative, regulatory and other factors, many of which are beyond our control.

We cannot assure you that our business will generate sufficient cash flow from operations or that future sources of cash will be available to us in an amount sufficient to enable us to pay amounts due on our indebtedness or to fund our other liquidity needs.

Additionally, if we incur additional indebtedness in connection with any future acquisitions or development projects or for any other purpose, our debt service obligations could increase. We may need to refinance all or a portion of our indebtedness before maturity. Our ability to refinance our indebtedness or obtain additional financing will depend on, among other things:

•	our financial condition and market conditions at the time; and

•	restrictions in the agreements governing our indebtedness.

As a result, we may not be able to refinance our indebtedness on commercially reasonable terms, or at all. If we do not generate sufficient cash flow from operations, and additional borrowings or refinancings or proceeds of asset sales or other sources of cash are not available to us, we may not have sufficient cash to enable us to meet all of our obligations. Accordingly, if we cannot service our indebtedness, we may have to take actions such as seeking additional equity, or delaying any strategic acquisitions and alliances or capital expenditures, any of which could have a material adverse effect on our operations.

The notes are unsecured. Therefore, our secured creditors, including under the New Term Loan A Facility, would have a prior claim, ahead of the notes, on our assets that secure such indebtedness.

The notes are unsecured. As a result, upon any distribution to our creditors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or our property, the holders of our future secured debt, if any, will be entitled to be paid in full from our assets securing that secured debt before any payment may be made with respect to the notes. In addition, if we fail to meet our payment or other obligations under any such secured debt, the holders of that secured debt would be entitled to foreclose on our assets securing that secured debt and liquidate those assets. Accordingly, we may not have sufficient funds to pay amounts due on the notes. As a result you may lose a portion of or the entire value of your investment in the notes. As of March 31, 2016, and on an as adjusted basis to give effect to the Transactions, VEREIT and the Operating Partnership (not including any of their subsidiaries) would have had $300 million of secured debt outstanding.

The notes are structurally subordinated to the existing and future liabilities of the Operating Partnership’s subsidiaries.

Our subsidiaries are separate and distinct legal entities. Such subsidiaries have no obligation to pay any amounts due on the notes. In addition, any payment of dividends, loans, or advances by these subsidiaries could be subject to statutory or contractual restrictions. Our right to receive any assets of any of our subsidiaries upon its bankruptcy, liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors. In addition, even if we are a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any debt of our subsidiaries senior to that held by us. VEREIT’s subsidiaries (other than us) had approximately $3.0 billion of indebtedness outstanding (excluding intercompany indebtedness) as of March 31, 2016, all of which is secured.

VEREIT is a holding company with no direct operations and, as a result, has relied, and will continue to rely, on funds received from the Operating Partnership to pay its liabilities, including its obligation to fully and unconditionally guarantee payments due on the notes.

VEREIT will fully and unconditionally guarantee all payments due on the notes. However, VEREIT is a holding company and conducts all of its operations through the Operating Partnership. VEREIT does not have, apart from its ownership of the Operating Partnership, any independent operations. As a result, VEREIT relies on distributions from the Operating Partnership to meet its debt service and other obligations, including its obligation to fully and unconditionally guarantee all payments due on the notes.

VEREIT’s guarantee of the notes will rank equally in right of payment with all of VEREIT’s senior unsecured indebtedness, including VEREIT’s guarantee of our Existing Credit Facility and our Existing Notes, will rank senior in right of payment to all of VEREITs subordinated indebtedness, and will be effectively subordinated to all of VEREITs secured indebtedness to the extent of the value of the collateral securing such indebtedness, including VEREIT’s anticipated guarantee of the New Term Loan A Facility. Furthermore, VEREITs guarantee of the notes will be structurally subordinated to all existing and future liabilities and preferred equity of its subsidiaries except the Operating Partnership.

As of March 31, 2016, VEREIT owned approximately 97.4% of the OP Units in the Operating Partnership. However, the Operating Partnership may issue additional OP Units in the future. Such issuances could reduce VEREIT’s ownership percentage in the Operating Partnership.

Illiquidity and an absence of a public market for the notes could cause purchasers of the notes to be unable to resell the notes.

The notes constitute a new issue of securities for which there is no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. An active trading market for the notes may not develop or, if such market develops, it could be very illiquid. We have been informed by the underwriters that they intend to make a market in the notes after this offering is completed. However, they are not obligated to do so and may cease their market-making at any time without notice. Accordingly, we cannot assure you that a liquid market for the notes will develop or be maintained.

Holders of the notes may experience difficulty in reselling, or an inability to sell, the notes. If no active trading market develops, the market price and liquidity of the notes may be adversely affected, and you may not be able to resell your notes at their fair market value, at the initial offering price or at all. If a market for the notes develops, any such market may be discontinued at any time. If a trading market develops for the notes, future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, our operating results, liquidity of the issue, the market for similar securities and other factors, including our financial condition and prospects and the financial condition and prospects for companies in our industry.

Changes in our credit rating could adversely affect the market price or liquidity of the notes.

Credit rating agencies continually revise their ratings for the companies that they follow, including us. The credit rating agencies also evaluate our industry as a whole and may change their credit ratings for us based on their overall view of our industry. We cannot be sure that credit rating agencies will maintain their ratings on the notes. A negative change in our ratings could have an adverse effect on the price of the notes.

Federal and state statutes allow courts, under specific circumstances, to void the notes, the guarantees and certain other transfers, to require holders of the notes to return payments or other value received from us or VEREIT (as guarantor) and to otherwise cancel transfers, and to take other actions detrimental to the holders of the notes.

Our creditors or the creditors of VEREIT could challenge the issuance of the notes or VEREIT’s issuance of its guarantee as fraudulent conveyances or on other grounds. Under the U.S. federal bankruptcy law and similar provisions of state fraudulent transfer and conveyance laws, the issuance of the notes or the delivery of the guarantees could be voided if a court determined that we, at the time we issued the notes, or VEREIT, at the time it delivered the guarantee (in some jurisdictions, a court may focus on when payment became due under the notes or a guarantee):

•	issued the notes or provided the guarantee, as the case may be, with the intent of hindering, delaying or defrauding any present or future creditor; or

•

received less than reasonably equivalent value or fair consideration for issuing the notes or providing such guarantee, as the case may be, and (1) was insolvent or rendered insolvent by reason of such incurrence, (2) was engaged in a business or transaction for which our or such guarantor’s remaining assets constituted unreasonably small capital, or (3) intended to incur, or believed that it would incur, debts beyond our or such guarantor’s ability to pay such debts as they matured.

A court would likely find that we or VEREIT did not receive reasonably equivalent value or fair consideration for the notes or the guarantees if we or VEREIT did not substantially benefit directly or indirectly from the notes issuance. If the notes or guarantees were voided or limited as a fraudulent conveyance, holders of the notes would cease to be our creditors or creditors of VEREIT, would likely have no source from which to recover amounts due under the notes and any claim you may make against us or VEREIT for amounts payable on the notes or guarantees would be unenforceable to the extent of such voidance or limitation. Under certain circumstances, a court might direct you to repay amounts received on account of the notes or the guarantees or otherwise take actions detrimental to the holders of the notes on equitable or other grounds.

The test for determining solvency for purposes of these fraudulent transfer laws will vary depending on the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, a court would consider the issuer or a guarantor insolvent if:

•	the sum of its debts, including contingent and unliquidated liabilities, was greater than the value of its property, at a fair valuation;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

The indenture governing the notes offered hereby contains a “savings clause” intended to limit VEREIT’s liability under its guarantee to the maximum amount without causing the incurrence of obligations under its guarantee to be a fraudulent transfer under applicable law. This provision, however, may not be effective to protect the guarantees from being voided under applicable fraudulent transfer laws. In certain bankruptcy court cases, such clause was found to be ineffective to protect the guarantee.

We may not have the ability to raise the funds necessary to finance a change of control offer required by the indenture relating to the notes or the terms of our other indebtedness. In addition, under certain circumstances, we may be permitted to use the proceeds from debt to effect merger payments in compliance with the indenture.

Upon the occurrence of certain change of control transactions, a default could occur in respect of our Existing Credit Facility or New Term Loan A Facility, and when such change of control transaction is accompanied by a decline in the rating of the notes, we may be required to make an offer to purchase all outstanding notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase. If such a change of control triggering event were to occur, we cannot assure you that we would have sufficient funds to pay the purchase price for all the notes tendered. See “Description of notes—Change of Control and Rating Decline.”

The Credit Agreement governing our Existing Credit Facility contains, the credit agreement that will govern our New Term Loan A Facility will contain, and any future agreements relating to indebtedness to which we become a party may contain, provisions restricting our ability to purchase notes (upon a change of control coupled with a ratings decline) or providing that an occurrence of a change of control constitutes an event of default, or otherwise requiring payment of amounts borrowed under those agreements. If such a change of control triggering event occurs at a time when we are prohibited from purchasing the notes, we could seek the consent of our then existing lenders and other creditors to the purchase of the notes or could attempt to refinance the indebtedness that contains the prohibition. If we do not obtain such consent or repay such indebtedness, we would remain prohibited from purchasing the notes. In that case, our failure to purchase tendered notes would constitute a default under the terms of the indenture governing the notes and any other indebtedness that we may enter into from time to time with similar provisions.

Risks related to our business

We are primarily dependent on single-tenant leases for our revenue and, accordingly, if we are unable to renew leases, lease vacant space, including vacant space resulting from tenant defaults, or re-lease space as leases expire on favorable terms or at all, our financial condition could be adversely affected.

We focus our investment activities on ownership of freestanding, single-tenant commercial properties that are net leased to a single tenant. Therefore, the financial failure of, or other default in payment by, a significant tenant or multiple tenants could cause a material reduction in our revenues and operating cash flows. In addition, to the extent that we enter into a master lease with a particular tenant, the termination of such master lease could affect each property subject to the master lease, resulting in the loss of revenue from all such properties.

We cannot assure you that our leases will be renewed or that we will be able to lease or re-lease the properties on favorable terms, or at all, or that lease terminations will not cause us to sell the properties at a loss. Any of our properties that incur a vacancy could be difficult to re-lease or sell. We have and may continue to experience vacancies either by the continued default of a tenant under its lease or the expiration of one of our leases. Upon the expiration of leases at our properties, we may be required to make rent or other concessions to tenants, or accommodate requests for renovations, build-to-suit remodeling and other improvements, in order to retain and attract tenants. Certain of our properties may be specifically suited to the particular needs of a tenant (e.g., a retail bank branch or office building) and major renovations and expenditures may be required in order for us to re-lease the space for other uses. If the vacancies continue for a long period of time, we may suffer reduced revenues, as well as increased routine property expenses formerly paid by tenants, resulting in less cash available for distribution to our stockholders and unitholders. If we are unable to renew leases, lease vacant space, including vacant space resulting from tenant defaults, or re-lease space as leases expire on favorable terms or at all, our financial condition could be adversely affected.

We are subject to tenant, geographic and industry concentrations that make us more susceptible to adverse events with respect to certain tenant, geographic areas or industries.

As of March 31, 2016, we had derived approximately:

•	$117.7 million, or 9.4%, of our annualized rental income from Red Lobster®, a wholly owned subsidiary of Golden Gate Capital;

•	$316.1 million, or 25.2%, of our annualized rental income from properties located in the following three states—Texas (13.2%), Illinois (6.4%) and Florida (5.6%); and

•

$697.7 million, or 55.6%, of our annualized rental income from tenants in the following six industries—the casual dining restaurant industry (16.6%), the manufacturing industry (10.1%), the quick service restaurant industry (9.1%), the discount retail industry (7.2%), the pharmacy retail industry (7.2%) and the finance industry (5.3%).

Any adverse change in the financial condition of a tenant to whom we may have a significant credit concentration now or in the future, or any downturn of the economy in any state or industry in which we may have a significant credit concentration now or in the future, could result in a material reduction of our cash flows or material losses to us.

Our net leases may require us to pay property-related expenses that are not the obligations of our tenants.

Under the terms of the majority of our net leases, in addition to satisfying their rent obligations, our tenants are responsible for the payment or reimbursement of property expenses such as real estate taxes, insurance and ordinary maintenance and repairs. However, under the provisions of certain existing leases and leases that we may enter into in the future with our tenants, we may be required to pay some or all of the expenses of the property, such as the costs of environmental liabilities, roof and structural repairs, real estate taxes, insurance, certain non-structural repairs and maintenance. If our properties incur significant expenses that must be paid by us under the terms of our leases, our business, financial condition and results of operations may be adversely affected and the amount of cash available to meet expenses and to make distributions to our stockholders and unitholders may be reduced.

Our properties may be subject to impairment charges.

We routinely evaluate our real estate investments for impairment indicators. The judgment regarding the existence of impairment indicators is based on factors such as market conditions, tenant performance and legal structure. For example, the early termination of, or default under, a lease by a tenant may lead to an impairment charge. Since our investment focus is on properties net leased to a single tenant, the financial failure of, or other default in payment by, a single tenant under its lease may result in a significant impairment loss. If we determine that an impairment has occurred, we would be required to make a downward adjustment to the net carrying value of the property, which could have a material adverse effect on our results of operations in the period in which the impairment charge is recorded. Management has recorded impairment charges related to certain properties in the year ended December 31, 2015 and in the three months ended March 31, 2016, and may record future impairments based on actual results and changes in circumstances. Negative developments in the real estate market may cause management to reevaluate the business and macro-economic assumptions used in its impairment analysis. Changes in management’s assumptions based on actual results may have a material impact on our consolidated financial statements. For a discussion of real estate impairment charges, see “Note 10—Fair Value Measures” to our audited historical consolidated financial statements included in our 2015 10- K, which is incorporated by reference into this prospectus supplement, and “Note 9—Fair Value Measures” to our unaudited historical consolidated financial statements included in our Combined Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, which is also incorporated by reference into this prospectus supplement.

Real estate investments are relatively illiquid and therefore we may not be able to dispose of properties when appropriate or on favorable terms.

Real estate investments are relatively illiquid generally and may become even more illiquid during periods of economic downturn. As a result, we may not be able to sell our properties quickly or on favorable terms in response to changes in the economy or other conditions when it otherwise may be prudent to do so. In addition, certain significant expenditures generally do not change in response to economic or other conditions, including debt service obligations, real estate taxes, and operating and maintenance costs. This combination of variable revenue and relatively fixed expenditures may result, under certain market conditions, in reduced earnings. Further, as a result of the 100% prohibited transactions tax applicable to REITs, we intend to hold our properties for investment, rather than primarily for sale in the ordinary course of business, which may cause us to forgo or defer sales of properties that otherwise would be in our best interest. Therefore, we may be unable to adjust our portfolio promptly in response to economic, market or other conditions, which could adversely affect our business, financial condition, liquidity and results of operations.

Our investments in properties where the underlying tenant has below investment grade credit rating, as determined by major credit rating agencies, or unrated tenants may have a greater risk of default.

As of March 31, 2016, approximately 57.9% of our tenants were not rated or did not have an investment grade credit rating from a major ratings agency or were not affiliates of companies having an investment grade credit rating. Our leases with such tenants may have a greater risk of default and bankruptcy than investments in properties leased exclusively to investment grade tenants. When we invest in properties where the tenant does not have a publicly available credit rating, we will use certain credit assessment tools as well as rely on our own estimates of the tenant’s credit rating which includes reviewing the tenant’s financial information (i.e., financial ratios, net worth, revenue, cash flows, leverage and liquidity, if applicable). If our lender or a credit rating agency disagrees with our ratings estimates, or our ratings estimates are otherwise inaccurate, we may not be able to obtain our desired level of leverage or our financing costs may exceed those that we projected. This outcome could have an adverse impact on our returns on that asset and hence our operating results.

We may be unable to sell a property if or when we decide to do so, including as a result of uncertain market conditions, which could adversely impact our ability to make cash distributions to our stockholders and unitholders.

We expect to hold the various real properties in which we invest until such time as we decide that a sale or other disposition is appropriate given our investment business objectives. Our ability to dispose of properties on advantageous terms or at all depends on certain factors beyond our control, including competition from other sellers and the availability of attractive financing for potential buyers of our properties. We cannot predict the various market conditions affecting real estate investments which will exist at any particular time in the future. Due to the uncertainty of market conditions which may affect the disposition of our properties, we cannot assure you that we will be able to sell such properties at a profit or at all in the future. Accordingly, the extent to which our stockholders and unitholders will receive cash distributions and realize potential appreciation on our real estate investments will depend upon fluctuating market conditions. Furthermore, we may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements.

We could face potential adverse effects from the bankruptcies or insolvencies of tenants or from tenant defaults generally.

The bankruptcy or insolvency of our tenants may adversely affect the income produced by our properties. Under bankruptcy law, a tenant cannot be evicted solely because of its bankruptcy and has the option to assume or reject any unexpired lease. If the tenant rejects the lease, any resulting claim we have for breach of the lease (excluding collateral securing the claim) will be treated as a general unsecured claim. Our claim against the bankrupt tenant for unpaid and future rent will be subject to a statutory cap that might be substantially less than the remaining rent actually owed under the lease, and it is unlikely that a bankrupt tenant would pay in full amounts it owes us under the lease. Any shortfall resulting from the bankruptcy of one or more of our tenants could adversely affect our cash flows and results of operations and could cause us to reduce the amount of distributions to our stockholders and unitholders.

In addition, the financial failure of, or other default in payment by, one or more of the tenants to whom we have exposure could have an adverse effect on our results of our operations. While we evaluate the creditworthiness of our tenants by reviewing available financial and other pertinent information, there can be no assurance that any tenant will be able to make timely rental payments or avoid defaulting under its lease. If any of our tenants’ businesses experience significant adverse changes, they may fail to make rental payments when due, close a number of stores, exercise early termination rights (to the extent such rights are available to the tenant) or declare bankruptcy. A default by a significant tenant or multiple tenants could cause a material reduction in our revenues and operating cash flows. In addition, if a tenant defaults, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment.

If a sale-leaseback transaction is re-characterized in a tenant’s bankruptcy proceeding, our financial condition could be adversely affected.

We have entered and may continue to enter into sale-leaseback transactions. In a sale-leaseback transaction, we purchase a property and then lease it back to the third party from whom we purchased it. In the event of the bankruptcy of a tenant, a transaction structured as a sale-leaseback may be re-characterized as either a financing or a joint venture, either of which outcomes could adversely affect our financial condition, cash flows and the amount available for distributions to our stockholders and unitholders.

If the sale-leaseback were re-characterized as a financing, we might not be considered the owner of the property and, as a result, would have the status of a creditor in relation to the tenant. In that event, we would no longer have the right to sell or encumber our ownership interest in the property. Instead, we would have a claim against the tenant for the amounts owed under the lease, with the claim arguably secured by the property. The tenant/debtor might have the ability to propose a plan restructuring the term, interest rate and amortization schedule of its outstanding balance. If confirmed by the bankruptcy court, we could be bound by the new terms and prevented from foreclosing our lien on the property. If the sale-leaseback were re-characterized as a joint venture, our lessee and we could be treated as co-venturers with regard to the property. As a result, we could be held liable, under some circumstances, for debts incurred by the lessee relating to the property.

We have a history of operating losses and cannot assure you that we will achieve profitability.

Since our inception in 2010, we have experienced net losses (calculated in accordance with U.S. GAAP) each fiscal year and, as of March 31, 2016, had an accumulated deficit of $3.67 billion. The extent of our future operating losses and the timing of when we will achieve profitability are uncertain, and together depend on the demand for, and value of, our portfolio of properties. We may never achieve or sustain profitability.

We may be unable to enter into and consummate property acquisitions on advantageous terms or our property acquisitions may not perform as we expect due to competitive conditions and other factors.

We may acquire properties in the future. The acquisition of properties entails various risks, including the risks that our investments may not perform as we expect and that our cost estimates for bringing an acquired property up to market standards may prove inaccurate. Further, we expect to finance any future acquisitions through a combination of borrowings under the Existing Credit Facility, proceeds from equity or debt offerings, the Operating Partnership or their subsidiaries and proceeds from property contributions and divestitures which, if unavailable, could adversely affect our cash flows.

In addition, our ability to acquire properties in the future on satisfactory terms and successfully integrate and operate such properties is subject to the following significant risks:

•

we may be unable to acquire desired properties or the purchase price of a desired property may increase significantly because of competition from other real estate investors with more capital, including other real estate operating companies, REITs and investment funds, including the Cole REITs;

•	we may acquire properties that are not accretive to our results upon acquisition;

•	we may be unable to obtain the necessary debt or equity financing to consummate an acquisition or, if obtainable, financing may not be on satisfactory terms;

•	we may need to spend more than budgeted amounts to make necessary improvements or renovations to acquired properties;

•

agreements for the acquisition of properties are typically subject to customary conditions to closing, including satisfactory completion of due diligence investigations, and we may spend significant time and money on potential acquisitions that we do not consummate;

•	the process of acquiring or pursuing the acquisition of a new property may divert the attention of our management from our existing business operations;

•	we may be unable to quickly and efficiently integrate new acquisitions, particularly acquisitions of portfolios of properties, into our existing operations; and

•

we may acquire properties without any recourse, or with only limited recourse, for liabilities, whether known or unknown, such as cleanup of environmental contamination, claims by tenants, vendors or other persons against the former owners of the properties and claims for indemnification by general partners, directors, officers and others indemnified by the former owners of the properties.

Any of the above risks could adversely affect our business, financial condition, liquidity and results of operations.

We have assumed, and may in the future assume, liabilities in connection with our property acquisitions, including unknown liabilities.

We have assumed existing liabilities, some of which may have been unknown or unquantifiable at the time of the transaction, related to our formation transactions, certain major portfolio acquisitions and mergers and certain other property acquisitions, and expect in the future to assume existing liabilities in the event we acquire any additional properties. Unknown liabilities might include liabilities for cleanup or remediation of undisclosed environmental conditions, claims of tenants or other persons dealing with the sellers prior to our acquisition of the properties, tax liabilities, employment-related issues, and accrued but unpaid liabilities whether incurred in the ordinary course of business or otherwise. If the magnitude of such unknown liabilities is high, either singly or in the aggregate, it could adversely affect our business, financial condition, liquidity and results of operations.

We face intense competition, which may decrease or prevent increases in the occupancy and rental rates of our properties.

We are subject to competition in the leasing of our properties. We compete with numerous developers, owners and operators of retail, restaurant, industrial and office real estate, many of which have greater financial and other resources than us. Many of our competitors own properties similar to ours in the same markets in which our properties are located. If one of our properties becomes vacant and our competitors (which would include the Cole REITs) offer space at rental rates below current market rates or below the rental rates we currently charge our tenants, we may lose existing or potential tenants and we may be pressured to reduce our rental rates below those we currently charge or to offer substantial rent abatements in order to retain tenants when such tenants’ leases expire or attract new tenants. In addition, if our competitors sell assets similar to assets we intend to divest in the same markets and/or at valuations below our valuations for comparable assets, we may be unable to divest our assets at all or at favorable pricing or on favorable terms. As a result of these actions by our competitors, our business, financial condition, liquidity and results of operations may be adversely affected.

The value of our real estate investments is subject to risks associated with our real estate assets and with the real estate industry.

Our real estate investments are subject to various risks, fluctuations and cycles in value and demand, many of which are beyond our control. Certain events may decrease our cash available for distribution to our stockholders and unitholders, as well as the value of our properties. These events include, but are not limited to:

•	adverse changes in international, national or local economic and demographic conditions;

•

vacancies or our inability to rent space on favorable terms, including possible market pressures to offer tenants rent abatements, tenant improvements, early termination rights or tenant-favorable renewal options;

•	adverse changes in financial conditions of buyers, sellers and tenants of properties;

•	inability to collect rent from tenants;

•	competition from other real estate investors with significant capital, including other real estate operating companies, REITs and institutional investment funds;

•	reductions in the level of demand for commercial space generally, and freestanding net leased properties specifically, and changes in the relative popularity of our properties;

•	increases in the supply of freestanding single-tenant properties;

•	fluctuations in interest rates, which could adversely affect our ability, or the ability of buyers and tenants of our properties, to obtain financing on favorable terms or at all;

•

increases in expenses, including, but not limited to, insurance costs, labor costs, energy prices, real estate assessments and other taxes and costs of compliance with laws, regulations and governmental policies, all of which have an adverse impact on the rent a tenant may be willing to pay us in order to lease one or more of our properties;

•

civil unrest, acts of God, including earthquakes, floods, hurricanes and other natural disasters, including extreme weather events from possible future climate change, which may result in uninsured losses, and acts of war or terrorism; and

•

changes in, and changes in enforcement of, laws, regulations and governmental policies, including, without limitation, health, safety, environmental, zoning and tax laws, governmental fiscal policies and the ADA.

Any or all of these factors could materially adversely affect our results of operations through decreased revenues or increased costs.

Our participation in joint ventures creates additional risks as compared to direct real estate investments, and the actions of our joint venture partners could adversely affect our operations or performance.

We have in the past participated, and may in the future participate, in joint ventures to purchase assets jointly with unaffiliated third parties or the Cole REITs. There are additional risks involved in joint venture transactions. As a co-investor in a joint venture, we may not be in a position to exercise sole decision-making authority relating to the property, joint venture, or other entity. In addition, there is the potential of our joint venture partner becoming bankrupt and the possibility of diverging or inconsistent economic or business interests of us and our partner. These diverging interests could result in, among other things, exposure to liabilities of the joint venture in excess of our proportionate share of these liabilities. The partition rights of each owner in a jointly-owned property could reduce the value of each portion of the divided property.

If we are unable to maintain effective disclosure controls and procedures and effective internal control over financial reporting, our business, results of operations and financial condition could be materially adversely affected.

Our management is responsible for establishing and maintaining effective disclosure controls and procedures and internal control over financial reporting. As previously disclosed, we identified certain material weaknesses in connection with the restatement of our financial statements and concluded that our disclosure controls and procedures and internal control over financial reporting were not effective at December 31, 2013 or December 31, 2014. We have remediated the material weaknesses as of December 31, 2015; however, there can be no guarantee as to the effectiveness of our disclosure controls and procedures and we cannot assure you that our internal control over financial reporting will not be subject to material weaknesses in the future. If we fail to maintain the adequacy of our internal controls over financial reporting and our operating internal controls, including any failure to implement required new or improved controls as a result of changes to our business or otherwise, or if we experience difficulties in their implementation, our business, results of operations and financial condition could be materially adversely affected and we could fail to meet our reporting obligations.

Government investigations relating to the findings of the Audit Committee Investigation may require time and attention from certain members of management, result in significant legal expenses, fines, and/or penalties, including indemnification obligations, and cause our business, financial condition, liquidity and results of operations to suffer.

As previously disclosed, we restated certain financial statements in March 2015 (the “Restatement”) to correct errors that were identified as a result of the Audit Committee Investigation, as well as certain other errors that were identified by us. On November 13, 2014, we received the first of two subpoenas relating to the findings of the Audit Committee Investigation from the staff of the SEC, each of which called for the production of certain documents. On December 19, 2014, we received a subpoena from the Securities Division of the Office of the Secretary of the Commonwealth of Massachusetts. The U.S. Attorney’s Office for the Southern District of New York has also contacted counsel for VEREIT and counsel for the Audit Committee. We and the Audit Committee are cooperating with these agencies in their investigations. The amount of time needed to resolve these investigations is uncertain, and we cannot predict the outcome of these investigations or whether we will face additional government investigations, inquiries or other actions related to these matters. Subject to certain limitations, we are obligated to indemnify our current and former directors, officers and employees, among others in connection with the ongoing government investigations and potential future government inquiries, investigations or actions. These matters could require us to expend management time and could result in civil and criminal actions seeking, among other things, injunctions against us and the payment of significant fines and/or penalties, as well as requiring payment of substantial legal fees and indemnification obligations, and cause our business, financial condition, liquidity and results of operations to suffer. We can provide no assurance as to the outcome of any government investigation.

VEREIT and certain of its former officers and former and current directors, among others, have been named as defendants in various lawsuits related to the findings of the Audit Committee Investigation and those lawsuits may require time and attention from certain members of management, result in significant legal expenses and/or damages, including indemnification obligations, and may materially impact our business, financial condition, liquidity and results of operations.

Since the October 29, 2014 announcement of the findings of the Audit Committee Investigation and the subsequent restatement of our financial statements in March 2015, VEREIT and its former officers and current and former directors (along with others) have been named as defendants in 10 putative securities class action complaints in the United States District Court for the Southern District of New York, which were subsequently consolidated under the caption In re American Realty Capital Properties, Inc. Litigation, 1:15-mc-00040-AKH, multiple individual securities lawsuits and multiple derivative lawsuits. For additional details regarding pending litigation matters related to the Audit Committee Investigation, see “Note 15—Commitments and Contingencies” to our audited historical consolidated financial statements included in our 2015 10- K, which is incorporated by reference into this prospectus supplement, and “Note 14—Commitments and Contingencies” to our unaudited historical consolidated financial statements included in our Combined Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, which is also incorporated by reference into this prospectus supplement.

As a result of the various pending litigations related to the findings of the Audit Committee Investigation, we are obligated to advance certain legal expenses to and indemnify our current and former directors, officers and employees, as well as certain outside individuals and entities. In addition, any of these lawsuits may require management time and attention, result in significant legal expenses, indemnification obligations and/or damages and may materially impact our business, financial condition, liquidity and results of operations.

Our accounting policies and methods are fundamental to how we record and report our financial position and results of operations, and they require management to make estimates, judgments, and assumptions about matters that are inherently uncertain.

Our accounting policies and methods are fundamental to how we record and report our financial position and results of operations. We have identified several accounting policies as being critical to the presentation of our financial position and results of operations because they require management to make particularly subjective or complex judgments about matters that are inherently uncertain and because of the likelihood that materially different amounts would be recorded under different conditions or using different assumptions. Because of the inherent uncertainty of the estimates, judgments, and assumptions associated with these critical accounting policies, we cannot provide any assurance that we will not make subsequent significant adjustments to our consolidated financial statements. If our judgments, assumptions, and allocations prove to be incorrect, or if circumstances change, our business, financial condition, liquidity and results of operations could be adversely affected.

A potential change in U.S. accounting standards regarding operating leases may make the leasing of our properties less attractive to our potential tenants, which could reduce overall demand for our leasing services.

Under current authoritative accounting guidance for leases, a lease is classified by a tenant as a capital lease if the significant risks and rewards of ownership are considered to reside with the tenant. Under capital lease accounting for a tenant, both the leased asset and liability are reflected on its balance sheet. If the lease does not meet any of the criteria for a capital lease, the lease is considered an operating lease by the tenant, and the obligation does not appear on the tenant’s balance sheet; rather, the contractual future minimum payment obligations are only disclosed in the footnotes thereto. Thus, entering into an operating lease can appear to enhance a tenant’s balance sheet in comparison to direct ownership. The Financial Accounting Standards Board (the “FASB”) and the International Accounting Standards Board (the “IASB”) conducted a joint project to re-evaluate lease accounting. In February 2016, the FASB issued a final standard on lease accounting, which will require that a lessee recognize assets and liabilities on the balance sheet for all leases with a lease term of more than 12 months, with the result being the recognition of a right of use asset and a lease liability and the disclosure of key information about the entity’s leasing arrangements. This change could affect how our real estate leasing business is conducted. For example, companies may be less willing to enter into leases in general or desire to enter into leases with shorter terms because the apparent benefits to their balance sheets could be reduced or eliminated. This in turn could make it more difficult for us to enter into leases on terms we find favorable. For public business entities, the new lease standard is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years, with early adoption permitted. Generally for non-public entities, the new lease standard is effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020, with early adoption permitted.

We may not be able to maintain our competitive advantages if we are not able to attract and retain key personnel.

Our success depends to a significant extent on our ability to attract and retain key members of our executive team and staff. We underwent several changes in management in the past year. Our future success depends in part on the continued service of our senior management team. If there are further changes in senior leadership, such changes could be disruptive and could compromise our ability to execute our strategic plan. While we have entered into employment agreements with certain key personnel, there can be no assurance that we will be able to retain the services of individuals whose knowledge and skills are important to our businesses. Our success also depends on our ability to prospectively attract, integrate, train and retain qualified management personnel. Because the competition for qualified personnel is intense, costs related to compensation and retention could increase significantly in the future. If we were to lose a sufficient number of our key employees and were unable to replace them in a reasonable period of time, these losses could damage our business and adversely affect our results of operations.

Cybersecurity risks and cyber incidents may adversely affect our business by causing a disruption to our operations, a compromise or corruption of our confidential information, and/or damage to our business relationships, all of which could negatively impact our financial results.

A cyber incident is considered to be any adverse event that threatens the confidentiality, integrity or availability of our information resources. These incidents may be an intentional attack or an unintentional event and could involve gaining unauthorized access to our information systems for purposes of misappropriating assets, stealing confidential information, corrupting data or causing operational disruption. The result of these incidents may include disrupted operations, misstated or unreliable financial data, liability for stolen assets or information, increased cybersecurity protection and insurance costs, litigation and damage to our tenant and investor relationships. As our reliance on technology has increased, so have the risks posed to our information systems, both internal and those we have outsourced. We have implemented processes, procedures and internal controls to help mitigate cybersecurity risks and cyber intrusions, but these measures, as well as our increased awareness of the nature and extent of a risk of a cyber incident, do not guarantee that our financial results, operations, business relationships or confidential information will not be negatively impacted by such an incident.

We may acquire properties or portfolios of properties through tax deferred contribution transactions, which could result in the dilution of our stockholders and unitholders, and limit our ability to sell or refinance such assets.

We have in the past and may in the future acquire properties or portfolios of properties through tax deferred contribution transactions in exchange for OP Units. Under the limited partnership agreement of the Operating Partnership, as amended, after holding the OP Units for a period of one year, unless otherwise consented to by VEREIT, holders of OP Units have a right to redeem the OP Units for the cash value of a corresponding number of shares of VEREIT’s common stock or, at the option of VEREIT, a corresponding number of shares of VEREIT’s common stock. This could result in the dilution of our stockholders and unitholders through the issuance of OP Units that may be exchanged for shares of VEREIT’s common stock. This acquisition structure may also have the effect of, among other things, reducing the amount of tax depreciation we could deduct over the tax life of the acquired properties, and may require that we agree to restrictions on our ability to dispose of, or refinance the debt on, the acquired properties in order to protect the contributors’ ability to defer recognition of taxable gain. Similarly, we may be required to incur or maintain debt we would otherwise not incur so we can allocate the debt to the contributors to maintain their tax bases. These restrictions could limit our ability to sell or refinance an asset at a time, or on terms, that would be favorable absent such restrictions.

Risks relating to our REI segment

Uninsured losses or losses in excess of our insurance coverage could materially adversely affect our financial condition and cash flows, and there can be no assurance as to future costs and the scope of coverage that may be available under insurance policies.

We carry comprehensive liability, fire, extended coverage, business interruption and rental loss insurance covering all of the properties in our portfolio under a blanket insurance policy with policy specifications, limits and deductibles customarily carried for similar properties. In addition, we carry professional liability and directors’ and officers’ insurance. We select policy specifications and insured limits that we believe are appropriate and adequate given the relative risk of loss, the cost of the coverage and industry practice. There can be no assurance, however, that the insured limits on any particular policy will adequately cover an insured loss if one occurs. If any such loss is insured, we may be required to pay a significant deductible on any claim for recovery of such a loss prior to our insurer being obligated to reimburse us for the loss, or the amount of the loss may exceed our coverage for the loss. In addition, we may reduce or discontinue terrorism, earthquake, flood or other insurance on some or all of our properties in the future if the cost of premiums for any of these policies exceeds, in our judgment, the value of the coverage discounted for the risk of loss. Our title insurance policies may not insure for the current aggregate market value of our portfolio, and we do not intend to increase our title insurance coverage as the market value of our portfolio increases.

Further, we do not carry insurance for certain losses, including, but not limited to, losses caused by riots or war. Certain types of losses may be either uninsurable or not economically insurable, such as losses due to earthquakes, riots or acts of war. If we experience a loss that is uninsured or which exceeds policy limits, we could lose the capital invested in the damaged properties as well as the anticipated future cash flows from those properties. In addition, if the damaged properties are subject to recourse indebtedness, we would continue to be liable for the indebtedness, even if these properties were irreparably damaged. In addition, we carry several different lines of insurance, placed with several large insurance carriers. If any one of these large insurance carriers were to become insolvent, we would be forced to replace the existing insurance coverage with another suitable carrier, and any outstanding claims would be at risk for collection. In such an event, we cannot be certain that we would be able to replace the coverage at similar or otherwise favorable terms. As a result of any of the situations described above, our financial condition and cash flows may be materially and adversely affected.

Because we own real property, we are subject to extensive environmental regulation, which creates uncertainty regarding future environmental expenditures and liabilities.

Environmental laws regulate, and impose liability for, releases of hazardous or toxic substances into the environment. Under various provisions of these laws, an owner or operator of real estate, such as us, is or may be liable for costs related to soil or groundwater contamination on, in, or migrating to or from its property. In addition, persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of cleaning up contamination at the disposal site. Such laws often impose liability regardless of whether the person knew of, or was responsible for, the presence of the hazardous or toxic substances that caused the contamination. The presence of, or contamination resulting from, any of these substances, or the failure to properly remediate them, may adversely affect our ability to sell or lease our property or to borrow using such property as collateral. In addition, persons exposed to hazardous or toxic substances may sue us for personal injury damages. As a result, in connection with our current or former ownership, operation, management and development of real properties, we may be potentially liable for investigation and cleanup costs, penalties, and damages under environmental laws.

Although our properties are generally subjected to preliminary environmental assessments, known as Phase I assessments, by independent environmental consultants that identify certain liabilities, Phase I assessments are limited in scope, and may not include or identify all potential environmental liabilities or risks associated with the property. Further, any environmental liabilities that arose since the date the studies were done would not be identified in the assessments. Unless required by applicable laws or regulations, we may not further investigate, remedy or ameliorate the liabilities disclosed in the Phase I assessments.

We cannot assure you that these or other environmental studies identified all potential environmental liabilities, or that we will not incur material environmental liabilities in the future. If we do incur material environmental liabilities in the future, we may face significant remediation costs, and we may find it difficult to sell any affected properties.

We are subject to risks relating to mortgage, bridge or mezzanine loans.

Investing in mortgage, bridge or mezzanine loans involves risk of defaults on those loans caused by many conditions beyond our control, including local and other economic conditions affecting real estate values and interest rate levels. If there are defaults under these loans, we may not be able to repossess and sell quickly any properties securing such loans. An action to foreclose on a property securing a loan is regulated by state statutes and regulations and is subject to many of the delays and expenses of any lawsuit brought in connection with the foreclosure if the defendant raises defenses or counterclaims. In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the loan, which could reduce the value of our investment in the defaulted loan.

We are subject to risks relating to real estate-related securities, including commercial mortgage backed securities (“CMBS”).

Real estate-related securities are often unsecured and also may be subordinated to other obligations of the issuer. As a result, investments in real estate-related securities may be subject to risks of (1) limited liquidity in the secondary trading market in the case of unlisted or thinly traded securities, (2) substantial market price volatility resulting from changes in prevailing interest rates in the case of traded equity securities, (3) subordination to the prior claims of banks and other senior lenders to the issuer, (4) the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the issuer to reinvest redemption proceeds in lower yielding assets, (5) the possibility that earnings of the issuer or that income from collateral may be insufficient to meet debt service and distribution obligations and (6) the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic slowdown or downturn. These risks may adversely affect the value of outstanding real estate-related securities and the ability of the obliged parties to repay principal and interest or make distribution payments.

CMBS are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, these securities are subject to the risks listed above and all of the risks of the underlying mortgage loans. CMBS are issued by investment banks and non-regulated financial institutions, and are not insured or guaranteed by the U.S. government. The value of CMBS may change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities market as a whole and may be negatively impacted by any dislocation in the mortgage-backed securities market in general.

CMBS are also subject to several risks created through the securitization process. Subordinate CMBS are paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes delinquent loans, there is a risk that interest payments on subordinate CMBS will not be fully paid. Subordinate CMBS are also subject to greater credit risk than those CMBS that are more highly rated. In certain instances, third-party guarantees or other forms of credit support can reduce the credit risk.

Our build-to-suit program is subject to additional risks related to properties under development.

We engage in build-to-suit programs and the acquisition of properties under development. In connection with these businesses, we enter into purchase and sale arrangements with sellers or developers of suitable properties under development or construction. In such cases, we are generally obligated to purchase the property at the completion of construction, provided that the construction conforms to definitive plans, specifications, and costs approved by us in advance. We may also engage in development and construction activities involving existing properties, including the expansion of existing facilities (typically at the request of a tenant) or the development or build-out of vacant space at retail properties. We may advance significant amounts in connection with certain development projects.

As a result, we are subject to potential development risks and construction delays and the resultant increased costs and risks, as well as the risk of loss of certain amounts that we have advanced should a development project not be completed. To the extent that we engage in development or construction projects, we may be subject to uncertainties associated with obtaining permits or re-zoning for development, environmental concerns of governmental entities and/or community groups, and the builder’s ability to build in conformity with plans, specifications, budgeted costs and timetables. If a developer or builder fails to perform, we may terminate the purchase, modify the construction contract or resort to legal action to compel performance (or in certain cases, we may elect to take over the project and pursue completion of the project ourselves). A developer’s or builder’s performance may also be affected or delayed by conditions beyond that party’s control. Delays in obtaining permits or completion of construction could also give tenants the right to terminate preconstruction leases.

We may incur additional risks if we make periodic progress payments or other advances to builders before they complete construction. These and other such factors can result in increased project costs or the loss of our investment. Although we rarely engage in construction activities relating to space that is not already leased to one or more tenants, to the extent that we do so, we may be subject to normal lease-up risks relating to newly constructed projects. We also will rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a price at the time we acquire the property. If these projections are inaccurate, we may pay too much for a property and our return on our investment could suffer. If we contract with a development company for a newly developed property, there is a risk that money advanced to that development company for the project may not be fully recoverable if the developer fails to successfully complete the project.

Risks relating to our Cole Capital segment

We may be unable to fully reestablish the distribution network which previously supported Cole Capital and its Cole REITs and/or regain the prior capital raising level of Cole Capital, which may adversely affect the financial success of Cole Capital and the Company.

Three of the four Cole REITs currently sponsored and managed by Cole Capital have ongoing initial public offerings. Following the announcement made by the Company on October 29, 2014 that certain of its financial statements could no longer be relied upon, various broker-dealers and clearing firms participating in offerings of the Cole REITs suspended sales activity with Cole Capital, resulting in a significant decrease in capital raising activity and, consequently, a decline in the overall revenue generated by Cole Capital.

Cole Capital generates revenue from capital raising activity and asset management and advisory activity, the latter of which is also contingent upon successful capital raising activity as each of the Cole REITs is a blind pool whose portfolio is largely built through the deployment of proceeds raised in the respective Cole REIT’s public offering. Revenue generated from Cole Capital’s capital raising activity is received in the form of dealer manager fees, which are earned at the point of sale of the Cole REITs’ common stock and, therefore, a reduction in capital raising activity directly results in a reduction in such dealer manager fees. Cole Capital receives additional compensation, including one-time acquisition fees and ongoing advisory fees from its asset management and advisory activity. Acquisition fees are earned, in large part, when Cole Capital deploys capital raised from a Cole REIT’s public offering into real estate acquisitions on behalf of such Cole REIT. Cole Capital also receives advisory fees that are calculated based upon the value of each Cole REIT’s total invested assets. An increase in assets under management, which generally occurs as the Cole REITs raise more capital, results in increased advisory fees. Additional fees may be earned by Cole Capital following the completion of a Cole REIT’s public offering and deployment of capital therefrom and, therefore, a slowdown in capital raising activity could delay or reduce Cole Capital’s receipt of those additional fees. A description of Cole Capital’s fees is contained in “Note 18—Related Party Transactions and Arrangements” to our audited historical consolidated financial statements included in our 2015 10- K, which is incorporated by reference into this prospectus supplement, and “Note 17—Related Party Transactions and Arrangements” to our unaudited historical consolidated financial statements included in our Combined Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, which is also incorporated by reference into this prospectus supplement. While we have completed the Restatement and have become current in our filings with the SEC, and certain of the broker-dealers and the clearing firms have reengaged with Cole Capital, there can be no assurance that the remaining broker-dealers participating in the public offerings of the Cole REITs will reengage with Cole Capital on a timely basis or at all. If these circumstances continue for a prolonged period of time, capital raising activity at Cole Capital will continue to be negatively affected, reducing overall fee generation at Cole Capital and, therefore, the overall financial success of Cole Capital and the Company could be adversely affected.

In addition, there is no guarantee as to the Cole Capital segment’s actual results. The fair value of goodwill and intangible assets allocated to the Cole Capital segment are dependent upon actual results, including, but not limited to, the timing and aggregate amount of capital raised and deployed on behalf of the Cole REITs, which is influenced by the Company’s ability to reinstate certain selling agreements that were suspended as a result of the Audit Committee Investigation and the Restatement. If the Company is unable to reinstate certain selling agreements with broker-dealers and clearing firms on a timely basis, the fair value of goodwill and intangible assets allocated to the Cole Capital segment may be less than the respective carrying value, resulting in an impairment that could have a material adverse effect on the Company’s financial results. In addition, the actual timing of closing an offering or executing a liquidity event on behalf of a Cole REIT or the commencement of operations of newly formed REITs, which are not yet effective, may differ from the Company’s assumptions used during the quarter ended December 31, 2015.

During the quarter ended December 31, 2015, we recorded significant impairment charges in respect of goodwill and intangible assets allocated to the Cole Capital segment. We reassessed the expected collectability of the program development costs, based on assumptions used to calculate these impairments, and recorded additional reserves in the quarter ended December 31, 2015. Additional reserves may be recorded in subsequent periods if actual proceeds raised from the offerings and corresponding program development costs incurred differ from management’s assumptions used during the quarter ended December 31, 2015.

Cole Capital is subject to risks that are particular to its role as sponsor and dealer manager for direct investment program offerings.

Cole Capital, including Cole Capital Corporation, which is Cole’s broker-dealer subsidiary and a wholesale broker-dealer registered with the SEC and a member firm of FINRA, is subject to various risk and uncertainties that are common in the securities industry. Such risks and uncertainties include:

•	the volatility of financial markets;

•	extensive governmental regulation;

•	intense competition; and

•	litigation.

Cole Capital’s business, which involves sponsoring and distributing interests in direct investment programs, depends on a number of factors including our ability to enter into agreements with broker-dealers and independent investment advisors who will sell interests to their clients, our success in investing the proceeds of each offering, managing the properties acquired and generating cash flow to make distributions to investors in our direct investment programs and our success in entering into liquidity events for the direct investment programs. We are subject to competition from other sponsors and dealer managers of direct investment programs and other investments, and there can be no assurance that this business will be successful.

Sponsorship of the Cole REITs also involves risks relating to the possibility that such programs will not receive capital at the levels and timing that are anticipated, that sufficient capital will not be raised to repay investments of cash in, and loans to, the Cole REITs needed to meet up-front costs, and that, as a result, the initial breaking of escrow and the acquisition of properties will not occur or continue, as well as risks relating to competition from sponsors of other similar programs.

FINRA rules applicable to the Cole REITs’ business, including Rule 2310 (Direct Participation Programs) which, among other things, imposes limits on total compensation to brokers in connection with an offering, and amendments to Rule 2340 (Customer Account Statements) which changed the manner in which the value of shares in a Cole REIT are reflected on customer account statements, as well as FINRA investigations into the manner in which shares are sold by some retail brokers, may have a negative impact on the business of Cole Capital.

In addition, Cole Capital is subject to risks that are particular to its function as a wholesale broker-dealer and sponsor of the Cole REITs. For example, the broker-dealer provides substantial promotional support to broker-dealers selling a particular offering, including by providing sales literature, forums, webinars, press releases and other mass forms of communication. Due to Cole Capital acting as a sponsor of the Cole REITs and the volume of materials that Cole Capital Corporation may provide throughout the course of an offering, much of Cole Capital’s activities may be scrutinized by regulators. We and Cole Capital Corporation may be exposed to significant liability under federal and state securities laws. Additionally, Cole Capital Corporation may be subject to fines and suspension from the SEC and FINRA.

Failure to comply with the net capital requirements could subject us to sanctions imposed by the SEC or FINRA.

Cole Capital Corporation, our broker-dealer subsidiary, is required to maintain certain levels of minimum net capital subject to the SEC’s net capital rule. The net capital rule is designed to measure the general financial integrity and liquidity of a broker-dealer. Compliance with the net capital rule limits those operations of broker-dealers that require the intensive use of their capital, such as underwriting commitments and principal trading activities. The rule also limits the ability of securities firms to pay dividends or make payments on certain indebtedness, such as subordinated debt, as it matures. FINRA may enter the offices of a broker-dealer at any time, without notice, and calculate the firm’s net capital. If the calculation reveals a deficiency in net capital, FINRA may immediately restrict or suspend certain or all the activities of a broker-dealer. If Cole Capital Corporation is not able to maintain adequate net capital, or its net capital falls below requirements established by the SEC, it may be subject to disciplinary action in the form of fines, censure, suspension, expulsion or the termination of business altogether. In addition, if these net capital rules are changed or expanded, or if there is an unusually large charge against net capital, operations that require the intensive use of capital would be limited. A large operating loss or charge against net capital could adversely affect Cole Capital’s ability to expand or even maintain its present levels of business, which could have a material adverse effect on its business of sponsoring and distributing interests in direct investment programs.

Broker-dealers and other financial services firms are subject to extensive regulations and increased scrutiny.

The financial services industry is subject to extensive regulation by U.S. federal, state and international government agencies, as well as various self-regulatory agencies. Turmoil in the financial markets has contributed to significant rule changes, heightened scrutiny of the conduct of financial services firms and increasing penalties for rule violations. Cole Capital Corporation may be adversely affected by new laws or rules or changes in the interpretation of existing rules or more rigorous enforcement. Significant new rules are developing under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Some of these rules could impact Cole Capital Corporation’s business, including through the implementation of a more stringent fiduciary standard for brokers and enhanced regulatory oversight over incentive compensation.

The Cole Capital segment also may be adversely affected by other evolving regulatory standards, such as those relating to suitability and supervision. Legal claims or regulatory actions against Cole Capital Corporation or any of the other entities that comprise Cole Capital also could have adverse financial effects on us or harm our reputation, which could harm our business prospects.

Cole Capital Corporation, which is registered as a broker-dealer under the Exchange Act and is a member of FINRA, is subject to regulation, examination and supervision by the SEC, FINRA, other self-regulatory organizations and state securities regulators. Broker-dealers are subject to regulations that cover all aspects of the securities business, including sales practices, use and safekeeping of clients’ funds and securities’ capital adequacy, record-keeping and the conduct and qualification of officers, employees and independent contractors. Failure by Cole Capital Corporation to comply with applicable laws or regulations could result in censures, penalties or fines, the issuance of cease and desist orders, the suspension or expulsion from the securities industry, or other similar adverse consequences. Additionally, the adverse publicity arising from the imposition of sanctions could harm our reputation and cause us to lose existing clients or fail to gain new clients.

Financial services firms are also subject to rules and regulations relating to the prevention and detection of money laundering. The USA PATRIOT Act of 2001 mandates that financial institutions, including broker-dealers and investment advisors, establish and implement anti-money laundering (“AML”) programs reasonably designed to achieve compliance with the Bank Secrecy Act of 1970 and the rules thereunder. Financial services firms must maintain AML policies, procedures and controls, designate an AML compliance officer to oversee the firm’s AML program, implement appropriate employee training and provide for annual independent testing of the program. Cole Capital Corporation has established AML programs, which we subject to periodic third-party testing, but there can be no assurance of the effectiveness of these programs. Failure to comply with AML requirements could subject Cole Capital Corporation to disciplinary sanctions and other penalties. Financial services firms must also comply with applicable privacy and data protection laws and regulations, including SEC Regulation S-P and applicable provisions of the 1999 Gramm-Leach-Bliley Act, the Fair Credit Reporting Act of 1970 and the 2003 Fair and Accurate Credit Transactions Act. Any violations of laws and regulations relating to the safeguarding of private information could subject Cole Capital Corporation to fines and penalties, as well as to civil actions by affected parties.

We are subject to conflicts of interest relating to Cole Capital’s investment management business.

Cole Capital currently manages four Cole REITs which have investment objectives and investment strategies similar to our own. As a result, we may be seeking to acquire properties and real estate-related investments at the same time as the Cole REITs. In addition, certain of our officers are also officers of the Cole REITs and, as such, they will have duties to us as well as to the Cole REITs. We have implemented certain procedures to help manage any perceived or actual conflicts among us and the Cole REITs, including adopting an allocation policy to allocate property acquisitions among us and the Cole REITs based on the following factors:

•	the investment objective of each entity;

•	the anticipated operating cash flows of each entity and the cash requirements of each entity;

•	the effect of the potential acquisition both on diversification of each entity’s investments by type of property, geographic area and tenant concentration;

•	the amount of funds available to each entity and the length of time such funds have been available for investment;

•	the policy of each entity relating to leverage of properties;

•	the income tax effects of the purchase to each entity; and

•	the size of the investment.

If we determine that an investment opportunity may be equally appropriate for more than one entity, then the entity that has had the longest period of time elapse since it was allocated an investment opportunity of a similar size and type (e.g., office, industrial, multi-tenant or single tenant retail) will be allocated such investment opportunity. In addition, we have a right of first refusal over two of the Cole REITs, and any newly launched Cole REITs in the future, with respect to all opportunities to acquire majority single-tenant real estate and real estate-related assets or portfolios with a purchase price greater than $100.0 million. There can be no assurance that these policies will be adequate to address all of the conflicts that may arise or will address such conflicts in a manner that is favorable to us.

Further, under the advisory agreements with the Cole REITs, Cole Capital receives fees for various services, including, but not limited to, the day-to-day management of the Cole REITs and transaction-related services. The terms of these advisory agreements were not the result of arm’s length negotiations between independent parties and as a result, the terms of these agreements may not be as favorable to us as they would have been if we had negotiated these agreements with unaffiliated third parties.

Because the revenue streams from the advisory agreements Cole Capital has with the Cole REITs are subject to limitation or cancellation, any such termination could have an adverse effect on our business, results of operations and financial condition.

The advisory agreements under which Cole Capital provides services to the Cole REITs are subject to renewal on an annual basis and may generally be terminated by each Cole REIT upon 60 days’ notice to us, with or without cause. The advisory agreements with each of the four Cole REITs are scheduled to expire on November 30, 2016, unless otherwise renewed. There can be no assurance that these agreements will not expire or be otherwise terminated and any such termination could have an adverse effect on our business, financial condition and results of operations.

Use of proceeds

We estimate that the net proceeds from this offering, after deducting the underwriting discounts and commissions and the payment of estimated expenses related to this offering, will be approximately $490 million. We intend to use the proceeds from this offering, together with borrowings under our New Term Loan A Facility and approximately $27 million of cash on hand or borrowings under our revolving credit facility, to fund the redemption of $800 million aggregate principal amount of our existing 2017 Notes, including accrued and unpaid interest thereon and the required make-whole premium, on or about 30 calendar days after the closing of this offering of notes and to pay fees and expenses related to the Transactions. Upon consummation of the Transactions, we will have $500 million aggregate principal amount of 2017 Notes outstanding. The 2017 Notes mature on February 6, 2017 and bear interest at 2.00% per year.

For a description of the anticipated terms of the New Term Loan A Facility, which we expect to enter into contemporaneously with the closing of this offering of notes, see “Description of new credit facility.” This offering of notes is not conditioned upon the closing of our New Term Loan A Facility. However, the closing of our New Term Loan A Facility is conditioned upon the closing of this offering. If we do not enter into the New Term Loan A Facility, we expect to reduce the amount of 2017 Notes that we intend to redeem on or about 30 calendar days after the closing of this offering accordingly.

Pending application of the net proceeds as described above, we intend to use the net proceeds from this offering to reduce revolving loans under our Existing Credit Facility or invest in short-term interest-bearing accounts and securities as is consistent with our intention to maintain our qualification for taxation as a REIT, including, for example, government and governmental agency securities, certificates of deposit and bank deposits.

Capitalization

The following table sets forth our cash and cash equivalents and consolidated capitalization as of March 31, 2016:

(i)	on an actual basis; and
(ii)	on an as adjusted basis, after giving effect to the Transactions.

The following table should be read in conjunction with our historical consolidated financial statements and the related notes thereto, which are incorporated by reference into this prospectus supplement.

	As of March 31, 2016
	(unaudited) (in thousands)
	Actual	As adjusted
Cash and cash equivalents	$104,450	$77,450

Long-term debt obligations, including current portion:
Mortgage notes payable(1)	2,967,303	2,967,303
Secured term loan(1)	29,300	29,300
Revolving Credit Facility(2)	280,000	280,000
Term Loan Facility(1)	1,000,000	1,000,000
New Secured Term Loan A Facility(1)(3)(4)	—	300,000
Convertible Notes(1)(5)	1,000,000	1,000,000
2.00% Senior Notes due 2017(1)(4)	1,300,000	500,000
3.00% Senior Notes due 2019(1)	750,000	750,000
4.60% Senior Notes due 2024(1)	500,000	500,000
Notes offered hereby(1)	—	500,000

Total long-term debt obligations, including current portion	7,826,603	7,826,603

Total stockholder’s equity(6)	8,259,940	8,253,018

Total capitalization	$16,086,543	$16,079,621

(1)	Represents the aggregate principal debt balance, which excludes certain GAAP adjustments such as deferred debt costs, premiums and discounts.

(2)	As of March 31, 2016, we had an additional $2.0 billion available under the revolving credit facility portion of our Existing Credit Facility.

(3)	See “Description of new credit facility” for a description of the anticipated terms of the New Term Loan A Facility, which we expect to enter into contemporaneously with the closing of this offering of notes. This offering of notes is not conditioned upon the closing of our New Term Loan A Facility. However, the closing of our New Term Loan A Facility is conditioned upon the closing of this offering.

(4)	If we do not enter into the New Term Loan A Facility, an aggregate of approximately $800 million of our 2017 Notes would remain outstanding after consummation of the partial redemption we intend to consummate on or about 30 calendar days after the closing of this offering.

(5)	Consists of $597.5 million aggregate principal amount of 3.00% Convertible Senior Notes due 2018 and $402.5 million aggregate principal amount of 3.75% Convertible Senior Notes due 2020, actual and as adjusted.

(6)	Excludes non-controlling interests of $184.1 million. The decrease in total stockholders’ equity reflects the estimated loss on extinguishment of debt related to the redemption of $800 million aggregate principal amount of our existing 2017 Notes, which includes the required make-whole premium and related expenses.

Description of new credit facility

General

On May 5, 2016, we received a commitment from the Joint Lead Arrangers to provide us with up to $300.0 million of borrowings under the New Term Loan A Facility with terms that are consistent with an agreed-to term sheet. We intend to enter into the New Term Loan A Facility contemporaneously with the closing of this offering of notes, but this offering of notes is not conditioned upon the closing of our New Term Loan A Facility. However, the closing of our New Term Loan A Facility is conditioned upon the closing of this offering. If we do not enter into our New Term Loan Facility, we expect to reduce the amount of 2017 Notes that we intend to redeem accordingly. The following is a summary description of certain anticipated terms of the New Term Loan A Facility based on the agreed-to term sheet. The terms of the credit agreement and related documentation for the New Term Loan A Facility, however, are under discussion and accordingly, their definitive terms may vary from those described below. The borrowings under the New Term Loan A Facility will be guaranteed by (1) VEREIT and each subsidiary of VEREIT owning a direct or indirect interest in the Operating Partnership and (2) each subsidiary of VEREIT (other than the Operating Partnership) that guarantees certain other indebtedness of VEREIT, the Operating Partnership or any other subsidiary of VEREIT that becomes a guarantor under the New Term Loan A Facility. Initially, we do not anticipate that the New Term Loan A Facility will be guaranteed by any of VEREIT’s subsidiaries.

Interest

Borrowings under the New Term Loan A Facility will bear interest at a to be determined floating annual rate per year.

Collateral and security

The New Term Loan A Facility will be secured by a first priority perfected lien on and security interest in the equity of each of our restricted subsidiaries that operates, owns or leases a “Designated Eligible Property” (as defined in the New Term Loan A Facility), in each case, subject to certain customary excluded assets. If at any time the Operating Partnership achieves a corporate family rating of at least BBB-, Baa3 or BBB- from at least two of Fitch, Moody’s and S&P, respectively (a “Ratings Upgrade”), then all liens and security interests shall be automatically released and terminated.

Covenants

The New Term Loan A Facility will include certain financial maintenance covenants consistent with the financial maintenance covenants included in our Existing Credit Facility plus two additional financial maintenance covenants concerning our ratio of outstanding term loans to designated eligible property asset value and designated eligible property adjusted NOI divided by outstanding term loans, as such terms are defined in the New Term Loan A Facility. If at any time we achieve a Ratings Upgrade, compliance with the “ratio of outstanding term loans to designated eligible property asset value” and “designated eligible property adjusted NOI divided by outstanding term loans” financial covenants will no longer be required.

The New Term Loan A Facility will contain customary negative covenants consistent with our Existing Credit Facility, including, but not limited to, negative covenants that limit: (1) liens and negative pledges, (2) transactions with affiliates, (3) mergers, consolidations and sales, (4) dividends and other payments in respect of equity interests and other restricted payments, and (5) intercompany transfers, in each case, subject to customary exceptions, qualifications and baskets.

The New Term Loan A Facility will contain customary affirmative covenants consistent with our Existing Credit Facility, including, but not limited to: (1) delivery of annual and quarterly financial statements, (2) annual budget, (3) notices of default, litigation and other events, (4) maintenance of business and properties, (5) maintenance of insurance and (6) maintenance of REIT status and listing on any national securities exchange, in each case, subject to customary exceptions, qualifications and baskets.

Prepayments

Optional prepayments of borrowings under the New Term Loan A Facility will be permitted at any time, without premium or penalty.

Events of Default

The New Term Loan A Facility will provide that, upon the occurrence of ‘‘events of default’’ (to be defined in the New Term Loan A Facility consistent with the definition included in our Existing Credit Facility), our obligations thereunder may be accelerated. Such events of default will include, consistent with our Existing Credit Facility, payment defaults to the lenders, material inaccuracies of representations and warranties, failure to maintain financial covenants, covenant defaults, cross-defaults to other material indebtedness, voluntary and involuntary bankruptcy proceedings, material money judgments, certain change of control events and other customary events of default.

Description of notes

In this description, (i) the term “Issuer” refers to VEREIT Operating Partnership, L.P., a Delaware limited partnership and (ii) the term “Parent” refers to VEREIT, Inc., a Maryland corporation, and not to any of its Subsidiaries. Parent is the sole general partner of the Issuer.

The notes will be issued under an Indenture, dated as of February 6, 2014 (the “Base Indenture”), among the Issuer (f/k/a ARC Properties Operating Partnership, L.P.), Parent (f/k/a American Realty Capital Properties, Inc.), as guarantor, and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by an officers’ certificate or supplemental indenture, in either case, to be dated             , 2016, establishing the notes (together with the Base Indenture, the “Indenture”). The terms of the notes include those provisions contained in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”).

The following description is only a summary of the material terms of the notes and the Indenture, does not purport to be complete and is qualified in its entirety by reference to the provisions of the notes and the Indenture, including the definitions therein of certain terms used below. You are urged to read the Indenture because it, and not this description, defines your rights as a Holder of notes. You may request copies of the Indenture at the address set forth under the heading “Where You Can Find More Information; Incorporation by Reference.”

General

The     % senior notes due 2026 (the “notes”) will be limited initially in aggregate principal amount to $500,000,000. Subject to certain limitations set forth in the Indenture and as described below under “—Certain covenants,” the Indenture will not limit the amount of debt securities that the Issuer may issue under the Indenture. The Issuer may, without the consent of the Holders, create and issue additional notes in the future having the same terms, other than the date of original issuance, the issue price, the date on which interest begins to accrue and, in some cases, the first interest payment date, so as to form a single series with the notes offered hereby. The Issuer may also issue from time to time other series of debt securities under the Indenture. As a result, among other things, Holders will have separate and independent rights from holders of other series of debt securities under the Indenture to give notice of a default or to direct the Trustee to exercise remedies in the event of a default or otherwise. Unless the context requires otherwise, references to “notes” for all purposes of the Indenture and this “Description of notes” include any additional notes that are actually issued; provided that any additional notes will not be issued with the same CUSIP as the notes offered hereby unless such additional notes are fungible with the notes offered hereby for U.S. federal income tax purposes.

The notes will be issued only in fully registered global form, without interest coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The principal of, and premium, if any, and interest on, the notes will be payable in U.S. dollars. The notes will be evidenced by one or more global notes (collectively, the “Global Note”) in book-entry form.

Guarantees

Parent will unconditionally guarantee the due and punctual payment of principal of and interest on the notes, when and as the same become due and payable, whether on the maturity date, by declaration of acceleration, upon redemption, repurchase or otherwise, and all of the Issuer’s other obligations under the Indenture. Parent also guarantees the Issuer’s obligations under Issuer’s existing unsecured credit agreement, by and among the Issuer, Parent, Wells Fargo Bank, National Association, as administrative agent, and the other lenders party thereto dated June 30, 2014 (as amended or otherwise modified from time to time, the “existing senior credit facility”), the Issuer’s 2.00% senior notes due 2017, the Issuer’s 3.00% senior notes due 2019 and the Issuer’s 4.60% senior notes due 2024 and will also guarantee the Issuer’s obligations under the Issuer’s new secured term loan credit facility, anticipated to be dated as of the original issue date of the notes, by and among the Issuer, Parent, JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders party thereto (the “New Term Loan A Facility”). This offering of notes is not conditioned upon the closing of the New Term Loan A Facility.

In addition, following the original issue date of the notes, Parent will cause each of its Subsidiaries that (a) owns, directly or indirectly, any Equity Interests issued by the Issuer, or (b) guarantees other Debt of the Issuer or any Guarantor, to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will guarantee payment of the notes.

The Guarantee of the Parent and each future guarantee of a Subsidiary Guarantor (as defined below), if any, will be limited as necessary to prevent such guarantee from being rendered voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. If any future Guarantor makes a payment under its guarantee it will be entitled to a contribution from any other Guarantor that may exist at such time in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP. If a guarantee was to be rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Guarantor and, depending on the amount of such indebtedness, a Guarantor’s liability on its guarantee could be reduced to zero.

A Subsidiary Guarantor will be automatically released and relieved from all its obligations under its guarantee in the following circumstances:

(a) upon the sale or other disposition (including by way of consolidation or merger), in one transaction or a series of related transactions, of at least a majority of the total voting power of the capital stock or other interests of such Subsidiary Guarantor (other than to the Parent or any of its Subsidiaries), as permitted under the Indenture;

(b) upon the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor (other than to the Parent or any of its Subsidiaries), as permitted under the Indenture; or

(c) if at any time when no default has occurred and is continuing with respect to the notes, such Subsidiary Guarantor no longer guarantees (or which guarantee is being simultaneously released or will be immediately released after the release of the Subsidiary Guarantor) any other Debt of the Issuer or any Guarantor.

Except as contemplated by the provisions described in “—Merger, consolidation or sale of assets,” Parent shall not be released from its guarantee so long as any notes remain outstanding.

Ranking

The notes and the guarantees will be senior unsecured obligations of the Issuer and the Guarantors and will rank equally with all of the other existing and future senior indebtedness of the Issuer and Parent and senior to all of the future subordinated indebtedness, if any, of the Issuer and Parent. The notes will be structurally subordinated to all existing and future indebtedness and other liabilities (including guarantees) of the Subsidiaries of the Issuer and will be effectively subordinated to all secured indebtedness of the Issuer and the Parent to the extent of the value of the assets securing such indebtedness. The notes will be structurally senior to all existing and future indebtedness and other liabilities of Parent from time to time outstanding, to the extent that such indebtedness is not guaranteed by the Issuer.

As of March 31, 2016, on an as adjusted basis after giving effect to the Transactions, Parent and its Subsidiaries on a consolidated basis would have had $7.8 billion of indebtedness outstanding, consisting of $3.3 billion of secured indebtedness (including $300.0 million of borrowings under our secured New Term Loan A Facility) and $4.5 billion of unsecured indebtedness (including the notes offered hereby), and we would have had $2.0 billion available for borrowing under the revolving credit facility portion of our Existing Credit Facility. Parent’s Subsidiaries (other than the Issuer) had approximately $3.0 billion of indebtedness outstanding (excluding Intercompany Debt) as of March 31, 2016, which is included in the $3.3 billion of secured indebtedness described in the preceding sentence.

Interest and maturity

The notes will mature on             , 2026. The notes are not entitled to the benefit of any sinking fund payments. The notes will bear interest at the rate of         % per annum from             , 2016 or from the most recent interest payment date (as defined below) to which interest has been paid on the notes, payable semi-annually in arrears on             and             of each year (the “interest payment dates”), commencing             , 2016, to the persons in whose names the notes are registered in the security register applicable to the notes at the close of business on             and             (the “regular record dates”), as the case may be, immediately before the applicable interest payment dates. Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

If any interest payment date, the maturity date, any date fixed for redemption or any other day on which the principal of, premium, if any, or interest on a note becomes due and payable falls on a day that is not a Business Day, the required payment shall be made on the next Business Day as if it were made on the date the payment was due and no interest will accrue on the amount so payable for the period from and after such interest payment date, maturity date, redemption date or other date, as the case may be.

The Issuer may make interest payments (1) by wire transfer of funds to the person at an account maintained within the United States, or (2) if no wire transfer is provided, the Issuer may make interest payments by check mailed to the address of the person entitled to the payment as that address appears in the applicable register for those notes.

Optional redemption

The Issuer may redeem all or part of the notes at any time at its option at a redemption price equal to the greater of:

(a) 100% of the principal amount of the notes to be redeemed, and

(b) the sum of the present values of the remaining scheduled payments of principal of and interest on the notes to be redeemed that would be due if such notes matured 90 days prior to their maturity date (the “Par Call Date”) but for the redemption thereof (exclusive of interest accrued to the applicable redemption date) discounted to such redemption date on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate plus 50 basis points, plus, in the case of both clauses (a) and (b) above, accrued and unpaid interest on the principal amount of the notes being redeemed to, but excluding, such redemption date; provided, that if the notes are redeemed on or after the Par Call Date, the redemption price will equal 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest on the amount being redeemed to, but excluding, the date of redemption.

Notwithstanding the foregoing, installments of interest on notes that are due and payable on an interest payment date falling on or prior to a redemption date will be payable to the persons who were the Holders of the notes (or one or more predecessor notes) registered as such at the close of business on the relevant regular record dates according to their terms and the provisions of the Indenture.

“Comparable Treasury Issue” means the U.S. Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed calculated as if the maturity date of such notes were the Par Call Date (the “Remaining Life’”) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of such notes.

“Comparable Treasury Price” means, with respect to any redemption date for the notes:

(a) if the Issuer obtains four Reference Treasury Dealer Quotations for such redemption date, the average of such Reference Treasury Dealer Quotations, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or

(b) if the Issuer obtains fewer than four but more than one such Reference Treasury Dealer Quotations for such redemption date, the average of all such Reference Treasury Dealer Quotations, or

(c) if the Issuer obtains only one such Reference Treasury Dealer Quotation for such redemption date, that Reference Treasury Dealer Quotation.

“Independent Investment Banker” means one of the Reference Treasury Dealers that the Issuer has appointed to act as the “Independent Investment Banker”.

“Reference Treasury Dealer” means with respect to any redemption date for the notes, each of (i) J.P. Morgan Securities LLC and Barclays Capital Inc. and their respective successors (provided, however, that if any such firm or any such successor, as the case may be, ceases to be a primary U.S. Government securities dealer in The City of New York (a “Primary Treasury Dealer”), the Issuer shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer), and (ii) up to two other Primary Treasury Dealers selected by the Issuer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date for the notes, the average, as determined by the Issuer, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuer by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date for the notes:

(a) the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month), or

(b) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The Treasury Rate shall be calculated by the Issuer on the third Business Day preceding the applicable redemption date, on which date the Issuer will provide the Trustee with a calculation of the applicable redemption price.

Subject to applicable securities laws, the Issuer or their affiliates may at any time and from time to time purchase notes or other indebtedness. Any such purchases may be made through open market or privately negotiated transactions with third parties or pursuant to one or more tender or exchange offers or otherwise, upon such terms and at such prices as well as with such consideration as the Issuer or any such affiliates may determine.

Notice and selection

No notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed (or in the case of global notes, given pursuant to applicable procedures of The Depository Trust Company (“DTC”) at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed or given more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the notes. If less than all of the outstanding notes of such series are to be redeemed, the notes of such series to be redeemed shall be selected, so long as such notes are in book-entry form, in accordance with the applicable procedures of DTC or, if such notes are issued in definitive certificated form, by such method as the Trustee shall deem fair and appropriate.

If any note is to be redeemed in part only, (a) the Issuer shall give the trustee five days’ notice (unless a shorter period is satisfactory to the trustee) in advance of the date of delivery of the notice of redemption to the holders and (b) the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption (subject to satisfaction of any applicable conditions precedent). Unless we default in the payment of the redemption price, on and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Change of Control and Rating Decline

If a Change of Control Triggering Event occurs, each Holder of notes will have the right to require the Issuer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s notes pursuant to an offer by the Issuer (a “Change of Control Offer”) on the terms set forth in the Indenture, except to the extent the Issuer has delivered a notice of redemption to the holders as described under “—Optional Redemption” that is irrevocable (except to the extent conditioned on the occurrence of a Change of Control Triggering Event). In the Change of Control Offer, the Issuer will offer a payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest on the notes repurchased, to the date of purchase (the “Change of Control Payment”). Within 30 days following the occurrence of a Change of Control Triggering Event, the Issuer will mail a notice to each Holder describing the transaction or transactions that constitute, or are expected to constitute, the Change of Control Triggering Event, and offering to repurchase notes on the date (the “Change of Control Payment Date”) specified in the notice, which date will be no earlier than 30 days and no later than 60 days after the date such notice is mailed (or in the case of global notes, given pursuant to applicable DTC procedures), pursuant to the procedures required by the Indenture and described in such notice. The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such conflict.

On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(i) accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

(ii) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the notes properly accepted together with an officer’s certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Issuer.

The paying agent will promptly remit to each Holder of notes properly tendered the Change of Control Payment for such notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

Except as described above with respect to a Change of Control Triggering Event, the Indenture does not contain provisions that permit the Holders of the notes to require that the Issuer repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

The provisions of the Indenture relating to a Change of Control Triggering Event may not afford the Holders protection in the event of a highly leveraged transaction, reorganization, restructuring, merger, spin-off or similar transaction that may adversely affect Holders, if such transaction does not constitute a Change of Control Triggering Event, as defined below. In addition, the Issuer may not have sufficient financial resources available to fulfill its obligation to repurchase the notes upon a Change of Control Triggering Event.

The Issuer will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all notes properly tendered and not withdrawn under the Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of an anticipated Change of Control Triggering Event, conditional upon such Change of Control Triggering Event.

If Holders of not less than 90% in aggregate principal amount of the outstanding notes validly tender and do not withdraw such notes in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer as described above, purchases all of the notes validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but not including the date of redemption.

The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Parent, the Issuer and their Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes to require the Issuer to repurchase its notes as a result of a sale, transfer, conveyance or other disposition of less than all of the assets of Parent, the Issuer and their Subsidiaries taken as a whole to another Person or group may be uncertain.

The existing senior credit facility provides, and the new term loan facility is expected to provide, that certain change of control events with respect to the Issuer would constitute a default under thereunder. Any future credit agreements or other agreements to which the Issuer becomes a party may contain similar provisions. In the event a Change of Control Triggering Event occurs at a time when the Issuer is prohibited from purchasing notes, the Issuer could seek the consent of its lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such consent or repay such borrowings, the Issuer will remain prohibited from purchasing the notes. In such case, the Issuer’s failure to purchase tendered notes would constitute a default under the Indenture which could, in turn, constitute a default under such other Indebtedness.

Paying agent and registrar for the notes

The Issuer will maintain one or more paying agents for purposes of presentment and surrender for payment of the notes in the Borough of Manhattan, City of New York or St. Paul, Minnesota and for all other purposes, at the Corporate Trust Office. The initial paying agent for the notes will be the Trustee. The initial registrar will be the Trustee. The registrar will maintain a register reflecting ownership of the notes outstanding from time to time and will make payments on and facilitate transfer of notes on behalf of the Issuer. The Issuer may change the paying agents or the registrars without prior notice to the Holders. Parent or any of its Subsidiaries, including the Issuer, may act as a paying agent or registrar.

Transfer and exchange

A Holder may transfer or exchange notes in accordance with the Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. The Issuer is not required to transfer or exchange any note selected for redemption. Also, the Issuer is not required to issue, transfer or exchange any note for a period of 15 days before the mailing of a notice of redemption of notes to be redeemed.

Certain covenants

The following covenants will apply to the notes for the benefit of the Holders of the notes:

Limitation on Incurrence of Total Debt.    Parent will not, and will not permit any Subsidiary to, incur any Debt (including, without limitation, Acquired Debt) if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds therefrom on a pro forma basis, the aggregate principal amount of all outstanding Debt of Parent and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 65% of the sum of (1) the Total Assets of Parent and its Subsidiaries as of the end of the latest fiscal quarter covered in Parent’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Securities and Exchange Commission (the “SEC”) (or, if such filing is not required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the Trustee) prior to the incurrence of such additional Debt, and (2) the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), in each case by Parent or any of its Subsidiaries since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt.

Limitation on Incurrence of Secured Debt.    Parent will not, and will not permit any Subsidiary to, incur any Secured Debt (including, without limitation, Acquired Debt that is secured by a Lien) if, immediately after giving effect to the incurrence of such Secured Debt and the application of the proceeds therefrom on a pro forma basis, the aggregate principal amount of all outstanding Secured Debt of Parent and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 40% of the sum of (1) the Total Assets of Parent and its Subsidiaries as of the end of the latest fiscal quarter covered in Parent’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not required under the Exchange Act, with the Trustee) prior to the incurrence of such additional Debt, and (2) the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), in each case by Parent or any of its Subsidiaries since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt.

Debt Service Coverage.    Parent will not, and will not permit any Subsidiary to, incur any Debt (including, without limitation, Acquired Debt), if the ratio of Consolidated Income Available for Debt Service to the Annual Debt Service Charge for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred is less than 1.5 to 1.0, on a pro forma basis after giving effect to the incurrence of such Debt and the application of the proceeds therefrom, and calculated on the following assumptions: (1) such Debt and any other Debt (including, without limitation, Acquired Debt) incurred by Parent or any of its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom (including to refinance other Debt since the first day of such four-quarter period) had occurred on the first day of such period, (2) the repayment or retirement of any other Debt of Parent or any of its Subsidiaries since the first day of such four-quarter period had occurred on the first day of such period (except that, in making such computation, the amount of Debt under any revolving credit facility, line of credit or similar facility shall be computed based upon the average daily balance of such Debt during such period), and (3) in the case of any acquisition or disposition by Parent or any Subsidiary of any asset or group of assets since the first day of such four-quarter period, including, without limitation, by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition had occurred on the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation. If the Debt giving rise to the need to make the foregoing calculation or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate then, for purposes of calculating the Annual Debt Service Charge, the interest rate on such Debt shall be computed on a pro forma basis by applying the average daily rate which would have been in effect during the entire such four-quarter period to the greater of the amount of such Debt outstanding at the end of such period or the average amount of such Debt outstanding during such period.

Maintenance of Total Unencumbered Assets.    Parent and its Subsidiaries will not have at any time Total Unencumbered Assets of less than 150% of the aggregate principal amount of all of the outstanding Unsecured Debt of Parent and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

Existence.    Except as permitted under the heading entitled “—Merger, consolidation or sale of assets,” each of Parent and the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence, all material rights (by charter, bylaws or other governing document and statute) and all material franchises; provided, that neither Parent nor the Issuer shall be required to preserve any right or franchise if its board of directors (or similar governing body) determines that the preservation thereof is no longer desirable in the conduct of its business.

Maintenance of Properties.    Each of Parent and the Issuer shall cause its material properties used or useful in the conduct of its business or the business of any Subsidiary of Parent to be maintained and kept in good condition, repair and working order, normal wear and tear, casualty and condemnation excepted, and supplied with all necessary equipment and will require it to cause to be made all necessary repairs, renewals, replacements, betterments and improvements to those properties, as in its judgment may be necessary so that the business carried on in connection with those properties may be properly and advantageously conducted at all times; provided, that Parent and its Subsidiaries shall not be prevented from (1) removing permanently any property that has been condemned or suffered casualty loss, (2) discontinuing any maintenance or operation of any property if, in the Parent’s reasonable judgment, such removal is not disadvantageous in any material respect to the holders of the notes or (3) selling or otherwise disposing of these properties for value in the ordinary course of business.

Insurance.    Parent shall, and shall cause each of its Subsidiaries to, keep in force upon all of its properties and operations policies of insurance with financially sound and reputable carriers in such amounts and covering all risks as shall be customary in the industry, in accordance with prevailing market conditions and availability.

Payment of Taxes and Other Claims.    Parent shall pay or discharge (or, if applicable, cause to be transferred to bond or other security) or cause to be paid or discharged, before the same shall become delinquent, all material taxes, assessments and governmental charges levied or imposed on each of Parent or any of its Subsidiaries or upon the income, profits or property of each of Parent or any of its Subsidiaries; provided, that Parent shall not be required to pay or discharge (or transfer to bond or other security) or cause to be paid or discharged any material tax, assessment or charge, (a) the applicability or validity of which it is contesting in good faith through appropriate proceedings and for which it has established adequate reserves in accordance with GAAP or (b) where the failure to effect such payment is not adverse in any material respect to the holders of the notes.

Provision of Financial Information.    Whether or not the Issuer is subject to Section 13 or 15(d) of the Exchange Act and for so long as any notes are outstanding, the Issuer will furnish to the Trustee (1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Issuer were required to file such reports and (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer were required to file such reports, in each case, within 15 days after the Issuer files such reports with the SEC or would be required to file such reports with the SEC (for the avoidance of doubt, giving effect to any grace period provided by Rule 12b-25 under the Exchange Act) pursuant to the applicable rules and regulations of the SEC, whichever is earlier (in each case, excluding, for the avoidance of doubt, any such documents or reports (or portions thereof) that are subject to confidential treatment and any correspondence with the SEC). Reports, information and documents filed with the SEC via the EDGAR system will be deemed to be delivered to the Trustee as of the time of such filing via EDGAR for purposes of this covenant; provided, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed via EDGAR. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein.

Notwithstanding the foregoing, in the event that the rules and regulations of the SEC (including Rule 3-10 of Regulation S-X) permit the Issuer and Parent to report at Parent entity’s level on a consolidated basis, and

Parent entity is not engaged in any business in any material respect, other than incidental to its ownership, directly or indirectly of the capital stock of the Issuer, then the information and reports required by this covenant may be those of Parent on a consolidated basis, rather than those of the Issuer.

Future Subsidiary Guarantors.    Parent shall cause each of its Subsidiaries that (a) owns, directly or indirectly, any Equity Interests issued by the Issuer, or (b) guarantees other Debt of the Issuer or any Guarantor to execute and deliver to the Trustee an officers’ certificate pursuant to which such Subsidiary will unconditionally guarantee, on a joint and several basis, the due and punctual payment of principal of and interest on the notes, when and as the same become due and payable, whether on the maturity date, by declaration of acceleration, an offer to repurchase upon a Change of Control, upon redemption, repurchase or otherwise, and all of the Issuer’s other obligations under the Indenture.

Certain definitions

As used herein:

“Acquired Debt” means Debt of a person (1) existing at the time such person is merged or consolidated with or into Parent or any of its Subsidiaries or becomes a Subsidiary of Parent; or (2) is assumed by Parent or any of its Subsidiaries in connection with the acquisition of assets from such person. Acquired Debt shall be deemed to be incurred on the date the acquired person is merged or consolidated with or into Parent or any of its Subsidiaries or becomes a Subsidiary of Parent or the date of the related acquisition, as the case may be.

“Annual Debt Service Charge” means, for any period, the interest expense of Parent and its Subsidiaries for such period in respect of Debt, determined on a consolidated basis in accordance with GAAP to the extent GAAP is applicable, but excluding (i) any commitment, upfront, arrangement or structuring fees or premiums (including redemption and prepayment premiums) or original issue discount, (ii) interest reserves funded from the proceeds of any Indebtedness, (iii) any cash costs associated with breakage in respect of hedging agreements for interest rates and (iv) amortization of deferred financing costs.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day, other than a day on which Federal or State banking institutions in the Borough of Manhattan, The City of New York, or in the city in which the Corporate Trust Office is located, are authorized or obligated by law, regulation or executive order to close.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations, or other equivalents (however designated, whether voting or non-voting), including partnership interests, whether general or limited, in the equity of such Person, whether outstanding on the original issue date of the notes offered hereby or issued thereafter, including, without limitation, all Common Stock, Preferred Stock and Units.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger, amalgamation, consolidation or other business combination transaction), in one or a series of related transactions, of all or substantially all of the properties or assets of Parent, the Issuer and their Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d) of the Exchange Act), but excluding any employee benefit plan of such person or its subsidiaries, and any person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan); provided, however, that for the avoidance of doubt, the lease of all or substantially all of the real estate assets of the Parent, the Issuer or any of their respective subsidiaries to an operator pursuant to a real estate lease or leases shall not constitute a Change of Control;

(2) the adoption by shareholders or partners of a plan relating to the liquidation or dissolution of Parent or the Issuer;

(3) the consummation of any transaction (including any merger, amalgamation, consolidation or other business combination transaction) the result of which is that any “person” (as defined above), other than any holding company which owns 100% of the Voting Stock of Parent (so long as no Change of Control would otherwise have occurred in respect of the Voting Stock of such holding company), becomes the beneficial owner (as defined in Rule 13d-3 and 13d-5 under the Exchange Act) of more than 50% of the Voting Stock of Parent, measured by voting power rather than number of shares;

(4) (a) Parent ceases to own, directly or indirectly, more than 50% of the Voting Stock of the Issuer or (b) the sole general partner of the Issuer ceases to be Parent or one or more of Parent’s wholly owned subsidiaries; or

(5) the replacement of a majority of the Board of Directors of the Parent over a one-year period from the directors who constituted the Board of Directors of the Parent at the beginning of such period, and such replacement shall not have been approved by vote of at least a majority of the Board of Directors of the Parent then still in office who either were members of the Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved

For purposes of this definition, (1) no Change of Control shall be deemed to have occurred solely as a result of a transfer of assets among the Parent, the Issuer and any of their respective Subsidiaries and (2) a Person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.

“Change of Control Triggering Event” means the occurrence of both (1) a Change of Control and (2) a Rating Decline.

“Common Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting), which have no preference on liquidation or with respect to distributions over any other class of Capital Stock, including partnership interests, whether general or limited, of such Person’s equity, whether outstanding on the original issue date of the notes offered hereby or issued thereafter, including, without limitation, all series and classes of common stock.

“Consolidated Income Available for Debt Service” for any period means Consolidated Net Income of Parent and its Subsidiaries for such period, plus amounts which have been deducted, and minus amounts which have been added, in determining Consolidated Net Income during such period, for, without duplication: (1) Consolidated Interest Expense; (2) provision for taxes of Parent and its Subsidiaries based on income; (3) amortization of debt discount, premium and deferred financing costs; (4) impairment losses and gains or losses on sales or other dispositions of properties; (5) depreciation and amortization; (6) the effect of any non-recurring, non-cash items; (7) amortization of deferred charges; (8) gains or losses on early extinguishment of debt; (9) expenses and losses associated with hedging agreements; (10) equity-based compensation and (11) extraordinary, non-recurring or unusual items, charges or expenses (including, without limitation, prepayment penalties and costs, fees or expenses incurred in connection with any capital markets offering, debt financing, or amendment thereto, redemption or exchange of indebtedness, lease termination, business combination, acquisition, disposition, recapitalization or similar transaction (regardless of whether such transaction is completed)), all determined on a consolidated basis in accordance with GAAP to the extent that GAAP is applicable.

“Consolidated Interest Expense” for any period, and without duplication, means all interest (including the interest component of rentals on capitalized leases, letter of credit fees, commitment fees and other like financial charges) and all amortization of debt discount on all Debt (including, without limitation, payment-in-kind, zero coupon and other like securities) but excluding legal fees, title insurance charges, other out-of-pocket fees and expenses incurred in connection with the issuance of Debt and the amortization of any such debt issuance costs that are capitalized, all determined for Parent and its Subsidiaries on a consolidated basis in accordance with GAAP to the extent that GAAP is applicable.

“Consolidated Net Income” for any period means the amount of consolidated net income (or loss) of Parent and its Subsidiaries for such period, excluding extraordinary items, all determined on a consolidated basis in accordance with GAAP to the extent GAAP is applicable.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust office shall be administered, which office at the date hereof is located at (a) for purposes of payment and presentation of the notes of a series, U.S. Bank National Association, 111 Fillmore Avenue East, St. Paul, MN 55107, Attention: Bondholder Services and (b) for all other purposes, U.S. Bank National Association, One Federal Street, Tenth Floor, Boston, MA 02110, Attention: Corporate Trust Services, Ref: VEREIT Operating Partnership, L.P., or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).

“Debt” means, as of any date of determination, all indebtedness for borrowed money of the Parent and its Subsidiaries that is included as a liability on the Parent’s consolidated balance sheet in accordance with GAAP, excluding: (i) any indebtedness to the extent secured by cash, cash equivalents or marketable securities (it being understood that cash collateral shall be deemed to include cash deposited with a trustee or other agent with respect to third party indebtedness) or which has been repaid, discharged, defeased (whether by covenant or legal defeasance), retired, repurchased or redeemed or otherwise satisfied on or prior to the date such calculation is being made or for which the Parent or any of its Subsidiaries has irrevocably made a deposit to repay, defease (whether by covenant or legal defeasance), discharge, repurchase, retire or redeem or otherwise satisfy or called for redemption, defeasance (whether by covenant or legal defeasance), discharge, repurchase or retirement, on or prior to the date such calculation is being made (all such events described in this clause (i) are collectively defined as “Discharged”), (ii) Intercompany Debt, (iii) all liabilities associated with customary exceptions to non-recourse indebtedness, such as for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar exceptions and (iv) any redeemable equity interest in the Parent or the Issuer.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“GAAP” means generally accepted accounting principles, as in effect as of the date of determination, as used in the United States applied on a consistent basis.

“Guarantors” means, collectively, (i) on the original issue date of the notes, Parent and (ii) thereafter, Parent and each Subsidiary Guarantor, if any, and “Guarantor” means any one of the Guarantors.

“Holder” means the person in whose name a note is registered in the security register maintained by the Trustee.

“Intercompany Debt” means indebtedness owed by Parent or any Subsidiary solely to Parent or any Subsidiary; provided, that with respect to any such Debt of which either Issuer or any Guarantor is the borrower, such Debt is subordinate in right of payment to the notes or such guarantee, as applicable.

“Lien” means any mortgage, lien, charge, encumbrance, trust deed, deed of trust, deed to secure debt, security agreement, pledge, security interest, security agreement or other encumbrance of any kind.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Person” means any individual, corporation, limited liability company, partnership, joint-venture, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof.

“Preferred Stock” means, with respect to any Person, any and all shares, interests, participation or other equivalents (however designated, whether voting or non-voting), which have a preference on liquidation or with respect to distributions over any other class of Capital Stock, including preferred partnership interests, whether general or limited, or such Person’s preferred or preference stock, whether outstanding on the original issue date of the notes offered hereby or issued thereafter, including, without limitation, all series and classes of such preferred or preference stock.

“Rating Agency” means (1) Moody’s or S&P or (2) if Moody’s or S&P or both shall not make a rating on the notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer (as certified by a board resolution) which shall be substituted for Moody’s or S&P or both, as the case may be.

“Rating Category” means (1) with respect to S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories); (2) with respect to Moody’s, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (3) the equivalent of any such category of S&P or Moody’s used by another Rating Agency, if any, selected by the Issuer. In determining whether the rating of the notes has decreased by one or more gradations, gradations within Rating Categories ((1) + and - for S&P; (2) 1, 2 and 3 for Moody’s; and (3) the equivalent gradations for another Rating Agency selected by the Issuer) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, or from BB- to B+, will constitute a decrease of one gradation).

“Rating Date” means the date which is the day immediately prior to the earlier of (1) a Change of Control or (2) public notice of the occurrence of a Change of Control or of the intention by Parent or the Issuer to effect a Change of Control.

“Rating Decline” shall be deemed to occur if, within 90 days after public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies with respect to a Rating Category if such period exceeds 90 days), the rating of the notes by each Rating Agency shall be decreased by one or more gradations to or within a Rating Category (including gradations within Rating Categories as well as between Rating Categories) as compared to the rating of the notes on the Rating Date immediately preceding such Change of Control.

“S&P” means Standard & Poor’s Ratings Services and its successors.

“Secured Debt” means Debt secured by a Lien on any property or assets of Parent or any of its Subsidiaries.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the Equity Interests having ordinary voting power for the election of directors or other governing body (other than Equity Interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Parent.

“Subsidiary Guarantors” means, as of any date, all Subsidiaries of Parent, if any, that guarantee the obligations of the Issuer under the Indenture and the notes in accordance with the provisions of the Indenture, and “Subsidiary Guarantor” means any one of the Subsidiary Guarantors; provided that upon the release or discharge of such Subsidiary Guarantor from its guarantee in accordance with the Indenture, such Subsidiary shall cease to be a Subsidiary Guarantor.

“Total Assets” as of any date means the sum of (1) Undepreciated Real Estate Assets and (2) all other assets of Parent and its Subsidiaries determined on a consolidated basis in accordance with GAAP (but excluding accounts receivable and non-real estate intangibles).

“Total Unencumbered Assets” as of any date means Total Assets of Parent and its Subsidiaries that are not subject to a Lien securing Debt, determined on a consolidated basis in accordance with GAAP; provided, that in determining Total Unencumbered Assets as a percentage of outstanding Unsecured Debt for purposes of the covenant set forth above under “Certain covenants—Maintenance of Total Unencumbered Assets,” all investments in any person that is not consolidated with Parent for financial reporting purposes in accordance with GAAP shall be excluded from Total Unencumbered Assets.

“Undepreciated Real Estate Assets” as of any date means the cost (original cost plus capital improvements) of real estate assets and related intangibles of Parent and its Subsidiaries on such date, before depreciation and amortization, determined on a consolidated basis in accordance with GAAP.

“Units” means the limited partnership units of the Issuer.

“Unsecured Debt” means Debt of Parent or any Subsidiary that is not Secured Debt.

“Voting Stock” of the Parent as of any date means the Capital Stock of the Parent that is at the time entitled to vote in the election of the board of directors of the Parent.

Merger, consolidation or sale of assets

The Indenture will provide that Parent or the Issuer may consolidate with, or sell or convey all or substantially all of its and its Subsidiaries assets, taken as a whole, to, or merge with or into, any other entity, provided that the following conditions are met:

(a)(1) Parent or the Issuer, as applicable, shall be the continuing entity, or (2) the successor entity (if other than Parent or the Issuer, as applicable) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall be domiciled in the United States, any state thereof or the District of Columbia and shall expressly assume payment of the principal of and interest on the notes and the due and punctual performance and observance of all of the covenants and conditions in the Indenture;

(b) immediately after giving effect on a pro forma basis to the transaction (including the incurrence of any Debt in connection therewith), no event of default under the Indenture, and no event which, after notice or the lapse of time, or both, would become an event of default, shall have occurred and be continuing; and

(c) an officers’ certificate and legal opinion covering these conditions shall be delivered to the Trustee.

In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraph in which Parent or the Issuer, as applicable, is not the continuing entity, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of Parent’s or the Issuer’s, as applicable, and Parent or the Issuer, as applicable, shall be discharged from its obligations under the notes and the Indenture.

The Parent will not permit any future Subsidiary Guarantor, if any, to consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity unless the following conditions are met:

(a)(1) such Subsidiary Guarantor shall be the continuing entity, or (2) the successor entity (if not such Subsidiary Guarantor) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall be domiciled in the United States, any state thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, all the obligations of such Subsidiary Guarantor, if any, under the notes or its guarantee, as applicable; provided, that the foregoing requirement will not apply in the case of a Subsidiary Guarantor (x) that has been disposed of in its entirety to another person (other than to Parent or an affiliate of Parent), whether through a merger, consolidation or sale of capital stock or has sold, leased or converted all or substantially all of its assets or (y) that, as a result of the disposition of all or a portion of its capital stock, ceases to be a Subsidiary;

(b) immediately after giving effect on a pro forma basis to the transaction (including the incurrence of any Debt in connection therewith), no event of default under the Indenture, and no event which, after notice or the lapse of time, or both, would become an event of default, shall have occurred and be continuing; and

(c) an officers’ certificate and legal opinion covering these conditions shall be delivered to the Trustee.

In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraph in which such Subsidiary Guarantor is not the continuing entity, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of such Subsidiary Guarantor, and such Subsidiary Guarantor shall be discharged from its obligations under the notes and the Indenture.

This ‘‘Merger, consolidation or sale of assets” covenant will not apply to:

(1) a merger, consolidation, sale, assignment, transfer, conveyance or other disposition of assets between or among the Parent or any of its Subsidiaries;

(2) a merger between the Parent or any of its Subsidiaries, respectively, and an Affiliate of the Parent or such Subsidiary incorporated or formed solely for the purpose of reincorporating or reorganizing the Parent or such Subsidiary in another state of the United States or changing the legal domicile or form of the Parent or such Subsidiary or for the sole purpose of forming or collapsing a holding company structure; or

(3) the lease of all or substantially all of the real estate assets of Parent or any of its Subsidiaries.

The description above includes a phrase relating to the sale or conveyance of “all or substantially all” of the properties or assets of the Parent and its Subsidiaries. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law.

Events of default, notice and waiver

The Indenture will provide that the following events are “events of default”:

(1) default for 30 days in the payment of any installment of interest on the notes;

(2) default in the payment of the principal of (or premium, if any, on) the notes when due, whether at stated maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise;

(3) default in the performance of any of the Issuer’s or any Guarantor’s other covenants contained in the Indenture or in the notes, which continues for 60 days after written notice is given to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in principal amount of the outstanding notes;

(4) the guarantee of any Guarantor ceases to be in full force and effect or such Guarantor denies or disaffirms in writing its obligations under the Indenture or its guarantee;

(5) default by the Parent or any of its Subsidiaries under any mortgage, bond, debenture, note or other instrument under which there is outstanding, or by which there is secured or evidenced, any Debt for money borrowed by Parent or any of its Subsidiaries (not including any Debt for which recourse is limited to property purchased or for which recourse may be increased beyond property purchased pursuant to violations of customary non-recourse carveouts unless any such carveout is judicially determined to have been triggered and then only to the extent of such determination)) in an aggregate principal amount in excess of $50.0 million at any one time, whether the Debt exists at the date of the Indenture or shall thereafter be created, which default shall have resulted in the Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable or which default shall have resulted in the obligation being accelerated, without the acceleration having been rescinded or annulled or the Debt having been Discharged; or

(6) certain events of bankruptcy, insolvency or reorganization with respect to Parent, the Issuer or any Significant Subsidiary of Parent.

The term “Significant Subsidiary” as used above has the meaning ascribed to the term in Rule 1-02 of Regulation S-X promulgated under the Securities Act.

If an event of default under the Indenture occurs and is continuing, then the Trustee or the Holders of not less than 25% in principal amount of the outstanding notes may declare the principal amount of all the notes to be due and payable immediately by written notice thereof to the Issuer (and to the Trustee if given by the Holders); provided that if an Event of Default specified in clause (6) above occurs, the principal amount of all outstanding notes shall become due and payable without any declaration or other act on the part of the Trustee or any Holder. However, at any time after the declaration of acceleration with respect to the notes has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of not less than a majority of the principal amount of the outstanding notes may rescind and annul the declaration and its consequences if:

(a) the Issuer shall have deposited with the Trustee all required payments of the principal of (and premium, if any) and interest on the notes (other than principal that has become due solely as a result of the acceleration), plus certain fees, expenses, disbursements and advances of the Trustee; and

(b) all events of default, other than the nonpayment of accelerated principal (or specified portion thereof), premium, if any, and interest with respect to the notes, have been cured or waived as provided in the Indenture.

The Indenture will also provide that the Holders of not less than a majority in principal amount of the outstanding notes may waive any past default and its consequences, except:

(a) a default in the payment of the principal of (or premium, if any) or interest on any note; or

(b) a default in respect of a covenant or provision contained in the Indenture that cannot be modified or amended without the consent of the Holder of each outstanding note.

The Indenture will require the Trustee to give notice of a default under the Indenture to the Holders of notes within 90 days unless the default shall have been cured or waived, subject to certain exceptions; provided, that the Trustee may withhold notice to the Holders of any default (except a default in the payment of the principal of (or premium, if any) or interest on any note) if specified Responsible Officers of the Trustee consider a withholding to be in those Holders’ interest.

The Indenture will provide that no Holders may institute any proceedings, judicial or otherwise, with respect to the Indenture or the notes or for any remedy under the Indenture or the notes, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the Holders of not less than 25% in principal amount of the outstanding notes, as well as an offer of indemnity reasonably satisfactory to it, and no direction inconsistent with the written request has been given to the Trustee during the 60-day period by Holders of a majority in principal amount of the outstanding notes. This provision will not prevent, however, any Holder of notes from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on those notes at the respective due dates thereof.

The Indenture will provide that, subject to provisions in the TIA relating to its duties in case of default, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any Holders, unless those Holders shall have offered to the Trustee reasonable security or indemnity. The Holders of not less than a majority in principal amount of the outstanding notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee; provided that the direction shall not conflict with any rule of law or the Indenture; and provided further that the Trustee may refuse to follow any direction that may involve the Trustee in personal liability or that may be unduly prejudicial to the Holders of notes not joining in the direction to the Trustee.

Within 120 days after the close of each fiscal year, the Issuer will be required to deliver to the Trustee a certificate, signed by one of several specified officers, stating whether or not the officer has knowledge of any default under the Indenture and, if so, specifying each default and the nature and status thereof.

Modification of the Indenture

Modifications, amendments, and supplements to, and waivers of, any of the provisions of the Indenture or the notes will be permitted with the consent of the Holders of not less than a majority in aggregate principal amount of all outstanding notes issued under the Indenture affected by the modification, amendment supplement or waiver; provided, that no modification, amendment supplement or waiver may, without the consent of the Holders affected thereby:

(a) change the stated maturity of the principal of, or any installment of principal of, or interest (or premium, if any) on the notes;

(b) reduce the principal amount of, or reduce the rate of interest or extend the time of payment of interest on, or reduce any premium payable upon redemption of the notes, or would be provable in bankruptcy, or adversely affect any right of repayment at the option of the Holders (or reduce the amount of premium payable upon any repayment);

(c) change the place of payment, or the coin or currency, for payment of principal of (or premium, if any) or interest on the notes;

(d) impair the right to institute suit for the enforcement of any payment on or with respect to the notes when due;

(e) reduce the above-stated percentage amount of the outstanding notes, the consent of whose Holders is required for any such modification or amendment, or the consent of whose Holders is required for any waiver of certain defaults and consequences under the Indenture;

(f) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions of the Indenture may not be modified or waived without the consent of the Holder of each outstanding notes affected thereby; or

(g) except as contemplated by the provisions described in “—Merger, consolidation or sale of assets,” release Parent from its guarantee of the notes.

The Issuer, along with the Trustee, shall be permitted to modify and amend the Indenture or the notes without the consent of any Holder of notes for any of the following purposes:

(a) to evidence the succession of another person to the Issuer’s or any Guarantor’s obligations under the Indenture;

(b) to add to the Issuer’s or any Guarantor’s covenants for the benefit of the Holders of all of the notes or to surrender any right or power conferred upon the Issuer and the Guarantors in the Indenture;

(c) to add events of default for the benefit of the Holders;

(d) to change or eliminate any provisions of the Indenture; provided that any such change or elimination does not apply to any outstanding debt securities of an additional series that are entitled to the benefit of that provision;

(e) to secure the notes or add a guarantor;

(f) to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the Indenture by more than one trustee;

(g) to cure any ambiguity or to correct any defect or inconsistency in the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture which shall not be inconsistent with the provisions of the Indenture; provided, however, that such action shall not adversely affect the interests of Holders in any material respect;

(h) to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance, covenant defeasance and discharge of the notes; provided, however, that this action shall not adversely affect the interests of the Holders in any material respect;

(i) to evidence the release of any Subsidiary Guarantor pursuant to the terms of the Indenture;

(j) to provide for the issuance of additional notes in accordance with the limitations set forth in the Indenture;

(k) to comply with any requirements of the SEC or any successor in connection with the qualification of the Indenture under the TIA; or

(l) to conform the text of the indenture or the notes to any provision of this Description of Notes as set forth in an officer’s certificate.

The Indenture will provide that in determining whether the Holders of the requisite principal amount of outstanding notes have given any request, demand, authorization, direction, notice, consent or waiver described in the Indenture or whether a quorum is present at a meeting of Holders:

(a) the principal amount of the notes that shall be deemed to be outstanding shall be the amount of the principal of the notes that would be due and payable as of the date of the determination upon declaration of acceleration of the maturity thereof; and

(b) notes owned by the Issuer or any other obligor upon the notes or any affiliate of the Issuer or of the other obligor shall be disregarded.

With respect to the notes, Article XII of the Base Indenture, which relates to meetings of securityholders, will not be applicable to the Issuer, the Trustee or the Holders.

Discharge, defeasance and covenant defeasance

Upon the Issuer’s request, the Indenture shall cease to be of further effect with respect to the notes (except as to certain limited provisions of the Indenture which shall survive) when either (a) all notes have been delivered to the Trustee for cancellation or (b) all notes have become due and payable or will become due and payable within one year (or are scheduled for redemption within one year) and the Issuer has irrevocably deposited with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, in an amount sufficient to pay the entire indebtedness of the notes in respect of principal (and premium, if any) and interest to the date of the deposit (if such notes have become due and payable) or to the stated maturity or redemption date, as the case may be.

The Indenture will provide that the Issuer may elect either to:

(a) defease and be discharged from (and have the Guarantors be discharged from) any and all obligations with respect to the notes (except for the obligation, if any, to pay additional amounts in respect of certain taxes imposed on non-U.S. Holders of notes and the obligations to register the transfer or exchange of the notes, to replace temporary or mutilated, destroyed, lost or stolen notes, to maintain an office or agency in respect of the notes and to hold money for payment in trust) (“defeasance”); or

(b) be released and to have the Guarantors be released from their obligations with respect to the covenants applicable to the notes under the Indenture, including those described under “—Certain covenants,” and any omission to comply with these obligations shall not constitute a default or an event of default (“covenant defeasance”), in either case upon the Issuer’s irrevocable deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, or Government Obligations (as defined below), or both, in an amount sufficient to pay the principal of (and premium, if any) and interest on the scheduled due dates.

A trust may only be established if, among other things, the Issuer has delivered to the Trustee an opinion of counsel (as specified in the Indenture) to the effect that the Holders will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. Additionally, in the case of defeasance, an opinion of counsel must refer to and be based on a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Indenture. In the event of defeasance, the Holders of those notes will thereafter be able to look only to the trust fund for payment of principal (and premium, if any) and interest.

“Government Obligations” means, with respect to the notes, securities that are (a) direct obligations (other than obligations subject to variation in principal repayment) of the United States of America for the payment of which its full faith and credit is pledged, or (b) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable prior to maturity at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of principal of or interest on any such Government Obligation held by a custodian for the account of the holder of such depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of or interest on the Government Obligation evidenced by the depository receipt.

If after the Issuer has deposited funds, Government Obligations or a combination of the foregoing to effect defeasance or covenant defeasance:

(a) the Holder of a note is entitled to, and does, elect pursuant to the Indenture or the terms of that note to receive payment in a currency, currency unit or composite currency other than that in which the deposit has been made in respect of that note, or

(b) a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which the deposit has been made,

then the indebtedness represented by that note will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on that note as they become due out of the proceeds yielded by converting the amount so deposited in respect of such note into the currency, currency unit or composite currency in which the note becomes payable as a result of the election or Conversion Event based on the applicable market exchange rate.

“Conversion Event” means the cessation of use of:

(a) a currency, currency unit or composite currency both by the government of the country which issued the currency and for the settlement of transactions by a central bank or other public institution of or within the international banking community; or

(b) any currency unit or composite currency for the purposes for which it was established.

In the event the Issuer effects a covenant defeasance with respect to the notes and the notes are declared due and payable because of the occurrence of any event of default, other than an event of default due to a breach of any of the covenants as to which there has been covenant defeasance (which covenants would no longer be applicable to the notes as a result of such covenant defeasance), the cash and Government Obligations on deposit with the Trustee may not be sufficient to pay amounts due on such notes at the time of the acceleration resulting from the event of default. The Issuer would, however, remain obligated to make payment of the amounts due at the time of acceleration.

Trustee

U.S. Bank National Association will initially act as the trustee, registrar, exchange agent and paying agent for the notes, subject to replacement at the Issuer’s option as provided in the Indenture. If the Trustee becomes a creditor of the Issuer, it will be subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The Trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

No conversion or exchange rights

The notes will not be convertible into or exchangeable for any shares of beneficial interest in Parent.

Governing law

The Indenture will be governed by and shall be construed in accordance with the laws of the State of New York.

No personal liability

None of the Issuer’s or any Guarantor’s directors, officers, employees, members, partners, incorporators or stockholders will have any liability for any of such Issuer’s or such Guarantor’s obligations under the notes, the Indenture, any guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Underwriting

J.P. Morgan Securities LLC is acting as representative (the “Representative”) of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters named below have agreed, severally and not jointly, to purchase from us, the principal amounts of notes set forth opposite its name below.

Underwriter	Principal amount of notes
J.P. Morgan Securities LLC	$
Barclays Capital Inc.
Citigroup Global Markets Inc.
Capital One Securities, Inc.
Goldman, Sachs & Co.
Morgan Stanley & Co. LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Wells Fargo Securities, LLC
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
Regions Securities LLC
Stifel, Nicolaus & Company, Incorporated
U.S. Bancorp Investments, Inc.

Total		$500,000,000

The underwriting agreement provides that the underwriters’ obligations to purchase the notes are subject to certain conditions precedent and that the underwriters are obligated to purchase all of the notes if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or this offering of the notes may be terminated.

The underwriters initially propose to offer the notes for resale at the issue price that appears on the cover of this prospectus supplement. The underwriters may offer the notes to selected dealers at the public offering price minus a concession of up to     % of the principal amount. In addition, the underwriters may allow, and those selected dealers may reallow, a concession of up to     % of the principal amount to certain other dealers. After the initial offering, the underwriters may change the offering price and any other selling terms. The underwriters may offer and sell notes through certain of their affiliates.

We estimate that our out-of-pocket expenses for this offering will be approximately $3.7 million.

The notes are new issues of securities with no established trading market. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so and they may discontinue any market making at any time in their sole discretion without notice. Accordingly, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the prices that you receive when you sell will be favorable.

During the period from the date hereof through and including the date that is 60 days after the date of this prospectus supplement, we have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of any debt securities (excluding mortgage debt) issued or guaranteed by us and having a tenor of more than one year.

We have agreed to indemnify the several underwriters against certain liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make in that respect.

In connection with this offering of the notes, the underwriters may engage in overallotments, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the aggregate principal amount of notes offered pursuant to this prospectus supplement, which creates a syndicate short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the market prices of the notes to be higher than they would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

The settlement date of the notes is expected to be         , 2016, the     th business day following the trade date (such settlement date being referred to as “T +     “). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the date that is three business days preceding the settlement date will be required, by virtue of the fact that the notes initially settle in T +     to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes during such period should consult their advisors.

Notice to prospective investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to this offering. This prospectus supplement and the accompanying prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the notes may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.

The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring notes must observe such Australian on-sale restrictions.

This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to prospective investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a “relevant member state”), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of notes described in this prospectus supplement and the accompanying prospectus may not be made to the public in that relevant member state other than:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the Representative; or

•

in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including Directive 2010/73/EU) and includes any relevant implementing measure in each relevant member state.

The sellers of the notes have not authorized and do not authorize the making of any offer of notes through any financial intermediary on their behalf, other than offers made by the underwriters or their respective affiliates with a view to the final placement of the notes as contemplated in this prospectus supplement and the accompanying prospectus. Accordingly, no purchaser of the notes, other than the underwriters or their respective affiliates, is authorized to make any further offer of the notes on behalf of the sellers or the underwriters.

Notice to prospective investors in the United Kingdom

In addition, in the United Kingdom, this prospectus supplement and the accompanying prospectus is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus supplement and the accompanying prospectus must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to prospective investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the securities are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the securities under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Notice to prospective investors in the Dubai International Financial Centre

This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or the accompanying prospectus nor has it taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement and the accompanying prospectus. The notes to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement and the accompanying prospectus, you should consult an authorized financial advisor.

Notice to prospective investors in Hong Kong

The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to prospective investors in Switzerland

We have not and will not register with the Swiss Financial Market Supervisory Authority (“FINMA”) as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended (“CISA”), and accordingly the notes being offered pursuant to this prospectus supplement and the accompanying prospectus have not and will not be approved, and may not be licenseable, with FINMA. Therefore, the notes have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA and the notes offered hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland. The notes may solely be offered to “qualified investors,” as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended (“CISO”), such that there is no public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA. This prospectus supplement and the accompanying prospectus and any other materials relating to the notes are strictly personal and confidential to each offeree and do not constitute an offer to any other person. This prospectus supplement and the accompanying prospectus may only be used by those qualified investors to whom it has been handed out in connection with the offer described herein and may neither directly or indirectly be distributed or made available to any person or entity other than its recipients. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in Switzerland or from Switzerland. This prospectus supplement and the accompanying prospectus do not constitute an issue prospectus as that term is understood pursuant to Article 652a and/or 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the notes on the SIX Swiss Exchange or any other regulated notes market in Switzerland, and consequently, the information presented in this prospectus supplement and the accompanying prospectus does not necessarily comply with the information standards set out in the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.

Notice to prospective investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Other relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Certain of the underwriters or their affiliates are named as defendants in certain of the securities lawsuits to which we are party and we have in the past and will continue to provide such underwriters or their affiliates with payments consistent with any indemnification obligations related thereto. Stifel, Nicolaus & Company, Incorporated may pay an unaffiliated entity or its affiliate, who is also a lender under our credit facility, a fee in connection with this offering. U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the trustee under the indenture governing the notes.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. In addition, certain of the underwriters or their affiliates may be lenders, or agents or managers for the lenders, under our current or future debt facilities. In particular, certain of the underwriters or their affiliates are expected to be joint book-runners, joint lead arrangers, agents and/or lenders under our New Term Loan A Facility. In addition, certain of the underwriters and/or their affiliates may also hold our Existing Notes, and, in particular, hold our existing 2017 Notes being redeemed, and will receive a portion of the net proceeds from this offering in such capacity. In addition, if any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Legal matters

Certain legal matters in connection with this offering will be passed upon for us by Goodwin Procter LLP, New York, New York. Certain legal matters in connection with the offering of the notes will be passed upon for the underwriters by Cahill Gordon & Reindel LLP, New York, New York. Venable LLP, Baltimore, Maryland, will pass upon certain matters of Maryland law. Goodwin Procter LLP and Cahill Gordon & Reindel LLP may rely on Venable LLP with respect to matters governed by Maryland law.

Incorporation of certain documents by reference

SEC rules allow us to incorporate by reference information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus supplement from the date we file that document. We incorporate by reference into this prospectus supplement the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	VEREIT’s and the Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on February 24, 2016;

•	VEREIT’s and the Operating Partnership’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 filed with the SEC on May 5, 2016;

•

VEREIT’s Current Report on Forms 8-K (solely with respect to Item 9.01(a)) filed with the SEC on October 7, 2013 (Accession No. 0001507385-13-000032) and May 5, 2016 (Accession No. 0001507385-16-000141); and

•

VEREIT’s Current Reports on Forms 8-K/A (in each case, solely with respect to Item 9.01(a)) filed with the SEC on June 7, 2013, June 14, 2013, September 25, 2013, November 18, 2013 (Accession No. 0001144204-13-062549), November 18, 2013 (Accession No. 0001507385-13-000046), and March 14, 2014 (Accession No. 0001507385-14-000012).

All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of the offering of the securities covered under this prospectus supplement shall be deemed to be incorporated by reference into this prospectus supplement and will automatically update and supersede the information in this prospectus supplement, the accompanying prospectus and any previously filed documents.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus supplement, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Requests for those documents should be directed to us as follows: VEREIT, Inc., 2325 E, Camelback Road, Suite 1100, Phoenix, Arizona 85016, Attn: Investor Relations, Telephone: (877) 405-2653.

PROSPECTUS

VEREIT, INC.

Common Stock, Preferred Stock, Depositary Shares,

Debt Securities, Warrants, Units and Guarantees

VEREIT OPERATING PARTNERSHIP, L.P

Debt Securities and Guarantees

VEREIT, Inc. may offer to sell from time to time common stock, preferred stock, depositary shares, debt securities, units and warrants. The debt securities of VEREIT, Inc. may be convertible into common stock or preferred stock of VEREIT, Inc. and may be guaranteed by VEREIT Operating Partnership, L.P. The preferred stock of VEREIT, Inc. may either be sold separately or represented by depositary shares and may be convertible into common stock or preferred stock of another series. VEREIT Operating Partnership, L.P. may offer to sell from time to time debt securities, which may be guaranteed by VEREIT, Inc. This prospectus may also be used to offer shares of common stock to be issued to limited partners of VEREIT Operating Partnership, L.P. in exchange for common or preferred units of limited partnership interest in VEREIT Operating Partnership, L.P. or to cover the resale of securities by one or more selling security holders.

The common stock, preferred stock, depositary shares, debt securities, units and warrants of VEREIT, Inc. and the debt securities of VEREIT Operating Partnership, L.P. may be offered separately or together, in multiple series, in amounts, at prices and on terms that will be set forth in one or more prospectus supplements to this prospectus. VEREIT Operating Partnership, L.P. may guarantee the payment of principal of, premium, if any, and interest on debt securities issued by VEREIT, Inc. to the extent and on the terms described herein and in the applicable prospectus supplement to this prospectus. VEREIT, Inc. may guarantee the payment of principal of, premium, if any, and interest on debt securities issued by VEREIT Operating Partnership, L.P. to the extent and on the terms described herein and in the applicable prospectus supplement to this prospectus.

This prospectus provides you with a general description of these securities that VEREIT, Inc., VEREIT Operating Partnership, L.P. and selling security holders may offer and the general manner in which they may be offered from time to time. Each time any of VEREIT, Inc., VEREIT Operating Partnership, L.P. or selling security holders sell securities, a prospectus supplement will be provided that will contain specific information about the terms of any securities offered and may add to or update the information in this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest in our securities.

VEREIT, Inc., VEREIT Operating Partnership, L.P. or selling security holders may offer the securities directly to investors, through agents designated from time to time by VEREIT, Inc. or VEREIT Operating Partnership, L.P., or to or through underwriters or dealers. VEREIT, Inc. and VEREIT Operating Partnership, L.P. may offer and sell these securities on a continuous or delayed basis.

The common stock of VEREIT, Inc. is listed on the New York Stock Exchange, or the NYSE, under the symbol “VER” and the 6.70% Series F Cumulative Redeemable Preferred Stock of VEREIT, Inc. is listed on the NYSE under the symbol “VER PRF.” On May 5, 2016, the closing price of VEREIT, Inc.’s common stock on the NYSE was $9.39, and the closing price of VEREIT, Inc.’s 6.70% Series F Cumulative Redeemable Preferred Stock on the NYSE was $25.79.

Investing in the securities described in this prospectus involves risks. You should carefully read and consider “Risk Factors” included in the most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q of VEREIT, Inc. and VEREIT Operating Partnership, L.P., referred to on page 6 of this prospectus and in the applicable prospectus supplement before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 6, 2016.

i

PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus or incorporated by reference in this prospectus. It may not contain all of the information that is important to you. You should carefully read the entire prospectus and the documents incorporated by reference in this prospectus before deciding whether to invest in our securities.

Unless otherwise indicated or the context requires otherwise, in this prospectus and any prospectus supplement hereto, references to “our company,” “we,” “us” and “our” mean VEREIT, Inc., a Maryland corporation, which we refer to as “VEREIT,” together with its consolidated subsidiaries, including, without limitation, VEREIT Operating Partnership, L.P., a Delaware limited partnership of which we are the sole general partner, which we refer to as the “Operating Partnership.”

About This Prospectus

This prospectus is part of an automatic “shelf” registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act of 1933, as amended, or the Securities Act. By using an automatic shelf registration statement, we or our selling security holders may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement and documents incorporated by reference contain the full text of certain contracts and other important documents that we have summarized in this prospectus or that we may summarize in a prospectus supplement. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits and other documents can be obtained from the SEC as indicated under the Sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.”

This prospectus only provides you with a general description of the securities we or our selling security holders may offer, which is not meant to be a complete description of each security. Each time we or our selling security holders sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully both this prospectus and any prospectus supplement together with the additional information described under the Sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.”

You should rely only on the information contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any applicable free writing prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus and any applicable prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction to or from any person to whom or for whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus, any applicable prospectus supplement, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

About VEREIT, Inc. and VEREIT Operating Partnership, L.P.

We are a full-service real estate operating company that operates through two business segments, our real estate investment (“REI”) segment and our investment management segment, Cole Capital. Through our REI segment, we own and actively manage a diversified portfolio of 4,378 retail, restaurant, office and industrial real estate properties with an aggregate of 99.0 million square feet, of which 98.6% was leased as of March 31, 2016, with a weighted-average remaining lease term of 10.4 years. Through our Cole Capital segment, we are responsible for raising capital for and managing the affairs of certain non-listed real estate investment trusts (the “Cole REITs”) on a day-to-day basis, identifying and making acquisitions and investments on behalf of the Cole REITs, and recommending to the respective board of directors of each of the Cole REITs an approach for providing investors with liquidity. Cole Capital receives compensation and reimbursement for performing these services.

Substantially all of the REI segment’s operations are conducted through the Operating Partnership. VEREIT is the sole general partner and holder of 97.4% of the common partnership interests in the Operating Partnership (the “OP Units”) as of March 31, 2016 with the remaining 2.6% of the OP Units owned by certain non-affiliated investors and certain former directors, officers and employees of our former external manager, ARC Properties Advisors, LLC (the “Former Manager”). Substantially all of the Cole Capital segment’s operations are conducted through Cole Capital Advisors, Inc. (“CCA”), an Arizona corporation and a wholly owned subsidiary of the Operating Partnership. CCA is treated as a taxable REIT subsidiary (“TRS”) under Section 856 of the Internal Revenue Code of 1986, as amended (the “Code”). In August 2013, our board of directors (the “Board of Directors” or the “Board”) determined that it was in our best interests to become self-managed, and we completed our transition to self-management on January 8, 2014. Through strategic mergers and acquisitions, our company has grown significantly since incorporation.

VEREIT was incorporated in the State of Maryland on December 2, 2010 and has elected to be treated as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. The Operating Partnership was formed in the State of Delaware on January 13, 2011. We operate our business in a manner that permits us to maintain our exemption from registration under the Investment Company Act of 1940, as amended. VEREIT’s shares of common stock and 6.70% Series F Cumulative Redeemable Preferred Stock (“Series F Preferred Stock”) trade on the New York Stock Exchange (the “NYSE”) under the trading symbols “VER” and “VER PRF,” respectively.

Our principal executive offices are located at 2325 E. Camelback Road, Suite 1100, Phoenix, Arizona 85016. Our telephone number is (800) 606-3610. We maintain a website at www.vereit.com. Information on our website is not, and should not be interpreted to be, part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

SEC rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	VEREIT’s and the Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on February 24, 2016;

•	VEREIT’s and the Operating Partnership’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 filed with the SEC on May 5, 2016;

•	VEREIT’s Current Reports on Forms 8-K filed with the SEC on October 7, 2013 (Accession No. 0001507385-13-000032) (solely with respect to Item 9.01(a)) and May 5, 2016 (Accession No. 0001507385-16-000141);

•	VEREIT’s Current Reports on Forms 8-K/A (in each case, solely with respect to Item 9.01(a)) filed with the SEC on June 7, 2013, June 14, 2013, September 25, 2013, November 18, 2013 (Accession No. 0001144204-13-062549), November 18, 2013 (Accession No. 0001507385-13-000046) and March 14, 2014 (Accession No. 0001507385-14-000012); and

•	the descriptions of VEREIT’s common stock and VEREIT’s 6.70% Series F Cumulative Redeemable Preferred Stock included in VEREIT’s registration statement on Form 8-A filed with the SEC on July 28, 2015, including any amendment or reports filed for the purpose of updating such description.

All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Requests for those documents should be directed to us as follows: VEREIT, Inc., 2325 E, Camelback Road, Suite 1100, Phoenix, Arizona 85016, Attn: Investor Relations, Telephone: (877) 405-2653.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and, in accordance with those requirements, file annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information, as well as this registration statement and the exhibits and schedules thereto, can be inspected at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Information about the operation of the public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy statements and other information regarding registrants, including us, that file such information electronically with the SEC. The address of the SEC’s website is http://www.sec.gov. Copies of these documents may be available on our website at www.vereit.com. Our internet website and the information contained therein or connected thereto are not incorporated into this prospectus or any amendment or supplement thereto.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” (within the meaning of the federal securities laws, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) that reflect our expectations and projections about our future results, performance, prospects and opportunities. We have attempted to identify these forward-looking statements by the use of words such as “may,” “will,” “seek,” “expects,” “anticipates,” “believes,” “targets,” “intends,” “should,” “estimates,” “could” or similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among other things, those discussed below. We intend for all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable by law. We do not undertake publicly to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required to satisfy our obligations under federal securities law.

The following are some, but not all, of the assumptions, risks, uncertainties and other factors that could cause our actual results to differ materially from those presented in our forward-looking statements:

•	We may be unable to renew leases, lease vacant space or re-lease space as leases expire on favorable terms or at all.

•	We are subject to risks associated with tenant, geographic and industry concentrations with respect to our properties.

•	Our properties, goodwill and intangible assets and other assets may be subject to impairment charges.

•	We could be subject to unexpected costs or unexpected liabilities that may arise from potential dispositions and may be unable to dispose of properties on advantageous terms.

•	We are subject to competition in the acquisition and disposition of properties and in the leasing of our properties and we may be unable to acquire, dispose of, or lease properties on advantageous terms.

•	We could be subject to risks associated with bankruptcies or insolvencies of tenants or from tenant defaults generally.

•	We may be affected by risks associated with pending government investigations relating to the findings of an investigation conducted by VEREIT’s audit committee and related litigation.

•	We have substantial indebtedness, which may affect our ability to pay dividends, and expose us to interest rate fluctuation risk and the risk of default under our debt obligations.

•	Our overall borrowing and operating flexibility may be adversely affected by the terms and restrictions within the indenture governing the 2.00% senior notes due 2017, 3.00% senior notes due 2019, 4.60% senior notes due 2024 and unsecured credit facility.

•	Our access to capital and terms of future financings may be affected by adverse changes to our credit rating.

•	We may be affected by the incurrence of additional secured or unsecured debt.

•	We may not be able to achieve and maintain profitability.

•	We may not generate cash flows sufficient to pay our dividends to stockholders or meet our debt service obligations.

•	We may be affected by risks resulting from losses in excess of insured limits.

•	We may fail to remain qualified as a real estate investment trust, or REIT, for U.S. federal income tax purposes.

•	We may be unable to fully reestablish the financial network which previously supported Cole Capital® and its Cole REITs and/or regain the prior level of transaction and capital raising volume of Cole Capital.

•	Our Cole Capital operations are subject to extensive governmental regulation.

•	We are subject to conflicts of interest relating to Cole Capital’s investment management business.

•	We may be unable to retain or hire key personnel.

•	Actual results could differ materially from those anticipated as a result of certain factors, including the factors included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, including those set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The risks included herein are not exhaustive, and you should be aware that there may be other factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all risk factors, nor can we assess the impact of all risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Investors should also refer to the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that are incorporated herein by reference, including those filed in the future, and to other materials we may furnish to the public from time to time through Current Reports on Form 8-K or otherwise, for a discussion of risks and uncertainties that may cause actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements.

RISK FACTORS

Investing in our securities involves risks. Before purchasing the securities offered by this prospectus you should carefully consider the risks, uncertainties and additional information (i) set forth in VEREIT’s and the Operating Partnership’s most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are incorporated, or deemed to be incorporated, by reference into this prospectus, and in the other documents incorporated by reference in this prospectus that we file with the SEC after the date of this prospectus and which are deemed incorporated by reference in this prospectus and (ii) contained in any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.” The risks and uncertainties in the documents incorporated by reference in this prospectus are those that we currently believe may materially affect our company. Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the offering of securities under this prospectus to fund potential acquisitions, to repurchase or repay outstanding indebtedness, and for other general corporate purposes. Further details relating to the use of the net proceeds from the offering of securities under this prospectus will be set forth in the applicable prospectus supplement. Pending such uses, we may temporarily invest the net proceeds in interest-bearing accounts or securities.

We will not receive any of the proceeds of the sale by any selling security holders of the securities covered by this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth VEREIT, Inc.’s consolidated ratios of earnings to fixed charges for each of the periods shown.

	Period from January 1, 2016 to March 31, 2016		Year ended December 31,								Period September 6, 2011 through December 31, 2011(1)		Period January 1, 2011 through September 5, 2011(1)
			2015		2014		2013		2012
Ratio of Earnings to Fixed Charges	—	(2)	—	(2)	—	(2)	—	(2)	—	(2)	—	(2)	—	(2)

(1)	VEREIT, Inc.’s initial public offering, or IPO, closed on September 6, 2011. Information presented for periods prior to the closing of VEREIT, Inc.’s IPO, relates to ARC Income Properties, LLC and ARC Income Properties III, LLC, the entities that directly or indirectly owned our initial 63 properties prior to the closing of VEREIT, Inc.’s IPO.
(2)	The ratio was less than 1:1 for the period from January 1, 2016 to March 31, 2016, for the years ended December 31, 2015, December 31, 2014, December 31, 2013 and December 31, 2012, for the period from September 6, 2011 through December 31, 2011 and for the period from January 2, 2011 through September 5, 2011, as earnings were inadequate to cover fixed charges by deficiencies of approximately $142,980, $423,863, $1,118,310, $509,013, $40,948, $3,952 and $5,302, respectively.

The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. Earnings consist of income from continuing operations before income from unconsolidated joint ventures and gains on consolidation of joint ventures, plus amortization of interest capitalized, distributions from unconsolidated joint ventures, and fixed charges, minus interest capitalized, preferred distributions of consolidated subsidiaries and noncontrolling interest in income of a subsidiary that has not incurred fixed charges. Fixed charges consist of interest expensed, interest capitalized, portion of rental expense representative of the interest factor and preferred distributions of consolidated subsidiaries.

The following table sets forth the Operating Partnership’s consolidated ratios of earnings to fixed charges for each of the periods shown.

	Period from January 1, 2016 to March 31, 2016		Year ended December 31,								Period September 6, 2011 through December 31, 2011(1)
			2015		2014		2013		2012
Ratio of Earnings to Fixed Charges	—	(2)	—	(2)	—	(2)	—	(2)	—	(2)	—	(2)

(1)	The Operating Partnership was formed in connection with VEREIT, Inc.’s IPO. As a result, the ratio of earnings to fixed charges is not a meaningful measure for any period prior to September 6, 2011.
(2)	The ratio was less than 1:1 for the period from January 1, 2016 to March 31, 2016, for the years ended December 31, 2015, December 31, 2014, December 31, 2013 and December 31, 2012 and for the period from September 6, 2011 through December 31, 2011, as earnings were inadequate to cover fixed charges by deficiencies of approximately $136,074, $432,276, $1,151,883, $525,329 $41,533 and $4,057, respectively.

The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. Earnings consist of income from continuing operations before income from unconsolidated joint ventures and gains on consolidation of joint ventures, plus amortization of interest capitalized, distributions from unconsolidated joint ventures, and fixed charges, minus interest capitalized and noncontrolling interest in income of a subsidiary that has not incurred fixed charges. Fixed charges consist of interest expensed, interest capitalized and portion of rental expense representative of the interest factor.

The following table sets forth VEREIT, Inc.’s consolidated ratios of earnings to fixed charges and preferred stock dividends for each of the periods shown.

	Period from January 1, 2016 to March 31, 2016		Year ended December 31,								Period September 6, 2011 through December 31, 2011(1)(2)		Period January 1, 2011 through September 5, 2011(1)(2)
			2015		2014		2013		2012
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends	—	(3)	—	(3)	—	(3)	—	(3)	—	(3)	—	(3)	—	(3)

(1)	VEREIT, Inc.’s IPO closed on September 6, 2011. Information presented for periods prior to the closing of VEREIT, Inc.’s IPO, relates to ARC Income Properties, LLC and ARC Income Properties III, LLC, the entities that directly or indirectly owned our initial 63 properties prior to the closing of VEREIT, Inc.’s IPO.
(2)	Neither VEREIT, Inc. nor its predecessor paid dividends on preferred stock prior to June 15, 2012.
(3)	The ratio was less than 1:1 for the period from January 1, 2016 to March 31, 2016, for the years ended December 31, 2015, December 31, 2014, December 31, 2013 and December 31, 2012, for the period from September 6, 2011 through December 31, 2011 and for the period from January 1, 2011 through September 5, 2011, as earnings were inadequate to cover fixed charges and preferred stock dividends by deficiencies of approximately $142,980, $423,863, $1,118,310, $509,013, $40,948, $3,952 and $5,302, respectively.

The ratios of earnings to combined fixed charges and preferred dividends were computed by dividing earnings by combined fixed charges and preferred dividends on securities of VEREIT, Inc. Earnings consist of income from continuing operations before income from unconsolidated joint ventures and gains on consolidation of joint ventures, plus amortization of interest capitalized, distributions from unconsolidated joint ventures, and fixed charges, minus interest capitalized, preferred distributions of consolidated subsidiaries and noncontrolling interest in income of a subsidiary that has not incurred fixed charges. Combined fixed charges and preferred dividends consist of interest expensed, interest capitalized, portion of rental expense representative of the interest factor, preferred distributions of consolidated subsidiaries and preferred dividends on securities of VEREIT, Inc.

The following table sets forth the Operating Partnership’s consolidated ratios of earnings to fixed charges and preferred unit distributions for each of the periods shown.

	Period from January 1, 2016 to March 31, 2016		Year ended December 31,								Period September 6, 2011 through December 31, 2011(1)
			2015		2014		2013		2012
Ratio of Earnings to Fixed Charges and Preferred Unit Distributions	—	(2)	—	(2)	—	(2)	—	(2)	—	(2)	—	(2)

(1)	The Operating Partnership was formed in connection with VEREIT, Inc.’s IPO. As a result, the ratio of earnings to fixed charges is not a meaningful measure for any period prior to September 6, 2011.
(2)	The ratio was less than 1:1 for the period from January 1, 2016 to March 31, 2016, for the years ended December 31, 2015, December 31, 2014, December 31, 2013 and December 31, 2012 and for the period from September 6, 2011 through December 31, 2011, as earnings were inadequate to cover fixed charges and preferred unit distributions by deficiencies of approximately $136,074, $432,276, $1,151,883, $525,329, $41,533 and $4,057, respectively.

The ratios of earnings to combined fixed charges and preferred distributions were computed by dividing earnings by combined fixed charges and preferred distributions on securities of the Operating Partnership.

Earnings consist of income from continuing operations before income from unconsolidated joint ventures and gains on consolidation of joint ventures, plus amortization of interest capitalized, distributions from unconsolidated joint ventures, and fixed charges, minus interest capitalized and noncontrolling interest in income of a subsidiary that has not incurred fixed charges. Combined fixed charges and preferred distributions consist of interest expensed, interest capitalized, portion of rental expense representative of the interest factor and preferred distributions on securities of the Operating Partnership.

DESCRIPTION OF THE SECURITIES WE OR OUR SELLING SECURITY HOLDERS MAY OFFER

Please note that in the sections entitled “Description of Capital Stock,” “Description of Depositary Shares,” “Description of Warrants” and “Description of Units” references to “we,” “our” and “us” refer only to VEREIT and not to its consolidated subsidiaries.

This prospectus contains summary descriptions of our shares of common stock, shares of preferred stock, debt securities, depositary shares, warrants and units that we or our selling security holders may offer from time to time. As further described in this prospectus, these summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following summary of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to our charter (including the applicable articles supplementary designating the terms of a class or series of preferred stock) and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”

General

Our charter authorizes us to issue up to 1.61 billion shares, consisting of 1.5 billion shares of common stock, par value $0.01 per share, 10.0 million shares of Manager’s Stock, par value $0.01 per share, and 100.0 million shares of preferred stock, par value $0.01 per share, 42,973,522 shares of which have been classified and designated as 6.70% Series F Cumulative Redeemable Preferred Stock. As of March 31, 2016, we had the following stock issued and outstanding: (i) 904,757,365 shares of common stock, (ii) 42,834,138 shares of our 6.70% Series F Cumulative Redeemable Preferred Stock and (iii) no shares of our Manager’s Stock. Additionally, as of March 31, 2016, 23,763,797 common units of limited partnership interest in our operating partnership were issued and outstanding (other than the common units held by the company), each of which is redeemable for one share of our common stock one year after the receipt of such common units (if we elect to issue common stock rather than pay cash upon such redemption). For a description of some of the terms of our outstanding Series F Preferred Stock, see the articles supplementary designating the terms of such class of preferred stock which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, including any subsequently filed amendments thereto and reports filed for the purpose of updating such descriptions, referred to under “Incorporation of Certain Documents by Reference.” For a description of some of the terms of any other class or series of preferred stock we may issue in the future, see the articles supplementary designating the terms of such class or series of preferred stock, which will be filed or incorporated by reference as an exhibit to such registration statement or a document incorporated or deemed to be incorporated by reference in this prospectus, and the description of such class or series of preferred stock contained in the applicable registration statement on Form 8-A, if any, including any subsequently filed amendments thereto and reports filed for the purpose of updating such description, which may be obtained as described below under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Our Board of Directors, with the approval of a majority of the entire Board of Directors and without any action taken by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of our authorized shares or the number of shares of any class or series that we have authority to issue. Under Maryland law, stockholders are not generally liable for our debts or obligations solely as a result of their status as stockholders.

Common Stock

Subject to the preferential rights, if any, of holders of any other class or series of our stock and to the provisions of our charter relating to the restrictions on ownership and transfer of our stock, the holders of our common stock:

•	have the right to receive ratably any distributions from funds legally available therefor, when, as and if authorized by our Board of Directors and declared by us; and

•	are entitled to share ratably in all of our assets available for distribution to holders of our common stock upon liquidation, dissolution or winding up of our affairs.

There are no redemption, sinking fund, conversion or preemptive rights with respect to the shares of our common stock. Holders of our common stock generally will have no appraisal rights.

Subject to the provisions of our charter relating to the restrictions on ownership and transfer of our stock and except as may otherwise be specified in our charter, holders of our common stock are entitled to one vote per share on all matters on which holders of our common stock are entitled to vote at all meetings of our stockholders. The holders of our common stock do not have cumulative voting rights.

The holders of common stock shall vote together with the holders of shares of Manager’s Stock as a single class on all matters. Holders of shares of our common stock shall be entitled to vote for the election of directors. Directors may be removed from office, with or without cause, by the affirmative vote of stockholders entitled to cast not less than 66 2/3% of the total votes entitled to be cast generally in the election of directors. Vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office (although less than a quorum) or by the sole remaining director. Any director elected to fill a vacancy will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualifies or until his or her earlier death, resignation or removal.

Manager’s Stock

Concurrently with the completion of our initial public offering, we granted to our Former Manager 167,400 restricted shares of Manager’s Stock. Such shares of Manager’s Stock were converted into shares of our common stock, which have vested. There is no Manager’s Stock outstanding, and we do not expect to issue additional Manager’s Stock in the future. Except as set forth in our charter, the Manager’s Stock has the same rights as our common stock, including, without limitation, as follows:

•	The holders of the Manager’s Stock have the right to receive ratably any distributions from funds legally available therefor, when, as and if authorized by our Board of Directors and declared by us and are entitled to share ratably in all our assets available for distribution to holders of our common stock upon liquidation, dissolution or winding up of our affairs.

•	The holders of the Manager’s Stock are entitled to one vote per share on all matters on which holders of our common stock are entitled to vote at all meetings of our stockholders. The holders of the Manager’s Stock do not have cumulative voting rights.

•	There are no redemption, sinking fund, conversion or preemptive rights with respect to the shares of the Manager’s Stock. The holders of the Manager’s Stock generally will have no appraisal rights.

•	The holders of the Manager’s Stock will vote together with holders of our common stock as a single class on all matters, including voting for the election of directors.

The Manager’s Stock is a separate class of stock that, at such time as any dividends are paid on our common stock, is entitled to receive a concurrent dividend per share in an amount equal to 1% of such dividend received on each share of common stock. At such time that we cover the payment of cash dividends declared on shares of our common stock with adjusted funds from operations for the six immediately preceding months, to the extent any shares of Manager’s Stock remain outstanding, no dividends will be authorized or paid or set aside for payment on shares of our common stock until the holders of the Manager’s Stock then outstanding have received dividends per share of Manager’s Stock equal to the cash dividends that were paid on each share of common stock, less the amount of any concurrent dividends that were paid on the Manager’s Stock, that were not so paid on such shares of Manager’s Stock during the period in which such shares of common stock and Manager’s Stock were outstanding. Upon the occurrence of this dividend triggering event and the payment of all deferred dividends pursuant to the foregoing sentence, each share of Manager’s Stock will convert into a share of common stock; provided, that to the extent any shares of Manager’s Stock remain subject to further vesting requirements, such vesting requirements will apply to the shares of common stock into which such shares of Manager’s Stock were converted. The Manager’s Stock will be subject to any further restrictions contained in the equity plan pursuant to which it is issued.

Preferred Stock

General

Under our charter, our Board of Directors is authorized to provide for the issuance of shares of preferred stock in one or more classes or series, to establish the number of shares in each class or series and to fix the terms thereof. Our Board of Directors could authorize the issuance of additional shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that holders of common stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of common stock might receive a premium for their shares over the then market price of such shares of common stock.

Some of the rights, preferences, privileges and restrictions of the shares of preferred stock of a series may include the following:

•	distribution rights;

•	conversion rights;

•	voting rights;

•	redemption rights and terms of redemptions; and

•	liquidation preferences.

The preferred stock we may offer from time to time under this prospectus, when issued, will be duly authorized, fully paid and nonassessable.

Any shares of our preferred stock that we issue could rank senior to our shares of common stock and Series F Preferred Stock with respect to the payment of distributions, in which case we could not pay any distributions on such junior shares until full distributions have been paid with respect to such shares of our preferred stock.

The rights, preferences, privileges and restrictions of each class or series of shares of our preferred stock will be fixed by articles supplementary relating to the class or series. We will describe the specific terms of the particular class or series of shares of our preferred stock offered in the prospectus supplement relating to that class or series, which terms may include:

•	the designation and par value of the shares of our preferred stock;

•	the voting rights, if any, of the shares of our preferred stock;

•	the number of shares of our preferred stock offered, the liquidation preference per share of our preferred stock and the offering price of the shares of our preferred stock;

•	the distribution rate(s), period(s) and payment date(s) or method(s) of calculation applicable to the shares of our preferred stock;

•	whether distributions will be cumulative or non-cumulative and, if cumulative, the date(s) from which distributions on the shares of our preferred stock will cumulate;

•	the procedures for any auction and remarketing for the shares of our preferred stock, if applicable;

•	the provision for a sinking fund, if any, for the shares of our preferred stock;

•	the provision for, and any restriction on, redemption, if applicable, of the shares of our preferred stock;

•	the provision for, and any restriction on, repurchase, if applicable, of the shares of our preferred stock;

•	the terms and provisions, if any, upon which the shares of our preferred stock will be convertible into shares of common stock, including the conversion price (or manner or calculation) and conversion period;

•	the terms under which the rights of the shares of our preferred stock may be modified, if applicable;

•	the relative ranking and preferences of the shares of our preferred stock as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs;

•	any limitation on issuance of any other series of shares of our preferred stock, including any series of shares of our preferred stock ranking senior to or on parity with the series of shares of our preferred stock as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs;

•	any listing of the shares of our preferred stock on any securities exchange;

•	if appropriate, a discussion of any additional material U.S. federal income tax considerations applicable to the shares of our preferred stock;

•	information with respect to book-entry procedures, if applicable;

•	in addition to those restrictions described below, any other restrictions on the ownership and transfer of the shares of our preferred stock; and

•	any additional rights, preferences, privileges or restrictions of the shares of our preferred stock.

Power to Reclassify Shares of Our Stock

Our Board of Directors may classify any unissued shares of preferred stock or unissued shares of common stock, and reclassify any unissued shares of preferred stock or unissued shares of common stock into other classes or series of stock, including one or more classes or series of stock that have priority over our common stock with respect to voting rights, distributions or upon liquidation, and authorize us to issue the newly classified shares or reclassified shares. Prior to the issuance of shares of each class or series, our Board of Directors is required by the Maryland General Corporation Law, or the MGCL, and our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock or any other limitation or restriction in our charter or bylaws, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms or conditions of redemption for each such class or series. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law, the terms of any other class or series of our stock or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

Power to Increase Authorized Stock and Issue Additional Shares of Our Common Stock and Preferred Stock

We believe that the power of our Board of Directors to amend our charter from time to time to increase the aggregate number of authorized shares of stock or the number of shares of stock of any class or series that we have the authority to issue, to issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock into other classes or series of stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. Shares of additional classes or series of stock, as well as additional shares of common stock, will be available for issuance without further action by our stockholders, unless stockholder consent is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities are then listed or traded. Although our Board of Directors does not currently intend to do so, it could authorize us to issue a class or series of common stock or preferred stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our stockholders or otherwise be in their best interest.

Restrictions on Transfer and Ownership of Stock

In order for us to qualify as a REIT under the Code, shares of our stock must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, under Section 856(h) of the Code, a REIT cannot be “closely held.” In this regard, not more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Our charter contains restrictions on the ownership and transfer of shares of our common stock and other outstanding shares of stock. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may own, or be deemed to own, by virtue of the applicable beneficial and constructive ownership provisions of the Code, more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of our shares of common stock; we refer to these limitations as the “ownership limits.”

The beneficial and constructive ownership rules under the Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% in value of the aggregate of our outstanding shares of stock or 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of our shares of common stock (or the acquisition of an interest in an entity that owns, actually or constructively, shares of our stock by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to violate the ownership limits.

Our Board of Directors may, upon receipt of certain representations, undertakings and agreements and in its sole discretion, exempt (prospectively or retroactively) any person from the ownership limits or establish a different limit, or excepted holder limit, for a particular person if the person’s ownership in excess of the ownership limits will not then or in the future result in our being “closely held” under Section 856(h) of the Code (without regard to whether the person’s interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT. In order to be considered by our Board of Directors for exemption, a person also must not own, actually or constructively, an interest in one of our tenants (or a tenant of any entity which we own or control) that would cause us to own, actually or constructively, more than a 9.8% interest in the tenant unless the revenue derived by us from such tenant is sufficiently small that, in the opinion of our Board of Directors, rent from such tenant would not adversely affect our ability to qualify as a REIT. The person seeking an exemption must represent and covenant to the satisfaction of our Board of Directors that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer to a trust of the shares of stock causing the violation. As a condition of granting an exemption or creating an excepted holder limit, our Board of Directors may require an opinion of counsel or a ruling from the Internal Revenue Service, or IRS, satisfactory to our Board of Directors that in its sole discretion it may deem necessary or advisable in order to determine or ensure our status as a REIT. Notwithstanding the receipt of any ruling or opinion, our Board of Directors may impose such other conditions or restrictions as it deems appropriate.

In connection with granting an exemption from the ownership limits or establishing an excepted holder limit or at any other time, our Board of Directors may increase or decrease the ownership limits. Any decrease in the ownership limits will not be effective for any person whose percentage ownership of shares of our stock is in excess of such decreased limits until such person’s percentage ownership of shares of our stock equals or falls below such decreased limits (other than a decrease as a result of a retroactive change in existing law, which will be effective immediately), but any further acquisition of shares of our stock in excess of such percentage ownership will be in violation of the applicable limits. Our Board of Directors may not increase or decrease the ownership limits if, after giving effect to such increase or decrease, five or fewer persons could beneficially own or constructively own in the aggregate more than 49.9% in value of the shares of our stock then outstanding. Prior to any modification of the ownership limits, our Board of Directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT.

Our charter further prohibits:

•	any person from beneficially or constructively owning, applying certain attribution rules of the Code, shares of our stock that would result in our being “closely held” under Section 856(h) of the Code (without regard to whether the stockholder’s interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT; and

•	any person from transferring shares of our stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate the ownership limits or any of the other foregoing restrictions on ownership and transfer of our stock will be required to immediately give written notice to us or, in the case of a proposed or attempted transaction, give at least 15 days’ prior written notice to us, and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The ownership limits and the other restrictions on ownership and transfer of our stock will not apply if our Board of Directors determines that it is no longer in our best interests to continue to qualify as a REIT or that compliance with the restrictions on ownership and transfer of our stock is no longer required in order for us to qualify as a REIT.

If any transfer of shares of our stock would result in shares of our stock being beneficially owned by fewer than 100 persons, such transfer will be void from the time of such purported transfer and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of shares of our stock or any other event would otherwise result in:

•	any person violating the ownership limits or such other limit established by our Board of Directors; or

•	our company being “closely held” under Section 856(h) of the Code (without regard to whether the stockholder’s interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause us to violate such restrictions will automatically be transferred to, and held by, a charitable trust for the exclusive benefit of one or more charitable organizations selected by us, and the intended transferee will acquire no rights in such shares. The transfer will be deemed to be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in the transfer to the charitable trust. A person who, but for the transfer of the shares to the charitable trust, would have beneficially or constructively owned the shares so transferred is referred to as a “prohibited owner,” which, if appropriate in the context, also means any person who would have been the record owner of the shares that the prohibited owner would have so owned. If the transfer to the charitable trust as described above would not be effective, for any reason, to prevent violation of the applicable restriction on ownership and transfer contained in our charter, then our charter provides that the transfer of the shares will be void from the time of such purported transfer and the intended transferee will acquire no rights in such shares.

Shares of stock transferred to a charitable trust are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price paid per share in the transaction that resulted in such transfer to the charitable trust (or, in the case of a devise or gift, the market price, defined generally as the last reported sales price reported on the applicable exchange, at the time of such devise or gift) and (2) the market price on the date we, or our designee, accept such offer. We may reduce the amount payable to the charitable trust by the amount of distributions which have been paid to the prohibited owner and are owed by the prohibited owner to the charitable trust as described below. We may pay the amount of such reduction to the charitable trust for the benefit of the charitable beneficiary. We have the right to accept such offer until the trustee of the charitable trust has sold the shares held in the charitable trust as discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, and the charitable trustee must distribute the net proceeds of the sale to the prohibited owner.

If we do not buy the shares, the charitable trustee must, within 20 days of receiving notice from us of the transfer of the shares to the charitable trust, sell the shares to a person or entity designated by the charitable trustee who could own the shares without violating the ownership limits or the other restrictions on ownership and transfer of our stock described above. Upon such sale, the interest of the charitable beneficiary in the shares sold terminates, and the charitable trustee must distribute the net proceeds of the sale to the prohibited owner. Specifically, the charitable trustee must distribute to the prohibited owner an amount equal to the lesser of (1) the price paid by the prohibited owner for the shares in the transaction that resulted in the transfer to the charitable trust (or, if the prohibited owner did not give value for such shares in connection with the event causing the shares to be held in trust, e.g., in the case of a gift, devise or other such transaction, the market price per share of such stock on the day of the event that resulted in the transfer to the charitable trust) and (2) the price per share received by the charitable trust for the shares. The charitable trustee may reduce the amount payable to the prohibited owner by the amount of distributions which have been paid to the prohibited owner and are owed by the prohibited owner to the charitable trust. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the charitable beneficiary, together with any distributions thereon. In addition, if, prior to discovery by us that shares of stock have been transferred to a charitable trust, such shares of stock are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the charitable trust and to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount will be paid to the charitable trust upon demand by the charitable trustee. The prohibited owner will have no rights in the shares held by the charitable trust.

The charitable trustee will be designated by us and will be unaffiliated with us and with any prohibited owner. Prior to the sale of any shares by the charitable trust, the charitable trustee will receive, in trust for the charitable beneficiary, all distributions made by us with respect to such shares and may also exercise all voting rights with respect to such shares. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the charitable trust will be paid by the recipient to the charitable trust upon demand by the charitable trustee and any other distribution authorized but unpaid shall be paid when due to the charitable trustee. These rights will be exercised for the exclusive benefit of the charitable beneficiary.

Subject to Maryland law, effective as of the date that the shares have been transferred to the charitable trust, the charitable trustee will have the authority, at the charitable trustee’s sole discretion:

•	to rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the charitable trust; and

•	to recast the vote in accordance with the desires of the charitable trustee acting for the benefit of the charitable beneficiary.

However, if we have already taken irreversible action, then the charitable trustee may not rescind and recast the vote.

If our Board of Directors determines in good faith that a proposed transfer or other event would violate or has violated the restrictions on ownership and transfer of our stock set forth in our charter, our Board of Directors shall take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

At our request, every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of the outstanding shares of all classes or series of our stock, including common stock, will be required to give written notice to us within 30 days after the end of each taxable year stating the name and address of such owner, the number of shares of each class and series of our stock that the person beneficially owns and a description of the manner in which such shares are held. Each such owner will be required to provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder will, upon demand, be required to provide to us such information as we may request, in good faith, in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Any certificates representing shares of our stock, or any written statements of information delivered in lieu of certificates, will bear a legend referring to the restrictions described above.

These restrictions on ownership and transfer of our stock could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock and our Series F Preferred Stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer depositary shares, each of which would represent an interest in a fractional share, or multiple shares, of our preferred stock instead of whole shares of preferred stock. If so, we will allow a depositary to issue to the public depositary shares, each of which will represent an interest in a fractional share, or multiple shares, of preferred stock as described in the prospectus supplement. The shares of the preferred stock underlying any depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company acting as depositary with respect to those shares of preferred stock. The prospectus supplement relating to a series of depositary shares will specify the name and address of the depositary. Under the deposit agreement, each owner of a depositary share will be entitled, in proportion of its interest in a fractional share, or multiple shares, of the preferred stock underlying that depositary share, to all the rights and preferences of that preferred stock, including dividend, voting, redemption, conversion, exchange and liquidation rights.

Some of the particular terms of the depositary shares offered by the applicable prospectus supplement, as well as some of the terms of the related deposit agreement, will be described in the prospectus supplement, which may also include a discussion of certain U.S. federal income tax consequences.

Copies of the applicable form of deposit agreement and depositary receipt will be filed or incorporated by reference as exhibits to the Registration Statement of which this prospectus is a part or to a document incorporated or deemed to be incorporated by reference herein and may be obtained as described below under “Where You Can Find More Information.” The statements in this prospectus relating to any deposit agreement, the depositary receipts to be issued thereunder and the related depositary shares are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts. Accordingly, you should read the form of deposit agreement and depositary receipt in their entirety before making an investment decision.

DESCRIPTION OF DEBT SECURITIES

The following is a description of the general terms and provisions of the debt securities VEREIT, Inc. and VEREIT Operating Partnership, L.P. may issue from time to time in one or more series and the related guarantees of VEREIT, Inc. or VEREIT Operating Partnership, L.P., if applicable. Each series of debt securities may have different terms. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus, including the terms of any related guarantees by VEREIT, Inc. and the terms, if any, on which a series of debt securities may be convertible into or exchangeable for other securities. We will also indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

The debt securities may be offered in the form of senior debt securities. Unless otherwise specified in a prospectus supplement, the debt securities will be the direct, unsecured obligations of VEREIT, Inc. or VEREIT Operating Partnership, L.P., as applicable. The debt securities will rank equally in right of payment with all of VEREIT, Inc.’s or VEREIT Operating Partnership, L.P.’s other unsecured and unsubordinated indebtedness, as applicable.

Unless otherwise specified in a prospectus supplement, (1) debt securities of VEREIT, Inc. will be issued under an indenture, dated as of a date on or prior to such issuance between VEREIT, Inc., as the issuer of such debt securities and a trustee to be selected by VEREIT, Inc., as amended or supplemented from time to time (the “VEREIT, Inc. indenture”), the form of which is included as an exhibit to the registration statement of which this prospectus forms a part and incorporated into this prospectus by reference; and (2) debt securities of VEREIT Operating Partnership, L.P. will be issued under the indenture, dated as of February 6, 2014, by and among VEREIT Operating Partnership, L.P., Clark Acquisition, LLC (which no longer exists), VEREIT, Inc., as guarantor, and U.S. Bank National Association, as trustee (the “VEREIT Operating Partnership, L.P. indenture” and, together with VEREIT, Inc. indenture, the “indentures”), which is included as an exhibit to our registration statement and incorporated into this prospectus by reference. Except as otherwise indicated, the terms of the indentures are identical.

We have summarized select portions of the indentures below, which will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement and in a supplement to the applicable indenture or an officer’s certificate delivered pursuant to the applicable indenture. The summary is not complete. You should read the applicable indenture, our debt securities and any guarantees thereof carefully for provisions that may be important to you.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our Board of Directors and set forth or determined in the manner provided in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement.

Each indenture provides that we may designate a trustee under an indenture and that in certain circumstances, we may, but need not, designate more than one trustee under an indenture. Unless otherwise specified in a prospectus supplement, the VEREIT Operating Partnership, L.P. indenture designates U.S. Bank National Association as the trustee for the indenture with respect to one or more series of VEREIT Operating Partnership, L.P.’s debt securities and related guarantees of VEREIT, Inc., if applicable. U.S. Bank National Association, or any other specified trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

Unless otherwise specified in a supplement to this prospectus, the debt securities will be VEREIT, Inc.’s and VEREIT Operating Partnership, L.P.’s direct, unsecured obligations, as applicable, and will rank equally with all of VEREIT, Inc.’s or VEREIT Operating Partnership, L.P.’s other unsecured and unsubordinated indebtedness, as applicable. The debt securities may be fully and unconditionally guaranteed by VEREIT, Inc., VEREIT Operating Partnership, L.P. or other subsidiaries of VEREIT, Inc. We can issue an unlimited amount of debt securities under the indentures that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement, including any pricing supplement, relating to any series of debt securities being offered, the aggregate principal amount and the following terms of such series of debt securities, to the extent applicable:

(1)	the title of the series (which shall distinguish the debt securities of that particular series from the debt securities of any other series);

(2)	any limit upon the aggregate principal amount of the debt securities of that series that may be authenticated and delivered under the applicable indenture (except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other debt securities of that series), and if such series may be reopened from time to time for the issuance of additional debt securities of such series or to establish additional terms of such series;

(3)	the date or dates on which the principal of the debt securities of the series is payable and the place(s) of payment;

(4)	the rate or rates at which the debt securities of the series shall bear interest or the manner of calculation of such rate or rates, if any;

(5)	the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates, the place(s) of payment, and the record date or other method for the determination of holders to whom interest is payable on any such interest payment dates;

(6)	the right, if any, to extend the interest payment periods and the duration of such extension;

(7)	the period or periods within which, the price or prices at which and the terms and conditions upon which, debt securities of the series may be redeemed, in whole or in part, at the option of the issuer;

(8)	the obligation, if any, of the issuer to redeem or purchase debt securities of the series pursuant to any sinking fund or analogous provisions (including payments made in cash in satisfaction of future sinking fund obligations) or at the option of a holder thereof and the period or periods within which or the date or dates on which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which debt securities of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

(9)	the form of the debt securities of the series including the form of the trustee’s certificate of authentication for such series;

(10)	if other than denominations of one thousand U.S. dollars ($1,000) or any integral multiple thereof, the denominations in which the debt securities of the series shall be issuable;

(11)	any and all other terms with respect to such series (which terms shall not be inconsistent with the terms of the applicable indenture, as amended by any supplemental indenture) including any terms which may be required by or advisable under United States laws or regulations or advisable in connection with the marketing of debt securities of that series;

(12)	whether the debt securities are issuable as a global security and, in such case, the identity of the depositary for such series;

(13)	whether the debt securities will be convertible into and/or exchangeable for shares of common stock or other securities of VEREIT, Inc. and, if so, the terms and conditions upon which such debt securities will be so convertible, including the conversion price and the conversion period, and any deletions from or modifications or additions to the applicable indenture to permit or to facilitate the issuance of such convertible or exchangeable debt securities or the administration thereof;

(14)	if other than the principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to the applicable indenture;

(15)	any additional or different events of default or restrictive covenants provided for with respect to the debt securities of the series;

(16)	if applicable, that the debt securities of the series, in whole or in specified part, shall be defeasible pursuant to the applicable indenture and, if other than by a board resolution, the manner in which any election by the issuer to defease such debt securities shall be evidenced;

(17)	if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any debt securities of the series shall be payable or may be payable at the election of the issuer or a holder of such debt security thereof, and the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies, currency unit or currency units in which such debt securities are denominated or stated to be payable and the currency or currencies, currency unit or currency units in which such debt securities are to be so payable;

(18)	the terms and conditions, if any, upon which the issuer shall pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder of such debt securities that is not a United States person for federal tax purposes;

(19)	any restrictions on transfer, sale or assignment of the debt securities of the series;

(20)	the guarantors, if any, of the debt securities of the series, and the extent of the guarantees (including provisions relating to seniority, subordination and the release of the guarantors), if any, and any additions or changes to permit or facilitate guarantees of such debt securities; and

(21)	if the amount of payment of principal of, premium, if any, or interest on the debt securities of the series may be determined with reference to an index, formula or other method including, but not limited to, an index based on a currency or currencies other than that in which the debt securities are stated to be payable, the manner in which such amounts shall be determined.

The indentures do not limit the amount of debt securities that VEREIT, Inc. or VEREIT Operating Partnership, L.P. may issue under the applicable indenture. Unless otherwise described in the applicable prospectus supplement and as established in one or more officer’s certificates or indentures supplemental to the applicable indenture, VEREIT, Inc. and VEREIT Operating Partnership, L.P. may, without the consent of the holders of any series of debt securities, create and issue additional debt securities of such series in the future having the same terms, other than the date of original issuance, the issue price, the date on which interest begins to accrue and, in some cases, the first interest payment date, so as to form a single series with the applicable series of debt securities. VEREIT, Inc. and VEREIT Operating Partnership, L.P. may also issue from time to time other series of debt securities under the indentures.

Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Except as described under “— Covenants” and “— Merger, Consolidation or Sale of Assets,” and unless otherwise described in the applicable prospectus supplement and as established in one or more officer’s certificates or indentures supplemental to the applicable indenture, the indentures do not prohibit VEREIT, Inc. or any of its subsidiaries from incurring additional indebtedness or issuing preferred equity in the future, nor do the indentures afford holders of the debt securities protection in the event of (1) a recapitalization transaction or other highly leveraged or similar transaction involving VEREIT, Inc. or any of its subsidiaries, (2) a change of control of VEREIT, Inc. or any of its subsidiaries or (3) a merger, consolidation, reorganization, restructuring or transfer or lease of substantially all of VEREIT, Inc.’s or any of its subsidiaries’ assets or any similar transaction that may adversely affect the holders of the debt securities. VEREIT, Inc. may, in the future, enter into certain transactions such as the sale of all or substantially all of VEREIT, Inc.’s, VEREIT Operating Partnership, L.P. or any of its other subsidiaries’ assets or a merger or consolidation that may increase the amount of VEREIT, Inc.’s consolidated indebtedness or substantially change VEREIT, Inc.’s consolidated assets, which may have an adverse effect on VEREIT Operating Partnership, L.P. and its subsidiaries’ ability to service their indebtedness, including the debt securities.

Form of Debt Securities

We will issue each debt security in global — i.e., book-entry — form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by that global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants.

In addition, we will issue each debt security in fully registered form, without coupons.

Payment

Unless otherwise described in the applicable prospectus supplement, the principal of, and any premium (or make-whole amount) and interest on, any series of the debt securities will be payable at the corporate trust office of the applicable trustee, in the Borough of Manhattan, City of New York or such other office designated by us or the applicable trustee for such purpose. We may also pay interest by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.

All monies that we pay to a paying agent or a trustee, or then held by us, in trust for payment of principal of (or premium, if any) or interest on any debt security that are not applied but remain unclaimed by the holders of such debt securities for at least two years after the date upon which the principal of (and premium, if any) or interest on such debt security shall have respectively become due and payable, or such shorter period set forth in applicable law, shall be repaid to us on May 31 of each year or (if then held by us) shall be discharged from such trust. After funds have been returned to us, the holder of the debt security may look only to us for payment as an unsecured general creditor.

Transfer and Exchange

Unless otherwise described in the applicable prospectus supplement, a holder of debt securities of a series may transfer or exchange such debt securities in accordance with the applicable indenture. The applicable registrar and trustee may require a holder to furnish appropriate endorsements and transfer documents in connection with a transfer of such debt securities. Holders of debt securities will be required to pay all taxes due on transfer. The issuer of debt securities is not required to transfer or exchange any debt security selected for redemption. Also, the issuer of debt securities is not required to issue, transfer or exchange any debt security of a series for a period of 15 days before the mailing of a notice of redemption of debt securities of such series to be redeemed.

Covenants

Unless otherwise provided for in the applicable prospectus supplement, the following covenants apply to the debt securities of a series for the benefit of the holders of such debt securities:

Existence. Except as permitted under the heading entitled “— Merger, Consolidation or Sale of Assets,” each of VEREIT, Inc. and VEREIT Operating Partnership, L.P. shall do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence, all material rights (by charter, bylaws or other governing document and statute) and all material franchises; provided, that neither VEREIT, Inc. nor VEREIT Operating Partnership, L.P. shall be required to preserve any right or franchise if its Board of Directors (or similar governing body) determines that the preservation thereof is no longer desirable in the conduct of its business.

Maintenance of Properties. Each of VEREIT, Inc. and VEREIT Operating Partnership, L.P. shall cause each of its material properties used or useful in the conduct of its business or the business of any subsidiary of VEREIT, Inc. to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will require it to cause to be made all necessary repairs, renewals, replacements, betterments and improvements to those properties, as in its judgment may be necessary so that the business carried on in connection with those properties may be properly and advantageously conducted at all times; provided, that VEREIT, Inc. and its subsidiaries shall not be prevented from selling or otherwise disposing of these properties for value in the ordinary course of business.

Insurance. VEREIT, Inc. shall, and shall cause each of its subsidiaries to, keep in force upon all of its properties and operations policies of insurance with financially sound and reputable carriers in such amounts and covering all risks as shall be customary in the industry, in accordance with prevailing market conditions and availability.

Payment of Taxes and Other Claims. VEREIT, Inc. shall pay or discharge (or, if applicable, cause to be transferred to bond or other security) or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed on each of VEREIT, Inc. or any of its subsidiaries or upon the income, profits or property of each of VEREIT, Inc. or any of its subsidiaries and (2) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon its property or the property of any subsidiary; provided, that VEREIT, Inc. shall not be required to pay or discharge (or transfer to bond or other security) or cause to be paid or discharged any tax, assessment, charge or claim the amount, applicability or validity of which it is contesting in good faith through appropriate proceedings and for which it has established adequate reserves in accordance with GAAP.

Provision of Financial Information. The issuer of the debt securities will provide (which delivery may be via electronic mail) to the applicable trustee, within 15 days after it files the same with the Securities and Exchange Commission (the “SEC”), copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) that it files with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”); provided, however, it will not be required to deliver to the applicable trustee any materials for which it has sought and received confidential treatment by the SEC; and provided further, so long as such filings of the issuer are available on the SEC’s Electronic Data Gathering, Analysis and Retrieval System (EDGAR), such filings shall be deemed to have been filed with the applicable trustee for purposes of this covenant without any further action required by the issuer; provided, however, that the applicable trustee shall have no obligation whatsoever to determine if such filing has been so made. The issuer of the debt securities will also comply with the other provisions of Section 314(a) of the Trust Indenture Act of 1939, as amended (the “TIA”).

Additional Covenants. The applicable prospectus supplement will set forth any additional covenants of VEREIT, Inc. or VEREIT Operating Partnership, L.P. relating to any series of debt securities.

Merger, Consolidation or Sale of Assets

Unless otherwise described in the applicable prospectus supplement and as established in one or more officer’s certificates or indentures supplemental to the applicable indenture, the indentures provide that VEREIT, Inc. or VEREIT Operating Partnership, L.P. may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity, provided that the following conditions are met:

(1)	(i) VEREIT, Inc. or VEREIT Operating Partnership, L.P., as applicable, shall be the continuing entity, or (ii) the successor entity (if other than VEREIT, Inc. or VEREIT Operating Partnership, L.P., as applicable) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall be domiciled in the United States, any state thereof or the District of Columbia and shall expressly assume payment of the principal of and interest on each series of the debt securities and the due and punctual performance and observance of all of the covenants and conditions in the applicable indenture;

(2)	immediately after giving effect on a pro forma basis to the transaction (including the incurrence of any debt in connection therewith), no event of default under the applicable indenture, and no event which, after notice or the lapse of time, or both, would become an event of default, shall have occurred and be continuing; and

(3)	an officer’s certificate and legal opinion covering these conditions shall be delivered to the applicable trustee.

In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraph in which VEREIT, Inc. or VEREIT Operating Partnership, L.P., as applicable, is not the continuing entity, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of VEREIT, Inc.’s or VEREIT Operating Partnership, L.P.’s, as applicable, and VEREIT, Inc. or VEREIT Operating Partnership, L.P., as applicable, shall be discharged from its obligations under the applicable debt securities and indenture; provided, that VEREIT, Inc. or VEREIT Operating Partnership, L.P., as applicable, shall not be relieved from the obligation to pay the principal of and interest on such series of debt securities except in the case of a sale, assignment, transfer, conveyance or other disposition of all of the Issuer’s assets that complies with the conditions listed in the immediately preceding paragraph.

Events of Default, Notice and Waiver

Unless otherwise described in the applicable prospectus supplement and as established in one or more officer’s certificates or indentures supplemental to the applicable indenture, the indentures provide that the following events are “events of default” with respect to each series of debt securities:

(1)	default in the payment of any installment of interest on any debt securities of that series, as and when the same shall become due and payable, and the continuance of such default for a period of 30 days; provided, however, that a valid extension of an interest payment period by the issuer in accordance with the terms of any indenture supplemental to the applicable indenture shall not constitute a default in the payment of interest for this purpose;

(2)

default in the payment of the principal of (or premium, if any, on) any debt securities of that series as and when the same shall become due and payable, whether at stated maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise or in any payment required by any sinking or analogous fund established with respect to that series; provided, however, that a valid extension of the maturity of such debt securities of such series in accordance with the terms of any indenture supplemental to the applicable indenture shall not constitute a default in the payment of principal or premium, if any;

(3)	default in the observance or performance of any of the issuer’s or any guarantor’s other covenants or agreements with respect to that series contained in the applicable indenture or otherwise established with respect to that series of debt securities (other than a covenant or agreement that has been expressly included in the applicable indenture solely for the benefit of one or more series of debt securities other than such series of debt securities), which continues for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied and stating that such notice is a “notice of default” thereunder is given to the issuer by the applicable trustee, by registered or certified mail, or to the issuer and the applicable trustee by the holders of at least 25% in principal amount of the outstanding debt securities of that series;

(4)	the guarantee of any guarantor ceases to be in full force and effect or such guarantor denies or disaffirms in writing its obligations under the applicable indenture or its guarantee;

(5)	default under any bond, debenture, note or other evidence of indebtedness for money borrowed by VEREIT, Inc. or any of its subsidiaries (including obligations under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, but not including any indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $50.0 million or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by VEREIT, Inc. or any of its subsidiaries (including such leases, but not including such indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $50.0 million, whether the indebtedness exists at the date of the applicable indenture or shall thereafter be created, which default shall have resulted in the indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable or which default shall have resulted in the obligation being accelerated, without the acceleration having been rescinded or annulled; or

(6)	certain events of bankruptcy, insolvency or reorganization with respect to VEREIT, Inc., VEREIT Operating Partnership, L.P. or any Significant Subsidiary of VEREIT, Inc.

The term “Significant Subsidiary” as used above has the meaning ascribed to the term in Rule 1-02 of Regulation S-X promulgated under the Securities Act of 1934, as amended (the “Securities Act”).

If an event of default under the applicable indenture occurs and is continuing, then the applicable trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all the debt securities of that series to be due and payable immediately by written notice thereof to the issuer (and to the applicable trustee if given by the holders of the applicable debt securities); provided that if an Event of Default specified in clause (6) above occurs, the principal amount of all outstanding debt securities of each series shall become due and payable without any declaration or other act on the part of the applicable trustee or any holder of debt securities. However, at any time after the declaration of acceleration with respect to debt securities of a series has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority of the principal amount of the outstanding debt securities of that series may rescind and annul the declaration and its consequences if:

(1)	the issuer shall have paid or deposited with the applicable trustee all required payments of the principal of (and premium, if any) and interest on the debt securities of that series (other than principal that has become due solely as a result of the acceleration), plus certain fees, expenses, disbursements and advances of the applicable trustee; and

(2)	all events of default, other than the nonpayment of accelerated principal (or specified portion thereof), premium, if any, and interest with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture.

The indentures also provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to that series and its consequences, except:

(1)	a default in the payment of the principal of (or premium, if any) or interest on any debt security of that series; or

(2)	a default in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected by the default.

The indentures require the applicable trustee to give notice of a default with respect to the debt securities of any series under the applicable indenture to the holders of such debt securities, subject to certain exceptions; provided, that the applicable trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series (except a default in the payment of the principal of (or premium, if any) any debt security of that series) if specified Responsible Officers (as defined in the applicable indenture) of the applicable trustee consider a withholding to be in those holders’ interest.

The indentures provide that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the applicable indenture or for any remedy thereunder, except in the case of failure of the applicable trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series, as well as an offer of indemnity reasonably satisfactory to it, and no direction inconsistent with the written request has been given to such trustee during the 60-day period by holders of a majority in principal amount of the outstanding debt securities of that series. This provision will not prevent, however, any holder of debt securities of a series from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on those debt securities at the respective due dates thereof.

The indentures provide that, subject to provisions in the TIA relating to its duties in case of default, the applicable trustee is under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any holders of any series of the debt securities then outstanding under the applicable indenture, unless those holders shall have offered to such trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to such trustee, or of exercising any trust or power conferred upon such trustee; provided that the direction shall not conflict with any rule of law or the applicable indenture or be unduly prejudicial to the rights of holders of the debt securities of any other series outstanding under the applicable indenture; and provided further that such trustee may refuse to follow any direction that may involve such trustee in personal liability or that may be unduly prejudicial to the holders of debt securities of that series not joining in the direction to such trustee.

Within 120 days after the close of each fiscal year, the issuer is required to deliver to the applicable trustee a certificate, signed by one of several specified officers, stating whether or not the officer has knowledge of any default under the applicable indenture and, if so, specifying each default and the nature and status thereof.

Modification of the Indentures

Modifications, amendments, and supplements to, and waivers of, any of the provisions of the applicable indenture are permitted with the consent of the holders of not less than a majority in aggregate principal amount of all outstanding debt securities of each series issued under the applicable indenture affected by the modification, amendment supplement or waiver; provided, that no modification, amendment supplement or waiver may, without the consent of the holder of each series of debt securities then outstanding affected thereby:

(1)	change the stated maturity of the principal of, or any installment of principal of, or interest (or premium, if any) on such series of debt securities;

(2)	reduce the principal amount of, or reduce the rate of interest or extend the time of payment of interest on, or reduce any premium payable upon redemption of such series of debt securities, or would be provable in bankruptcy, or adversely affect any right of repayment at the option of the holder of such debt securities (or reduce the amount of premium payable upon any repayment), or reduce the amount of the principal of an original issue discount debt security or any other debt security which would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the applicable indenture;

(3)	change the place of payment, or the coin or currency, for payment of principal of (or premium, if any) or interest payable on such series of debt securities;

(4)	impair the right to institute suit for the enforcement of any payment on or with respect to such series of debt securities when due;

(5)	reduce the percentage in principal amount of the outstanding debt securities of such series, the consent of whose holders of such debt securities of a series is required for any such modification or amendment, or the consent of whose holders is required for any waiver of certain defaults under and their consequences provided for in the applicable indenture;

(6)	modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions of the applicable indenture may not be modified or waived without the consent of the holder of each outstanding debt security of that series affected thereby;

(7)	release VEREIT, Inc. from its guarantee of any series of debt securities for which VEREIT, Inc. is a guarantor; or

(8)	release VEREIT Operating Partnership, L.P. from its guarantee of any series of debt securities for which VEREIT Operating Partnership, L.P. is a guarantor.

The issuer, along with the applicable trustee, shall be permitted to modify and amend the applicable indenture without the consent of any holder of debt securities for any of the following purposes:

(1)	to cure any ambiguity, defect or inconsistency in the applicable indenture or in the debt securities of any series, or to make any other provisions with respect to matters or questions arising under the applicable indenture which shall not be inconsistent with the provisions of such indenture; provided, however, that such action shall not adversely affect the interests of holders of debt securities of any series in any material respect;

(2)	to evidence the succession of another person to the issuer’s or any guarantor’s obligations under the applicable indenture;

(3)	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

(4)	to add to the covenants, restrictions, conditions or provisions relating to the issuer or the guarantors for the benefit of the holders of all or any series of debt securities (and if such covenants, restrictions, conditions or provisions are to be for the benefit of less than all series of debt securities, stating that such covenants, restrictions, conditions or provisions are expressly being included solely for the benefit of such series), to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default, or to surrender any right or power conferred upon the issuer in the applicable indenture;

(5)	to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of debt securities (prior to the issuance thereof), as set forth in the applicable indenture;

(6)	to change or eliminate any provisions of the applicable indenture; provided that any such change or elimination does not apply to any outstanding debt securities of a series that are entitled to the benefit of that provision;

(7)	to secure the debt securities or add a guarantor;

(8)	to evidence the release of any subsidiary guarantor pursuant to the terms of the applicable indenture;

(9)	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series, to establish the form of any certifications required to be furnished pursuant to the terms of the applicable indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

(10)	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the applicable indenture by more than one trustee;

(11)	to supplement any of the provisions of the applicable indenture to the extent necessary to permit or facilitate defeasance, covenant defeasance and discharge of any series of debt securities; provided, however, that this action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

(12)	to comply with any requirements of the SEC or any successor in connection with the qualification of the applicable indenture under the TIA; or

(13)	to provide for the issuance of additional debt securities in accordance with the limitations set forth in the applicable indenture.

Voting

The indentures provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver described in the applicable indenture or whether a quorum is present at a meeting of holders of a series of debt securities:

(1)	the principal amount of that series of debt securities that shall be deemed to be outstanding shall be the amount of the principal of that series of debt securities that would be due and payable as of the date of the determination upon declaration of acceleration of the maturity thereof; and

(2)	debt securities of that series owned by an issuer or any other obligor upon the debt securities or any affiliate of an issuer or of the other obligor shall be disregarded.

The indentures contain provisions for convening meetings of the holders of debt securities of a series. A meeting may be permitted to be called at any time by the applicable trustee, and also, upon the request of the issuer or request of the holders of at least 10% in principal amount of the outstanding debt securities of such series, in any case upon notice given as provided in the applicable indenture. Except for any consent or waiver that must be given by the holder of each series of debt securities affected thereby, any resolution presented at a meeting or at an adjourned meeting duly reconvened at which a quorum is present, may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage which is less than a majority in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of that specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the applicable indenture will be binding on all holders of debt securities of that series. The persons holding or representing a majority in principal amount of the outstanding debt securities of a series shall constitute a quorum for a meeting of holders of that series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver that may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of that series, the persons holding or representing the specified percentage in principal amount of the outstanding debt securities of that series will constitute a quorum.

Notwithstanding the foregoing provisions, the indentures provide that if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indentures expressly provides may be made, given or taken by the holders of that series and one or more additional series: (a) there shall be no minimum quorum requirement for such meeting and (b) the principal amount of the outstanding debt securities of all those series that are entitled to vote in favor of the request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether the request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the applicable indenture.

Discharge, Defeasance and Covenant Defeasance

Upon the issuer’s request, the indentures shall cease to be of further effect with respect to any series of debt securities issued under the applicable indenture specified in such request (except as to certain limited provisions of the indentures which shall survive) when either (a) all debt securities of that series have been delivered to the applicable trustee for cancellation or (b) all debt securities of that series have become due and payable or will become due and payable within one year (or are scheduled for redemption within one year) and the issuer has irrevocably deposited with the applicable trustee, in trust, for the benefit of the holders of such series of debt securities, cash in U.S. dollars, in an amount sufficient to pay the entire indebtedness on such series of debt securities in respect of principal (and premium, if any) and interest to the date of the deposit (if debt securities have become due and payable) or to the stated maturity or redemption date, as the case may be.

The indentures provide that the issuer may elect either to:

(1)	defease and be discharged from (and have the guarantors be discharged from) any and all obligations with respect to any series of debt securities (except for the obligation, if any, to pay additional amounts in respect of certain taxes imposed on non-U.S. holders of debt securities and the obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold money for payment in trust) (“defeasance”); or

(2)	be released and to have the guarantors be released from their obligations with respect to the covenants applicable to such series of the debt securities under the applicable indenture, including those described under “— Covenants,” and any omission to comply with these obligations shall not constitute a default or an event of default with respect to such series of debt securities (“covenant defeasance”), in either case, upon the issuer’s irrevocable deposit with the applicable trustee, in trust, for the benefit of the holders of such series, cash in U.S. dollars, or Government Obligations (as defined below), or both, in an amount sufficient to pay the principal of (and premium, if any) and interest on such series of debt securities on the scheduled due dates.

A trust may only be established if, among other things, the issuer has delivered to the applicable trustee an opinion of counsel (as specified in the applicable indenture) to the effect that the holders of the applicable series of debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. Additionally, in the case of defeasance, an opinion of counsel must refer to and be based on a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the applicable indenture. In the event of defeasance, the holders of those debt securities will thereafter be able to look only to the trust fund for payment of principal (and premium, if any) and interest.

“Government Obligations” means, with respect to the debt securities, securities that are (a) direct obligations (other than obligations subject to variation in principal repayment) of the United States of America for the payment of which its full faith and credit is pledged, or (b) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable prior to maturity at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of principal of or interest on any such Government Obligation held by a custodian for the account of the holder of such depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of or interest on the Government Obligation evidenced by the depository receipt.

If after the issuer has deposited funds, Government Obligations or a combination of the foregoing to effect defeasance or covenant defeasance with respect to debt securities of any series:

(1)	the holder of a debt security of that series is entitled to, and does, elect pursuant to the applicable indenture or the terms of that debt security to receive payment in a currency, currency unit or composite currency other than that in which the deposit has been made in respect of that debt security, or

(2)	a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which the deposit has been made,

then the indebtedness represented by that debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on that debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such debt security into the currency, currency unit or composite currency in which the debt security becomes payable as a result of the election or Conversion Event based on the applicable market exchange rate.

“Conversion Event” means the cessation of use of:

(1)	a currency, currency unit or composite currency both by the government of the country which issued the currency and for the settlement of transactions by a central bank or other public institution of or within the international banking community; or

(2)	any currency unit or composite currency for the purposes for which it was established.

In the event the issuer effects a covenant defeasance with respect to any series of debt securities and those debt securities are declared due and payable because of the occurrence of any event of default, other than an event of default due to a breach of any of the covenants as to which there has been covenant defeasance (which covenants would no longer be applicable to such series of debt securities as a result of such covenant defeasance), the cash and Government Obligations on deposit with the applicable trustee may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from the event of default. The issuer would, however, remain obligated to make payment of the amounts due at the time of acceleration.

Governing Law

The indentures are governed by and shall be construed in accordance with the laws of the State of New York.

No Personal Liability

None of the directors, officers, employees, members, partners, incorporators or stockholders of VEREIT, Inc. or VEREIT Operating Partnership, L.P. or any guarantor or of any predecessor or successor entity will have any personal liability for any of VEREIT, Inc. or VEREIT Operating Partnership, L.P. or such guarantor’s obligations under the debt securities, the debt securities, any guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities by accepting such debt security waives and releases all such liability. The waiver and release are part of the consideration for the execution of the indentures and the issuance of such debt securities.

DESCRIPTION OF GUARANTEES

VEREIT may guarantee (either fully or unconditionally or in a limited manner) the due and punctual payment of the principal of, and any premium and interest on, one or more series of debt securities of the Operating Partnership, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such guarantee and the applicable indenture. In case of the failure of the Operating Partnership punctually to pay any principal, premium or interest on any such guaranteed debt security, VEREIT will cause any such payment to be made as it becomes due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by the Operating Partnership. The particular terms of the guarantee, if any, will be set forth in a prospectus supplement relating to the guaranteed debt securities. Any guarantee by VEREIT will be of payment only and not of collection.

The Operating Partnership may guarantee (either fully or unconditionally or in a limited manner) the due and punctual payment of the principal of, and any premium and interest on, one or more series of debt securities of VEREIT, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such guarantee and the applicable indenture. In case of the failure of VEREIT punctually to pay any principal, premium or interest on any such guaranteed debt security, the Operating Partnership will cause any such payment to be made as it becomes due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by VEREIT. The particular terms of the guarantee, if any, will be set forth in a prospectus supplement relating to the guaranteed debt securities. Any guarantee by the Operating Partnership will be of payment only and not of collection.

DESCRIPTION OF UNITS

We may issue units comprised of shares of common stock, shares of preferred stock, warrants and other securities in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement;

•	the price or prices at which such units will be issued;

•	the applicable U.S. federal income tax considerations relating to the units;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant.

DESCRIPTION OF WARRANTS

We may issue warrants. We may issue these securities in such amounts or in as many distinct series as we wish. This section summarizes the terms of these securities that apply generally. Most of the financial and other specific terms of any such series of securities will be described in the applicable prospectus supplement. Those terms may vary from the terms described here.

When we refer to a series of securities in this section, we mean all securities issued as part of the same series under any applicable indenture, agreement or other instrument. When we refer to the applicable prospectus supplement, we mean the prospectus supplement describing the specific terms of the security you purchase. The terms used in the applicable prospectus supplement generally will have the meanings described in this prospectus, unless otherwise specified in the applicable prospectus supplement.

Warrants

We may issue warrants, options or similar instruments for the purchase of our preferred stock, common stock, depositary shares or units. We refer to these collectively as “warrants.” Warrants may be issued independently or together with preferred stock, common stock, depositary shares or units, and may be attached to or separate from those securities.

Agreements

Each series of warrants may be evidenced by certificates and may be issued under a separate indenture, agreement or other instrument to be entered into between us and a bank that we select as agent with respect to such series. The warrant agent will act solely as our agent in connection with the warrant agreement or any warrant certificates and will not assume any obligation or relationship of agency or trust for or with any warrant holders. Copies of the forms of agreements and the forms of certificates representing the warrants will be filed with the SEC near the date of filing of the applicable prospectus supplement with the SEC. Because the following is a summary of certain provisions of the forms of agreements and certificates, it does not contain all information that may be important to you. You should read all the provisions of the agreements and the certificates once they are available.

General Terms of Warrants

The prospectus supplement relating to a series of warrants will identify the name and address of the warrant agent, if any. The prospectus supplement will describe the terms of the series of warrants in respect of which this prospectus is being delivered, including:

•	the offering price;

•	the designation and terms of any securities with which the warrants are issued and in that event the number of warrants issued with each security or each principal amount of security;

•	the dates on which the right to exercise the warrants will commence and expire, and the price at which the warrants are exercisable;

•	the amount of warrants then outstanding;

•	material U.S. federal income tax consequences of holding or exercising these securities; and

•	any other terms of the warrants.

Warrant certificates may be exchanged for new certificates of different denominations and may be presented for transfer of registration and, if exercisable for other securities or other property, may be exercised at the warrant agent’s corporate trust office or any other office indicated in the prospectus supplement. If the warrants are not separately transferable from any securities with which they were issued, an exchange may take place only if the certificates representing the related securities are also exchanged. Prior to exercise of any warrant exercisable for other securities or other property, warrant holders will not have any rights as holders of the underlying securities, including the right to receive any principal, premium, interest, dividends, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW AND OUR CHARTER AND BYLAWS

The following description of the terms of our stock and of certain provisions of Maryland law is only a summary. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.” Please note that in this section of the prospectus, references to “we,” “our” and “us” refer only to VEREIT and not to its consolidated subsidiaries.

Number, Election and Removal of Directors; Vacancies

Our charter and bylaws provide that the number of directors we have may be established only by resolution adopted by the affirmative vote of a majority of our entire Board of Directors, but may not be fewer than the minimum number permitted under Maryland law nor more than 15. We currently have seven directors. Each of our directors is elected by our stockholders to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Holders of shares of our common stock will have no right to cumulative voting in the election of directors. Our bylaws provide that, in a contested election, a plurality of all votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. In an uncontested election, a majority of all votes cast at a meeting of stockholders duly called and at which a quorum is present is required to elect a director. Our Board of Directors adopted a director resignation policy, whereby an incumbent director who does not receive the requisite majority of votes in an uncontested election must tender his or her resignation to the Board for consideration. Such resignation may specify that it will only be effective upon its acceptance by the Board within 90 days following certification of the stockholder vote, and if the resignation is not accepted, the director will continue to serve until the next annual meeting of stockholders and until the director’s successor is duly elected and qualifies or until the director’s earlier resignation or removal. Any director may resign at any time. Our bylaws provide that vacancies on our Board of Directors may be filled by the remaining directors, even if the remaining directors do not constitute a quorum, or the sole remaining director. Any individual elected to fill such vacancy will serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies.

Our bylaws require that each director be an individual at least 21 years of age who is not under legal disability and that at least a majority of our directors will be individuals whom our Board of Directors has determined are “independent” under the standards established by our Board of Directors and in accordance with the then applicable listing standards of the principal U.S. exchange upon which our common stock is listed.

Our charter provides that any director may be removed from office, with or without cause, by the affirmative vote of the stockholders entitled to cast not less than 66 2/3% of the total votes entitled to be cast generally in the election of directors. This provision may preclude stockholders from removing incumbent directors and filling the vacancies created by such removal with their own nominees.

Action by Stockholders

Under the MGCL, common stockholder action can be taken only at an annual or special meeting of stockholders or by unanimous consent in lieu of a meeting (unless the charter provides for a lesser percentage, which our charter does not). These provisions, combined with the requirements of our charter and bylaws regarding the calling of a stockholder-requested special meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.

Meetings and Special Voting Requirements

Subject to our charter restrictions on ownership and transfer of our stock and except as may otherwise be specified in our charter, each holder of common stock is entitled at each meeting of stockholders to one vote per share owned by such stockholder on all matters submitted to a vote of stockholders. There is no cumulative voting in the election of our Board of Directors, which means that the holders of a majority of shares of our outstanding common stock and Manager’s Stock voting together as a single class can elect all the directors then standing for election and the holders of the remaining shares of common stock or Manager’s Stock will not be able to elect any directors.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless declared advisable by the Board of Directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all the votes entitled to be cast on the matter. Our charter provides for a lesser percentage for consolidations, mergers, conversions, sales of all or substantially all of our assets or share exchanges. Our charter further provides that (a) except for amendments to the provisions of our charter relating to director removal and the vote required for certain charter amendments, which require the affirmative vote of stockholders entitled to cast two-thirds of the votes entitled to be cast on such matter, we may not amend or repeal the provisions of our charter without the affirmative vote of the holders of a majority of the total voting power of all outstanding securities of the company then entitled to vote on such matter and (b) we may not dissolve without the affirmative vote of the holders of a majority of the total voting power of all outstanding securities of the company then entitled to vote on such matter.

Also, our operating assets are held by our subsidiaries and these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our stockholders.

Pursuant to our bylaws, an annual meeting of our stockholders for the purpose of the election of directors and the transaction of any business will be held annually on a date and at the time and place set by our Board of Directors. Each of our directors is elected by our stockholders to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Special meetings of stockholders may be called upon the request of a majority of our directors, the chairman of the Board of Directors, the president or the chief executive officer and must be called by our secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast at least a majority of the votes entitled to be cast on such matter at the meeting (subject to the stockholders’ compliance with certain procedures set forth in our bylaws). Our secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including our proxy materials), and the requesting stockholder must pay such estimated cost before our secretary may prepare and mail the notice of the special meeting. The presence of stockholders entitled to cast at least a majority of all the votes entitled to be cast at such meeting on any matter, either in person or by proxy, will constitute a quorum.

One or more persons who together are and for at least six months have been stockholders of record of at least five percent of the outstanding shares of any class of our stock are entitled to receive a copy of our stockholder list upon request in accordance with Maryland law. The list provided by us will include each stockholder’s name and address and the number of shares of each class owned by each stockholder and will be made available within 20 days of the receipt by us of the request. Stockholders and their representatives shall also be given access to our bylaws, the minutes of stockholder proceedings, our annual statements of affairs and any voting trust agreements on file at our principal office during usual business hours.

Approval of Extraordinary Corporate Action; Amendment of Charter and Bylaws

Under Maryland law, a Maryland corporation generally cannot consolidate, merge, sell all or substantially all of its assets or engage in a share exchange unless the action is declared advisable by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a different proportion, which may not be less than a majority of all the votes entitled to be cast on the matter, is specified in the corporation’s charter. As permitted by Maryland law, our charter provides that any of these actions must be approved by the affirmative vote of at least two-thirds of our directors and approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter. Also, many of our operating assets are held by our subsidiaries, and these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our stockholders. Any amendment, waiver, alteration or repeal of any provision of, or addition to, the charter or the bylaws affecting the supermajority voting provisions of the Board of Directors in connection with our consolidation or merger, a sale of all or substantially all of our assets or engaging in a share exchange, including the requisite vote or percentage required to approve or take such actions, must be approved by the affirmative vote of not less than two-thirds of the Board of Directors. These supermajority voting provisions applicable to our Board of Directors could prevent a change in control of us that might involve a premium for our common stock or otherwise be in the best interests of our stockholders.

Our charter provides that, in the case of certain reorganizations, share exchanges, consolidations, conversions or mergers of us with or into another person in which shares of our common stock are converted into (or entitled to receive with respect thereto) shares of stock or other securities or property (including cash), each holder of a share of our (i) common stock and (ii) Series F Preferred Stock will be entitled to receive with respect to each such share the same kind and amount of shares of stock and other securities and property (including cash), subject with respect to our Series F Preferred Stock, to adjustments as set forth in our charter.

Under the MGCL, a Maryland corporation generally cannot amend its charter unless the amendment is declared advisable by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a different percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter.

Except as set forth below, our charter may be amended only with the approval of our Board of Directors and the affirmative vote of stockholders entitled to cast at least a majority of all of the votes entitled to be cast on the matter. Any amendment, waiver, alteration or repeal of any provision of, or addition to, the charter or the bylaws affecting the supermajority voting provisions of the Board of Directors in connection with our consolidation or merger, a sale of all or substantially all of our assets or engaging in a share exchange, including the requisite vote or percentage required to approve or take such actions, must be approved by the affirmative vote of not less than two-thirds of the Board of Directors. Our charter further provides that, except for amendments to the provisions of our charter relating to director removal and the vote required for certain charter amendments, which require the affirmative vote of stockholders entitled to cast two-thirds of the votes entitled to be cast on such matter, we may not amend or repeal the provisions of our charter without the affirmative vote of the holders of a majority of the total voting power of all outstanding securities of the company then entitled to vote on such matter.

With the exception of certain provisions in our bylaws related to business combinations and control share acquisitions described below, which require the affirmative vote of a majority of the votes cast on the matter by the holders of the issued and outstanding shares of our common stock, our Board of Directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

No Appraisal Rights

As permitted by the MGCL, our charter provides that stockholders will not be entitled to exercise appraisal rights unless a majority of our Board of Directors determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise appraisal rights.

Dissolution

Our dissolution must be declared advisable by a majority of our entire Board of Directors and approved by the affirmative vote of stockholders entitled to cast not less than a majority of the votes entitled to be cast on such matter.

Business Combinations

Under the MGCL, certain “business combinations,” including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities, between a Maryland corporation and an “interested stockholder” or, generally, any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation, or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding voting stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder. The super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. Under the MGCL, a person is not an “interested stockholder” if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. A corporation’s board of directors may provide that its approval is subject to compliance with any terms and conditions determined by it.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. As permitted by the MGCL, our Board of Directors has by resolution exempted business combinations between us and any person. Consequently, the five-year prohibition and the supermajority vote requirements will not apply to such business combinations. As a result, any person described above may be able to enter into business combinations with us that may not be in the best interest of our stockholders without compliance by us with the supermajority vote requirements and other provisions of the statute. This resolution may not be altered or repealed without the affirmative vote of a majority of the votes cast on the matter by the holders of the issued and outstanding shares of our common stock.

Control Share Acquisitions

The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the affirmative vote of stockholders entitled to cast two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) the person that has made or proposed to make the control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are shares of voting stock which, if aggregated with all other such shares owned by the acquirer, directly or indirectly, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (A) one-tenth or more but less than one-third, (B) one-third or more but less than a majority or (C) a majority or more of all voting power. Control shares do not include shares that the acquirer is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in MGCL), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquirer does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of stockholders at which the voting rights of such shares are considered and not approved or, if no such meeting is held, as of the date of the last control share acquisition by the acquirer. If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights, unless the corporation’s charter or bylaws provides otherwise. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to (1) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock. There is no assurance that such provision will not be amended or eliminated at any time in the future. However, such provision may not be altered, amended or repealed by the Board of Directors unless it obtains the affirmative vote of a majority of the votes cast on the matter by the holders of the issued and outstanding shares of our common stock.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

Our Board of Directors adopted a resolution pursuant to Subtitle 8 that prohibits us from electing to be subject to the provision of Subtitle 8 regarding a classified board of directors. This prohibition may not be repealed unless the repeal is first approved by the affirmative vote of a majority of the votes cast on the matter by stockholders entitled to vote generally in the election of directors. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) require the affirmative vote of the stockholders entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors for the removal of a director from the Board of Directors, (2) vest in the Board of Directors the exclusive power to fix the number of directors provided the number is not more than 15 and (3) require, unless called by the chairman of our Board of Directors, our chief executive officer, our president or a majority of our directors, the request of stockholders entitled to cast a majority of the votes entitled to be cast on any matter that may properly be considered at a meeting of stockholders to call a special meeting of stockholders to act on such matter.

Advance Notice of Director Nominations and New Business

Our bylaws provide that nominations of individuals for election to the Board of Directors or proposals of other business may be made at an annual meeting (1) pursuant to the company’s notice of meeting, (2) by or at the direction of our Board of Directors, or (3) by any stockholder of record both at the time of giving of notice pursuant to the bylaws and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures set forth in our bylaws. Our bylaws currently require the stockholder to provide notice to the secretary containing the information required by our bylaws not earlier than 5:00 p.m., Eastern Time, on the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of our proxy statement for the preceding year’s annual meeting. Additionally, our bylaws allow for proxy access, which requires the company to include in its annual proxy statement nominees for election of up to 25% of the Board of Directors that have been nominated by stockholders. To be eligible to nominate directors for election, a stockholder or limited group of stockholders must have owned 3% or more of the company’s common stock for at least three years as of the applicable nomination deadline.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting, (1) by or at the direction of the Board of Directors, (2) by a stockholder that has requested that a special meeting be called for the purpose of electing directors in accordance with our bylaws and has supplied the information required by our bylaws about each individual whom such stockholder proposes to nominate for election as a director or (3) provided that the special meeting has been called for the purpose of electing directors, by any stockholder who is a holder of record both at the time of giving of notice and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who complies with the notice procedures set forth in our bylaws. Such stockholder may nominate one or more individuals, as the case may be, for election as a director if the stockholder’s notice containing the information required by our bylaws is delivered to the secretary not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of (1) the 90th day prior to such special meeting or (2) the tenth day following the day on which public announcement is first made of the date of the special meeting and the proposed nominees of our Board of Directors to be elected at the meeting.

Indemnification and Limitation of Directors’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision and limits the liability of our directors and officers to the maximum extent permitted by Maryland law.

Our charter obligates us, to the maximum extent permitted by Maryland law, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any present or former director or officer of our company who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (2) any individual who, while serving as our director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner, member, manager or trustee of such corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. Our charter also permits us to indemnify and advance expenses to any person who served any predecessor of our company in any of the capacities described above and to any employee or agent of our company or of any predecessor.

The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty, (2) the director or officer actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (2) a written undertaking to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the appropriate standard of conduct was not met.

We also are party to indemnification agreements with each of our directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

VEREIT Operating Partnership, L.P. Limited Partnership Agreement

The limited partnership agreement of the Operating Partnership may not be amended without VEREIT’s consent as general partner. As general partner, VEREIT may, without the consent of the limited partners, amend the partnership agreement in any respect or merge or consolidate the Operating Partnership with or into any other partnership or business entity in certain transactions pursuant to the partnership agreement; provided, however, that the following amendments and any other merger or consolidation of the Operating Partnership shall require the consent of limited partners holding more than 50% of the ownership interests of all limited partners:

(a) certain amendments affecting the operation of the redemption rights for OP Units, or the mechanism for converting OP Units into shares of our common stock, in a manner adverse to the limited partners;

(b) any amendment that would adversely affect the rights of the limited partners to receive the distributions payable to them under the partnership agreement, other than with respect to the issuance of additional OP Units pursuant to certain provisions of the partnership agreement;

(c) any amendment that would alter the Operating Partnership’s allocations of profit and loss to the limited partners, other than with respect to the issuance of additional OP Units pursuant to certain provisions of the partnership agreement; or

(d) any amendment that would impose on the limited partners any obligation to make additional capital contributions to the Operating Partnership.

The limited partnership agreement of the Operating Partnership also generally provides that VEREIT, as general partner of the Operating Partnership, will incur no liability to the Operating Partnership or any limited partner for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if VEREIT acted in good faith. In addition, VEREIT is not responsible for any misconduct or negligence on the part of its agents, provided VEREIT appointed such agents in good faith.

The limited partnership agreement of the Operating Partnership also provides for indemnification of VEREIT, the directors and officers of VEREIT, and such other persons as VEREIT may from time to time designate against any liabilities, expenses and other amounts arising from any claim or proceeding that relates to the operations of the Operating Partnership or VEREIT as set forth in the limited partnership agreement of the Operating Partnership in which such indemnified person is involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (1) the act or omission of the indemnified person was material to the matter giving rise to the preceding and either was committed in bad faith or was the result of active and deliberate dishonesty; (2) the indemnified person actually received an improper personal benefit in money, property or services; or (3) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful. Under the limited partnership agreement, the Operating Partnership generally must also advance all reasonable expenses incurred by an indemnified person who is a party to proceeding in advance of the final disposition of the proceeding.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary discusses certain material U.S. federal income tax considerations associated with our qualification and taxation as a REIT and the acquisition, ownership and disposition of our shares of common stock, preferred stock, and debt securities. Supplemental U.S. federal income tax considerations relevant to the acquisition, ownership and disposition of the securities offered by this prospectus may be provided in the prospectus supplement that relates to those securities. The information in this section is based on the current Code, current, temporary and proposed income tax regulations promulgated under the Code (“Treasury Regulations”), the legislative history of the Code, current administrative interpretations and practices of the IRS (including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except in the case of the taxpayer to whom a private letter ruling is addressed), and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law, possibly with retroactive effect. Any change could apply retroactively. We have not obtained any rulings from the IRS concerning the tax treatment of the matters discussed below. Thus, it is possible that the IRS could challenge the statements in this discussion and that a court could agree with the IRS.

Special rules that are not discussed below may apply to you if, for example you are a broker-dealer, a trust, an estate, a regulated investment company, a REIT, a financial institution, an insurance company, a person who holds 10% or more (by vote or value) of our stock, a person holding their interest through a partnership or similar pass-through entity, a person subject to the alternative minimum tax provisions of the Code, a person holding our common stock or preferred stock as part of a “straddle,” “hedge,” “short sale,” “conversion transaction,” “synthetic security” or other integrated investment, a person who marks-to market our common stock or preferred stock, a person who makes an election under Treasury Regulations Section 1272-3(a) to accrue interest on our debt securities using the constant yield method, a U.S. expatriate, a U.S. Stockholder (as defined below) whose functional currency is not the U.S. dollar, a tax-exempt organization, a Non-U.S. Stockholder (as defined below) or are otherwise subject to special tax treatment under the Code.

This summary does not discuss the impact that U.S. state and local taxes, alternative minimum taxes, estate taxes, and taxes imposed by non U.S. jurisdictions could have on the matters discussed in this summary. In addition, this summary assumes that security holders hold our stock and debt securities as capital assets, which generally means as property held for investment.

Prospective investors are urged to consult their tax advisors in order to determine the U.S. federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our shares or debt securities, the tax treatment of a REIT and the effect of potential changes in the applicable tax laws.

For purposes of this discussion, references to “our company”, “we”, “us”, and “our” refer solely to VEREIT, Inc. and do not include the Operating Partnership or any of our other subsidiaries. For purposes of this discussion, the term “corporation” includes any entity treated as a corporation for U.S. federal income tax purposes, and the term “stock” means interests treated as equity in a corporation for U.S. federal income tax purposes.

General

We have elected to be taxed as a REIT under the applicable provisions of the Code and the Treasury regulations promulgated thereunder, or Treasury Regulations, commencing with our taxable year ended December 31, 2011. We believe we have operated as a REIT and intend to continue operating as a REIT so long as our Board of Directors determines that REIT qualification remains in our best interest. However, we cannot assure you that we will meet the applicable requirements under U.S. federal income tax laws, which are highly technical and complex.

In brief, a corporation that complies with the provisions in Code Sections 856 through 860, and qualifies as a REIT generally is not taxed on its taxable income to the extent such income is currently distributed to stockholders, thereby completely or substantially eliminating the “double taxation” that a corporation and its stockholders generally bear together. However, as discussed in greater detail below, we could be subject to U.S. federal income tax in some circumstances even if we qualify as a REIT and would likely suffer adverse consequences, including reduced cash available for distribution to its stockholders, if we fail to qualify as a REIT.

Goodwin Procter LLP has acted as our tax counsel in connection with this registration statement. Goodwin Procter LLP is of the opinion that (i) commencing with our taxable year ended on December 31, 2011, we have been organized in conformity with the requirements for qualification as a REIT under the Code and our actual method of operation through the date hereof (as represented by us to Goodwin Procter LLP) has enabled us to meet, and our proposed method of operation (as represented by us to Goodwin Procter LLP) will enable us to continue to meet, the requirements for qualification and taxation as a REIT under the Code. This opinion has been filed as an exhibit to the registration statement of which this prospectus is a part.

Goodwin Procter LLP’s opinion is based on representations made by us as to certain factual matters relating to our prior and intended and expected organization, ownership and method of operation. Goodwin Procter LLP has not verified those representations, and their opinion assumes that such representations and covenants are accurate and complete, that we have been owned, organized and operated and will continue to be owned, organized and will continue to operate in accordance with such representations and that we will take no action inconsistent with our status as a REIT. In addition, this opinion is based on the law existing and in effect as of its date. Our qualification and taxation as a REIT will depend on our ability to have met and to meet on a continuing basis, through actual operating results, the asset composition, distribution levels, diversity of share ownership and various other qualification tests imposed under the Code discussed below. Goodwin Procter LLP has not reviewed and will not review our compliance with these tests on a continuing basis. Accordingly, the opinion of our tax counsel does not guarantee our ability to qualify as or remain qualified as a REIT, and no assurance can be given that we have satisfied and will satisfy such tests for our taxable year ended December 31, 2011 or for any subsequent period. Also, the opinion of Goodwin Procter LLP is not binding on the IRS, or any court, and could be subject to modification or withdrawal based on future legislative, judicial or administrative changes to U.S. federal income tax laws, any of which could be applied retroactively. Goodwin Procter LLP will have no obligation to advise us or the holders of our stock or debt of any subsequent change in the matters addressed in its opinion, the factual representations or assumptions on which the conclusions in the opinion are based, or of any subsequent change in applicable law.

Taxation

We are subject to tax at normal corporate rates on our “REIT taxable income.” The term “REIT taxable income” means the taxable income as computed for a corporation which is not a REIT:

•	without the deductions allowed by Code Sections 241 through 247, and 249 (relating generally to the deduction for dividends received);

•	excluding amounts equal to: the net income from foreclosure property and the net income derived from prohibited transactions;

•	deducting amounts equal to: the net loss from foreclosure property, the net loss derived from prohibited transactions, the tax imposed by Code Section 857(b)(5) upon a failure to meet the 95% or the 75% gross income tests, the tax imposed by Code Section 856(c)(7)(C) upon a failure to meet the quarterly asset tests, the tax imposed by Code Section 856(g)(5) for otherwise avoiding REIT disqualification, and the tax imposed by Code Section 857(b)(7) on redetermined rents, redetermined deductions and excess interest;

•	deducting the amount of dividends paid under Code Section 561, computed without regard to the amount of the net income from foreclosure property (which is excluded from REIT taxable income); and

•	without regard to any change of annual accounting period pursuant to Code Section 443(b).

Because we are allowed the deduction for dividends paid in calculating our REIT taxable income, in any year in which we qualify as a REIT we generally will not be subject to U.S. federal income tax on that portion of our taxable income or net capital gain which is distributed to our stockholders.

Although we can eliminate or substantially reduce our U.S. federal income tax liability by maintaining our REIT qualification and paying sufficient dividends, we will be subject to U.S. federal tax in the following circumstances:

•	We will be taxed at normal corporate rates on any undistributed taxable income and/or net capital gain.

•	If we fail to satisfy either the 95% Gross Income Test or the 75% Gross Income Test (each of which is described below), but our failure is due to reasonable cause and not willful neglect, and we therefore maintain our REIT qualification, we will be subject to a tax equal to the product of (a) the amount by which we failed the 75% or 95% Gross Income Test (whichever amount is greater) multiplied by (b) a fraction intended to reflect our profitability.

•	We will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year, we must distribute the sum of (1) 85% of our REIT ordinary income for the calendar year, (2) 95% of our REIT capital gain net income for the calendar year, and (3) the excess, if any, of the grossed up required distribution (as defined in the Code) for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed under this formula and the amount actually distributed and would not be deductible by us.

•	We may be subject to the corporate “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses.

•	If we have net income from prohibited transactions (generally, gain from inventory or “dealer property”) such income would be subject to a 100% tax. See “— REIT Qualification Tests — Prohibited Transactions.”

•	We will be subject to U.S. federal income tax at the highest corporate rate on any non-qualifying income from foreclosure property, although we will not own any foreclosure property unless we make loans or accept purchase money notes secured by interests in real property and foreclose on the property following a default on the loan, or foreclose on property pursuant to a default on a lease.

•	If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT assets tests that does not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the amount determined by multiplying the highest corporate tax rate (currently 35%) by the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset tests.

•	If we fail to satisfy any other provision of the Code that would result in our failure to continue to qualify as a REIT (other than a gross income or asset test requirement) and that violation is due to reasonable cause, we may retain our REIT qualification if we pay a penalty of $50,000 for each such failure.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders. Such penalties generally would not be deductible by us.

•

If we fail to qualify for taxation as a REIT because we have accumulated non-REIT earnings and profits at the end of the relevant year (i.e., any earnings and profits that we inherit from a taxable C corporation during the year, such as through tax-free merger or tax-free liquidation with a taxable C corporation, and that are not distributed or otherwise offset during the taxable year), and the presence of non-REIT earnings and profits at year-end is not due to fraud with intent to evade tax, we generally may retain our REIT status by paying a special distribution, but we will be required to pay an interest charge on 50% of the amount of undistributed non-REIT earnings and profits.

•	If we acquire any asset from a corporation that is subject to full corporate-level U.S. federal income tax in a transaction in which our basis in the asset is determined by reference to the transferor corporation’s basis in the asset, such as through a tax-free merger or other tax-free reorganization, and we recognize gain on the disposition of such an asset for up to a 5-year period beginning on the date we acquired such asset, then the excess of the fair market value as of the beginning of the applicable recognition period over our adjusted basis in such asset at the beginning of such recognition period will be subject to U.S. federal income tax at the highest regular corporate U.S. federal income tax rate (currently 35%). The results described in this paragraph assume that the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.

•	We will be subject to a 100% penalty tax on some payments we receive or on certain other amounts (or on certain expenses deducted by our TRSs) if arrangements among us, our tenants and/or our TRSs are not comparable to similar arrangements among unrelated parties.

•	The earnings of our subsidiaries that are C corporations, including any subsidiary we have elected to treat as a TRS, will generally be subject to U.S. federal corporate income tax.

•	We may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include his, her or its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the stockholder) in his, her or its income as long-term capital gain, would be deemed to have paid the tax that we paid on such gain, and would be allowed a refund or credit as the case may be for his, her or its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in our stock. Stockholders that are U.S. corporations will also appropriately adjust their earnings and profits for the retained capital gain in accordance with Treasury Regulations to be promulgated.

In addition, notwithstanding our qualification as a REIT, we and our subsidiaries may be subject to a variety of taxes, including state and local and foreign income, property, payroll and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

REIT Qualification Tests

Organizational Requirements. The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for its qualification as a REIT;

(4)	that is neither a financial institution nor an insurance company;

(5)	that meets the gross income requirements (the “Gross Income Test”), asset requirements (the “Asset Tests”) and annual distribution requirements summarized below;

(6)	the beneficial ownership of which is held by 100 or more persons on at least 335 days in each full taxable year, proportionately adjusted for a short taxable year;

(7)	generally in which, at any time during the last half of each taxable year, no more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include specified entities);

(8)	that makes an election to be taxable as a REIT for the current taxable year, or has made this election for a previous taxable year, which election has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to maintain qualification as a REIT; and

(9)	that uses a calendar year for U.S. federal income tax purposes.

Organizational requirements (1) through (5) must be met during each taxable year for which REIT qualification is sought, while requirements (6) and (7) do not have to be met until after the first taxable year for which a REIT election is made. We have adopted December 31 as our year end, thereby satisfying requirement (9).

Ownership of Interests in Partnerships and Qualified REIT Subsidiaries. A REIT that is a partner in a partnership or a member in a limited liability company or other unincorporated entity treated as a partnership for U.S. federal income tax purposes will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital, and will be deemed to be entitled to its proportionate share of the income of that entity. For purposes of this discussion of “Certain U.S. Federal Income Tax Considerations,” the term “partnership” includes any entity treated as a partnership for U.S. federal income tax purposes, and the term “partner” includes any person treated as a member of a partnership for U.S. federal income tax purposes.

The assets and gross income of a partnership of which a REIT is a partner retain the same character in the hands of the REIT. Thus, our pro rata share of the assets and items of income of any partnership in which we own an interest is treated as our assets and items of income for purposes of Asset Tests and Gross Income Tests (each as defined below).

We generally expect to control the partnerships in which we invest and to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a partner in any partnership that we do not control and such entity takes or expects to take actions that could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership could take an action which could cause us to fail a Gross Income Test or Asset Test, and that we would not become aware of such action in time to dispose of our interest in the partnership or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

We may from time to time own certain assets through subsidiaries that we intend to be treated as “qualified REIT subsidiaries.” A corporation will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock and do not elect with the subsidiary to treat it as a TRS, as described below. A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for purposes of the Asset Tests and Gross Income Tests. A qualified REIT subsidiary is not subject to U.S. federal income tax, but may be subject to state or local tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described below under “— Asset Tests.” While we currently hold all of our investments through the Operating Partnership, we also may hold investments separately, through qualified REIT subsidiaries. Because a qualified REIT subsidiary must be wholly owned by a REIT, any such subsidiary utilized by us would have to be owned by us, or another qualified REIT subsidiary, and could not be owned by the Operating Partnership unless we own 100% of the equity interest in the Operating Partnership.

Certain other entities also may be treated as disregarded entities for U.S. federal income tax purposes, generally including any domestic unincorporated entity that would be treated as a partnership if it had more than one owner for U.S. federal income tax purposes. For U.S. federal income tax purposes, all assets, liabilities and items of income, deduction and credit of any such disregarded entity will be treated as assets, liabilities and items of income, deduction and credit of the owner of the disregarded entity.

If a disregarded subsidiary or qualified REIT subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another one of our disregarded subsidiaries), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership (if not formerly a qualified REIT subsidiary) or a taxable corporation (if formerly a qualified REIT subsidiary). Such an event could, depending on the circumstances, adversely affect our ability to satisfy the Asset Tests and Gross Income Tests, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “— Asset Tests” and “— Income Tests.”

Ownership of Interests in TRSs. We currently own an interest in two TRSs and may acquire securities in additional TRSs in the future. A TRS is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a TRS. If a TRS owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a TRS. Other than some activities relating to lodging and health care facilities, a TRS generally may engage in any business, including investing in assets and engaging in activities that could not be held or conducted directly by us without jeopardizing our qualification as a REIT.

A domestic TRS is subject to U.S. federal income tax as a regular C corporation (and a non-U.S. TRS would be subject to U.S. federal income tax on certain U.S. source income and income effectively connected with a U.S. trade or business, if any). We conduct our investment management business, among other activities, through a TRS and the amount of such taxes paid by our TRSs could be substantial.

In addition, if certain tests regarding the TRS’s debt-to-equity ratio are not satisfied, a TRS generally may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). A REIT’s ownership of securities of a TRS is not subject to the 5% or 10% asset tests described below. However, for taxable years beginning before January 1, 2018 no more than 25% of the gross value of a REIT’s assets may be comprised of securities of one or more TRSs, and for taxable years beginning on or after January 1, 2018 no more than 20% of the gross value of a REIT’s assets may comprise securities of one or more TRSs.

Share Ownership Requirements

The common stock and any other stock we issue must be held by a minimum of 100 persons (determined without attribution to the owners of any entity owning our stock) for at least 335 days in each full taxable year, proportionately adjusted for partial taxable years. In addition, we cannot be “closely-held,” which means that at all times during the second half of each taxable year, no more than 50% in value of our stock may be owned, directly or indirectly, by five or fewer individuals (determined by applying certain attribution rules under the Code to the owners of any entity owning our stock) as specifically defined for this purpose. However, these two requirements do not apply until after the first taxable year an entity elects REIT status.

Our charter contains certain provisions intended, among other purposes, to enable us to meet requirements (6) and (7) above. First, subject to certain exceptions, our charter provides that no person may beneficially or constructively own (applying certain attribution rules under the Code) more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of shares of our stock, as well as in certain other circumstances. See the Section entitled “Description of Capital Stock — Restrictions on Ownership and Transfer” in this prospectus. Additionally, our charter contains provisions requiring each holder of our shares to disclose, upon demand, constructive or beneficial ownership of shares as deemed necessary to comply with the requirements of the Code. Furthermore, stockholders failing or refusing to comply with our disclosure request will be required, under Treasury Regulations promulgated under the Code, to submit a statement of such information to the IRS at the time of filing their annual income tax returns for the year in which the request was made.

Asset Tests

At the close of each calendar quarter of the taxable year, we must satisfy five tests based on the composition of our assets, or the Asset Tests. After initially meeting the Asset Tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the Asset Tests at the end of a later quarter solely due to changes in value of our assets. In addition, if the failure to satisfy the Asset Tests results from an acquisition during a quarter, the failure generally can be cured by disposing of non-qualifying assets within 30 days after the close of that quarter. We will continue to maintain adequate records of the value of our assets to ensure compliance with these tests and intend to act within 30 days after the close of any quarter as may be required to cure any noncompliance.

75% Asset Test. At least 75% of the value of our assets must be represented by “real estate assets,” cash, cash items (including receivables) and government securities, which we refer to as the 75% Asset Test. Real estate assets include (1) real property (including interests in real property and interests in mortgages on real property or on interests in real property); (2) for taxable years beginning on or after January 1, 2016, personal property leased with real property if the rents attributable to the personal property would be rents from real property under the income tests discussed below; (3) shares in other qualifying REITs; (4) for taxable years beginning on or after January 1, 2016, debt instruments issued by publicly offered REITs; and (5) any stock or debt instrument (not otherwise a real estate asset) attributable to the temporary investment of “new capital,” but only for the one-year period beginning on the date we received the new capital. A stock or debt instrument will qualify as being attributable to the temporary investment of new capital if the money used to purchase the stock or debt instrument is received by us in exchange for our stock or in a public offering of debt obligations that have a maturity of at least five years. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below under “— 25% Asset Test.”

We are currently invested in a number of real properties. In addition, we have invested and intend to invest funds not used to acquire properties in cash sources, “new capital” investments or other liquid investments which allow us to continue to qualify under the 75% Asset Test. Therefore, our investment in real properties should constitute “real estate assets” and should allow us to meet the 75% Asset Test. A real estate mortgage loan that we own generally will be treated as a real estate asset for purposes of the 75% Asset Test if, on the date that we acquire or originate the mortgage loan, the value of the real property securing the loan is equal to or greater than the principal amount of the loan. Notwithstanding the foregoing, for taxable years beginning after December 31, 2015, a mortgage loan secured by both real property and personal property shall be treated as a wholly qualifying real estate asset (and all interest shall be qualifying income for purposes of the 75% income test) if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, even if the real property collateral value is less than the outstanding principal balance of the loan.

25% Asset Test. Except as described below, the remaining 25% of our assets generally may be invested without restriction, which we refer to as the 25% Asset Test. However, if we invest in any securities that do not qualify under the 75% Asset Test, other than securities of our TRS, such securities may not exceed either (1) 5% of the value of our assets as to any one issuer; or (2) 10% of the outstanding securities by vote or value of any one issuer. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, including but not limited to any loan to an individual or estate, any obligation to pay rents from real property, and any security issued by a REIT. In addition, a partnership interest held by a REIT is not considered a “security” for purposes of the 10% value test; instead, the REIT is treated as owning directly its proportionate share of the partnership’s assets, which is based on the REIT’s proportionate interest in any securities issued by the partnership (disregarding for this purpose the general rule that a partnership interest is not a security), but excluding certain securities described in the Code.

For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code. In the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer which (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).

TRS Ownership Test. As described above, for taxable years beginning before January 1, 2018 no more than 25% of the gross value of a REIT’s assets may comprise securities of one or more TRSs and for taxable years beginning on or after January 1, 2018 no more than 20% of the gross value of a REIT’s assets may comprise securities of one or more TRSs.

25% Debt Test. Not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs that are not secured by mortgages on real property or interests in real property.

We believe that our holdings of real estate assets and other securities comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis.

A REIT is able to cure certain asset test violations. As noted above, a REIT cannot own securities of any one issuer representing more than 5% of the total value of the REIT’s assets or more than 10% of the outstanding securities, by vote or value, of any one issuer. However, a REIT would not lose its REIT qualification for failing to satisfy these 5% or 10% asset tests in a quarter if the failure is due to the ownership of assets the total value of which does not exceed the lesser of (1) 1% of the total value of the REIT’s assets at the end of the quarter for which the measurement is done, or (2) $10 million; provided, that in either case the REIT either disposes of the assets within six months after the last day of the quarter in which the REIT identifies the failure (or such other time period prescribed by the Department of the Treasury, or the Treasury), or otherwise meets the requirements of those rules by the end of that period.

If a REIT fails to meet any of the asset test requirements for a quarter and the failure exceeds the de minimis threshold described above, then the REIT still would be deemed to have satisfied the requirements if (1) following the REIT’s identification of the failure, the REIT files a schedule with a description of each asset that caused the failure, in accordance with regulations prescribed by the Treasury; (2) the failure was due to reasonable cause and not to willful neglect; and (3) the REIT disposes of the assets within six months after the last day of the quarter in which the identification occurred or such other time period as is prescribed by the Treasury (or the requirements of the rules are otherwise met within that period). A REIT that relies on this cure provision must pay a tax on the failure equal to the greater of (1) $50,000, or (2) an amount determined (under regulations) by multiplying (x) the highest rate of tax for corporations under Code Section 11, by (y) the net income generated by the assets that caused the failure for the period beginning on the first date of the failure and ending on the date the REIT has disposed of the assets (or otherwise satisfies the requirements).

Income Tests

For each calendar year, we must satisfy two separate tests based on the composition of our gross income, as defined under our method of accounting, or the Gross Income Tests.

75% Gross Income Test. At least 75% of our gross income for the taxable year (excluding gross income from prohibited transactions) must result from (1) rents from real property, (2) interest on obligations secured by mortgages on real property or on interests in real property, (3) gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business, (4) dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs, (5) other specified sources relating to real property or mortgages thereon, and (6) for a limited time, temporary investment income (as described under the 75% Asset Test above). We refer to this requirement as the 75% Gross Income Test.

95% Gross Income Test. At least 95% of our gross income (excluding gross income from prohibited transactions) for the taxable year must be derived from (1) sources which satisfy the 75% Gross Income Test, (2) dividends, (3) interest, or (4) gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business. We refer to this requirement as the 95% Gross Income Test. It is important to note that dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% Gross Income Test, but not under the 75% Gross Income Test.

Rents from Real Property. Income attributable to a lease of real property generally will qualify as “rents from real property” under the 75% Gross Income Test and the 95% Gross Income Test if such lease is respected as a true lease for U.S. federal income tax purposes (see “— Characterization of Property Leases”) and subject to the rules discussed below. Rent from a particular tenant will not qualify if we, or an owner of 10% or more of our stock, directly or indirectly, own 10% or more of the total combined voting power or 10% of the total value of all classes of stock in a corporate tenant, or 10% or more of the assets or net profits of a non-corporate tenant (subject to certain exceptions). The portion of rent attributable to personal property rented in connection with real property will not qualify, unless the portion attributable to personal property is 15% or less of the total rent received under, or in connection with, the lease.

Generally, rent will not qualify if it is based in whole, or in part, on the income or profits of any person from the underlying property. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits.

If a REIT operates or manages a property or furnishes or renders certain “impermissible tenant services” to the tenants at the property, and the income derived from the services exceeds 1% of the total amount received by that REIT with respect to the property, then no amount received by the REIT with respect to the property will qualify as “rents from real property.” Impermissible services are services other than services “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” For these purposes, the income that a REIT is considered to receive from the provision of “impermissible tenant services” will not be less than 150% of the cost of providing the service. If the amount so received is 1% or less of the total amount received by us with respect to the property, then only the income from the impermissible services will not qualify as “rents from real property.” However, this rule generally will not apply if such services are provided to tenants through an independent contractor from whom we derive no revenue, or through a TRS. With respect to this rule, tenants have received and will receive some services in connection with their leases of the real properties. We believe we have structured, and intend to structure, the services we provide as necessary (such as through the use of our TRS and/or independent contractors and/or by limiting the revenues from impermissible tenant services at certain properties to comply with the 1% rule) as needed so that providing these services will not cause the rents received with respect to the properties to fail to qualify as rents from real property for purposes of the 75% Gross Income Test (and the 95% Gross Income Test described below) or so that the amount of any non-qualifying rents does not jeopardize our compliance with the Gross Income Tests.

In addition, we believe we have structured, and intend to structure our leasing activities so that any non-qualifying rent (i) based in whole or in part on the income or profits of any person (excluding rent based on a percentage of receipts or sales, as described above), (ii) attributable to personal property in an amount greater than 15% of the total rent received under the applicable lease, and (iii) from any lease with a related party tenant does not cause us to fail the Gross Income Tests.

Amounts received as rent from a TRS are not excluded from rents from real property by reason of the related party rules described above, if the activities of the TRS and the nature of the properties it leases meet certain requirements (generally relating to leases of less than 10% of the space in a building and leases of hotels and health care facilities). The TRSs must pay regular corporate tax rates on any taxable income they earn. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants whose terms are not on an arm’s-length basis.

Interest Income. All interest income qualifies under the 95% Gross Income Test, and interest on loans secured by real property or by interests in real property qualifies under the 75% Gross Income Test; provided, that in both cases, the interest does not depend, in whole or in part, on the income or profits of any person (excluding amounts based on a fixed percentage of receipts or sales). If a loan is secured by both real property and other property, the interest on it may nevertheless qualify under the 75% Gross Income Test if the amount of the loan does not exceed the fair market value of the real property at the time of the loan commitment. For taxable years beginning on or after January 1, 2016, if a loan is secured by both real property and personal property and the value of the personal property collateral represents less than 15% of the value of the total property securing the loan, the interest on it may qualify under the 75% Gross Income Test regardless of whether the amount of the loan exceeds the fair market value of the real property at the time of the loan commitment. We believe we have structured, and intend to structure all of our loan investments as needed so that our investments in loans do not prevent us from satisfying the 75% Gross Income Test.

Dividend Income. Distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries are generally classified as dividends to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% Gross Income Test, but not the 75% Gross Income Test. Any dividends received by us from a REIT will be qualifying income for purposes of both the 95% and 75% Gross Income Tests.

We have monitored and will monitor the amount of the dividend and other income from our TRSs and will take actions intended to keep this income, and any other non-qualifying income, within the limitations of the Gross Income Tests. Although we intend to take these actions to prevent a violation of the Gross Income Tests, we cannot guarantee that such actions will in all cases prevent such a violation.

Foreclosure Property. Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when the REIT did not know or have reason to know that default would occur, and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum U.S. federal corporate tax rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% Gross Income Test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. If we believe we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% Gross Income Test, we intend to elect to treat the related property as foreclosure property.

Satisfaction of the Gross Income Tests. Our share of income from the properties primarily gives rise to rental income and gains on sales of the properties, substantially all of which generally has qualified and will qualify under the 75% Gross Income and 95% Gross Income Tests. However, we have a TRS through which we may provide certain services, engage in activities that would give rise to non-qualifying income for either Gross Income Test (such as our investment management business), make sales that we believe could be subject to the 100% tax on prohibited transactions if made outside a TRS, and/or otherwise conduct activities that we determine are not appropriate for a REIT. The gross income generated by our TRS would not be included in our gross income. However, any dividends from our TRS to us would be included in our gross income and qualify for the 95% Gross Income Test, but not the 75% Gross Income Test. Because the activities our TRS are/could be substantial, the amount of such dividends also could be substantial.

If we fail to satisfy either the 75% Gross Income or 95% Gross Income Tests for any taxable year, we may retain our qualification as a REIT for such year if we satisfy the IRS that (1) the failure was due to reasonable cause and not due to willful neglect, and (2) we attach to our return a schedule describing the nature and amount of each item of our gross income. If this relief provision is available, we would remain subject to tax equal to the greater of the amount by which we failed the 75% Gross Income Test or the 95% Gross Income Test, as applicable, multiplied by a fraction meant to reflect our profitability. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally incur unexpectedly exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will fail to qualify as a REIT.

Annual Distribution Requirements

In addition to the other tests described above, we are required to distribute dividends (other than capital gain dividends) to our stockholders each year in an amount at least equal to the excess of: (1) the sum of: (a) 90% of our REIT taxable income (determined without regard to the deduction for dividends paid and by excluding any net capital gain); and (b) 90% of the net income (after tax) from foreclosure property; less (2) the sum of some types of items of non-cash income. Whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if we: (1) declared a dividend before the due date of our tax return (including extensions); (2) distribute the dividend within the 12-month period following the close of the taxable year (and not later than the date of the first regular dividend payment made after such declaration); and (3) file an election with our tax return. Additionally, dividends that we declare in October, November or December in a given year payable to stockholders of record in any such month will be treated as having been paid on December 31st of that year so long as the dividends are actually paid during January of the following year. If we fail to meet the annual distribution requirements as a result of an adjustment to our U.S. federal income tax return by the IRS, or under certain other circumstances, we may cure the failure by paying a “deficiency dividend” (plus penalties and interest to the IRS) within a specified period.

For taxable years beginning before January 1, 2015, in order for our distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents. Any non-publicly offered REIT in which we invest would be subject to the preferential dividend rule regardless of the date of the distribution.

If we do not distribute 100% of our REIT taxable income, we will be subject to U.S. federal income tax on the undistributed portion. We also will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year and avoid the excise tax, we must distribute the sum of (1) 85% of our REIT ordinary income for the calendar year, (2) 95% of our REIT capital gain net income for the calendar year, and (3) the excess, if any, of the grossed up required distribution (as defined in the Code) for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed and the amount actually distributed and would not be deductible by us.

We believe we have paid and intend to pay sufficient dividends each year to satisfy the annual distribution requirements and avoid U.S. federal income and excise taxes on our earnings; however, it may not always be possible to do so. It is possible that we may not have sufficient cash or other liquid assets to meet the annual distribution requirements due to tax accounting rules and other timing differences. Other potential sources of non-cash taxable income include:

•	“residual interests” in REMICs or taxable mortgage pools;

•	loans or mortgage-backed securities held as assets that are issued at a discount and require the accrual of taxable economic interest in advance of receipt in cash; and

•	loans on which the borrower is permitted to defer cash payments of interest, distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash, and debt securities purchased at a discount.

We will closely monitor the relationship between our REIT taxable income and cash flow, and if necessary to comply with the annual distribution requirements, will attempt to borrow funds to fully provide the necessary cash flow or to pay dividends in the form of taxable in-kind distributions of property, including taxable stock dividends. The insufficiency of our cash flow to cover our distribution requirements could require us to (1) sell assets in adverse market conditions, (2) borrow on unfavorable terms, (3) distribute amounts that would otherwise be invested in future acquisitions or capital expenditures or used for the repayment of debt, (4) pay dividends in the form of taxable stock dividends or (5) use cash reserves, in order to comply with the REIT distribution requirements.

We may seek to satisfy our distribution requirements by making taxable stock dividends. Moreover, we may determine to utilize certain stock dividends the proper treatment of which is not entirely clear without obtaining a private letter ruling from the IRS confirming the treatment of the stock dividend as a taxable stock dividend. In that case, it is possible that the IRS could challenge our treatment of the stock dividend as a taxable stock dividend, and if such challenge were successful the stock dividend would not count towards satisfying our distribution requirements.

Non-REIT Accumulated Earnings and Profits. As a REIT, at the end of a taxable year (including our first REIT taxable year ending December 31, 2011), we may not have any earnings and profits accumulated in a non-REIT year (sometimes referred to as “non-REIT earnings and profits”). Such non-REIT earnings and profits include any accumulated earnings and profits of non-REIT corporations whose assets we acquire (or are deemed to have acquired) through tax-free mergers and other tax-free reorganizations and through tax-free liquidations. We have acquired a number of entities through tax-free reorganizations. We believe, and received opinions of counsel confirming, that the entities we acquired through tax-free reorganizations were themselves REITs and thus had no non-REIT earnings and profits. However, if any of those entities failed to qualify as a REIT and had any earnings and profits, we would have inherited those non-REIT earnings and profits.

We believe that we have operated, and we intend to continue to operate, so that we have not had and will not have any earnings and profits accumulated in a non-REIT year at the close of any taxable year. However, if it is subsequently determined that we had any accumulated non-REIT earnings and profits as of the end of any taxable year, we could fail to qualify as a REIT beginning with the applicable taxable year. Pursuant to Treasury Regulations, however, so long as our failure to comply with the prohibition on non-REIT earnings and profits was not due to fraud with intent to evade tax, we could cure such failure by paying an interest charge on 50% of the amount of accumulated non-REIT earnings and profits and by making a special distribution of accumulated non-REIT earnings and profits. We intend to utilize such cure provisions if ever required to do so. The amount of any such interest charge could be substantial.

Failure to Qualify

If we fail to continue to qualify, for U.S. federal income tax purposes, as a REIT in any taxable year, we may be eligible for relief provisions if the failures are due to reasonable cause and not willful neglect and if a penalty tax is paid with respect to each failure to satisfy the applicable requirements. If the applicable relief provisions are not available or cannot be met, we will not be able to deduct our dividends and will be subject to U.S. federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates, thereby reducing cash available for distributions. In such event, all distributions to stockholders (to the extent of our current and accumulated earnings and profits) will be taxable as qualified dividend income. This “double taxation” results from our failure to continue to qualify as a REIT. Unless entitled to relief under specific statutory provisions, we will not be eligible to elect REIT qualification for the four taxable years following the year during which qualification was lost.

Recordkeeping Requirements

We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualification as a REIT.

Prohibited Transactions

As discussed above, we will be subject to a 100% U.S. federal income tax on any net income derived from “prohibited transactions.” Net income derived from prohibited transactions arises from the sale or exchange of property held for sale to customers in the ordinary course of our business which is not foreclosure property. There is an exception to this rule for the sale of property that:

•	is a real estate asset under the 75% Asset Test;

•	generally has been held for at least two years;

•	has aggregate expenditures which are includable in the basis of the property not in excess of 30% of the net selling price;

•	in some cases, was held for production of rental income for at least two years;

•	in the case of real property not acquired through foreclosure or lease termination, substantially all of the marketing and development expenditures were made through an independent contractor; and

•	when combined with other sales in the year, (i) does not cause the REIT to have made more than seven sales of property during the taxable year (excluding sales of foreclosure property or in connection with an involuntary conversion); (ii) occurs in a year when the REIT disposes of less than 10% of its assets (measured by U.S. federal income tax basis or fair market value, and ignoring involuntary dispositions and sales of foreclosure property); or (iii) for tax years beginning after December 18, 2015, occurs in a year when the REIT disposes of less than 20% of its assets and less than 10% of its three-year average of its assets (measured by U.S. federal income tax basis or fair market value, and ignoring involuntary dispositions and sales of foreclosure property).

Although we may eventually sell any property, our primary intention in acquiring and operating the properties is the production of rental income and we do not expect to hold any property for sale to customers in the ordinary course of our business unless held through a TRS or we structure the sale of such property to comply with the above safe harbor. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates.

Hedging Transactions. We have entered into hedging transactions with respect to one or more of our assets or liabilities and may enter into additional hedging transactions in the future. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury Regulations, any income from a hedging transaction (1) made in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred by us to acquire or own real estate assets, (2) entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any property that generates such income or gain), or, (3) for taxable years beginning after December 31, 2015, that hedges against transactions described in clause (i) or (ii) and is entered into in connection with the extinguishment of debt or sale of property that is being hedged against by the transaction described in clause (i) or (ii), and which complies with certain identification requirements, including gain from the disposition or termination of such a transaction, will not constitute gross income for purposes of the 95% gross income test and the 75% gross income test. To the extent we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests. We believe we have structured and intend to structure any hedging transactions in a manner that does not jeopardize our ability to qualify as a REIT.

Characterization of Net Leases. We have acquired and intend to acquire and own commercial properties subject to net leases. We believe we have structured and currently intend to structure our leases so that they qualify as true leases for U.S. federal income tax purposes. If, however, the IRS were to recharacterize our leases as service contracts, loans, partnership agreements or otherwise, rather than true leases, or disregard the leases altogether for tax purposes, all or part of the payments that we receive from the lessees would not be considered rent and might not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we would not be able to satisfy either the 75% or 95% Gross Income Tests and, as a result, could lose our REIT qualification.

Tax on Built-in Gains of Former C Corporation Assets. If a REIT acquires an asset from a C corporation in a transaction in which the REIT’s tax basis in the asset is determined by reference to the basis of the asset in the hands of the C corporation (e.g., a tax-free reorganization under Section 368(a) of the Code), the REIT may be subject to an entity-level tax upon a taxable disposition during a 5-year period following the acquisition date. The amount of the tax is determined by applying the highest regular corporate tax rate, which is currently 35%, to the lesser of (i) the excess, if any, of the asset’s fair market value over the REIT’s tax basis in the asset on the acquisition date, or (ii) the gain recognized by the REIT in the disposition. The amount described in clause (i) is referred to as “built-in gain.” We have engaged in a number of tax-free reorganizations under Section 368(a) of the Code. We believe that all of the entities that were parties to our tax-free reorganizations were REITs, and therefore were not C corporations for purposes of the foregoing rules. However, the forgoing rules would apply to the assets acquired in those reorganizations if the other parties to the reorganizations failed to qualify as REITs for a period prior to the reorganizations, the mergers nonetheless qualified as reorganizations under Section 368(a) of the Code, and we sold such assets within the applicable recognition periods. We do not believe we have acquired assets the disposition of which would be subject to the built-in gains tax but are not foreclosed from doing so in the future.

Tax Aspects of Investments in Partnerships

General. We currently hold and anticipate holding direct or indirect interests in one or more partnerships, including the Operating Partnership. We operate as an Umbrella Partnership REIT, or UPREIT, which is a structure whereby we own a direct interest in the Operating Partnership, and the Operating Partnership, in turn, directly or indirectly owns our properties (generally through lower-tier partnerships and disregarded entities, but the Operating Partnership also may hold properties through lower-tier REITs or TRSs or other taxable corporations).

The following is a summary of the U.S. federal income tax consequences of our investment in the Operating Partnership if the Operating Partnership is treated as a partnership for U.S. federal income tax purposes. This discussion should also generally apply to any investment by the Operating Partnership in a lower-tier property partnership.

A partnership (that is not a publicly traded partnership taxed as a corporation) is generally not subject to tax as an entity for U.S. federal income tax purposes. Rather, partners are allocated their allocable share of the items of income, gain, loss, deduction and credit of the partnership, and are potentially subject to tax thereon, without regard to whether the partners receive any distributions from the partnership. We are required to take into account our allocable share of the foregoing items for purposes of the various REIT gross income and asset tests, and in the computation of our REIT taxable income and U.S. federal income tax liability. Further, there can be no assurance that distributions from the Operating Partnership will be sufficient to pay the tax liabilities resulting from an investment in the Operating Partnership.

Generally, an entity with two or more members formed as a partnership or non-corporate entity under state law will be taxed as a partnership for U.S. federal income tax purposes unless it specifically elects otherwise or is treated as a corporation under special rules for “publicly traded partnerships.” Because the Operating Partnership was formed as a partnership under state law, for U.S. federal income tax purposes, the Operating Partnership will be treated as a partnership, if it has two or more partners and is not treated as a corporation under the publicly traded partnership rules, or a disregarded entity, if it is treated as having one partner. As a result, if the Operating Partnership becomes wholly owned by us, it will cease to be a partnership for U.S. federal income tax purposes and become a disregarded entity.

Domestic unincorporated entities with more than one owner may be treated as a corporation for U.S. federal income tax purposes, including if the entity is a “publicly traded partnership” that does not qualify for an exemption based on the character of its income. A partnership is a “publicly traded partnership” under Section 7704 of the Code if:

•	interests in the partnership are traded on an established securities market; or

•	interests in the partnership are readily tradable on a “secondary market” or the “substantial equivalent” of a secondary market.

A partnership will not be treated as a publicly traded partnership if it qualifies for certain safe harbors. We intend that interests in the Operating Partnership (and any partnership invested in by the Operating Partnership) has complied and will comply with a “safe harbor” for partnerships with fewer than 100 partners to avoid being classified as a publicly traded partnership. However, no assurance can be given that any such partnership will at all times satisfy such safe harbor. We reserve the right to not satisfy any safe harbor.

There is a risk that the right of a holder of Operating Partnership common units to redeem the units for cash (or common stock at our option) could cause Operating Partnership common units to be considered readily tradable on the substantial equivalent of a secondary market, and we may not be eligible for a safe harbor at all times. If the Operating Partnership is a publicly traded partnership, it will be taxed as a corporation unless at least 90% of its gross income has consisted and will consists of “qualifying income” under Section 7704 of the Code. Qualifying income generally includes real property rents and other types of passive income. We believe that the Operating Partnership has had and will continue to have sufficient qualifying income so that it would be taxed as a partnership, even if it were classified as a publicly traded partnership. The income requirements applicable to REITs under the Code and the definition of qualifying income under the publicly traded partnership rules are very similar. Although differences exist between these two income tests, we do not believe that these differences will cause the Operating Partnership to fail the 90% gross income test applicable to publicly traded partnerships. However, there is sparse guidance as to the proper interpretation of this 90% gross income test, and thus it is possible that differences will arise that prevent us from satisfying the 90% gross income test.

If for any reason the Operating Partnership (or any partnership invested in by the Operating Partnership) is taxable as a corporation for U.S. federal income tax purposes, the character of our assets and items of gross income would change, and as a result, we would most likely be unable to satisfy the applicable REIT requirements under U.S. federal income tax laws discussed above. In addition, any change in the status of any partnership may be treated as a taxable event, in which case we could incur a tax liability without a related cash distribution. Further, if any partnership was treated as a corporation, items of income, gain, loss, deduction and credit of such partnership would be subject to corporate income tax, and the partners of any such partnership would be treated as stockholders, with distributions to such partners being treated as dividends.

Income Taxation of Partnerships and their Partners. Although a partnership agreement generally will determine the allocation of a partnership’s income and losses among the partners, such allocations may be disregarded for U.S. federal income tax purposes under Code Section 704(b) and the Treasury Regulations if the allocations do not have “substantial economic effect” and are not otherwise consistent with the partners’ interests in the partnership. If any allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ economic interests in the partnership. We believe that the allocations of taxable income and loss in the Operating Partnership agreement comply with the requirements of Code Section 704(b) and the Treasury Regulations.

In some cases, special allocations of net profits or net losses will be required to comply with the U.S. federal income tax principles governing partnership tax allocations. Additionally, pursuant to Code Section 704(c), income, gain, loss and deduction attributable to property contributed to the Operating Partnership in exchange for units must be allocated in a manner so that the contributing partner is charged with, or benefits from, the unrealized gain or loss attributable to the property at the time of contribution. The amount of such unrealized gain or loss is generally equal to the difference between the fair market value and the adjusted basis of the property at the time of contribution. These allocations are designed to eliminate book-tax differences by allocating to contributing partners lower amounts of depreciation deductions and increased taxable income and gain attributable to the contributed property than would ordinarily be the case for economic or book purposes. With respect to any property purchased by the Operating Partnership, such property generally will have an initial tax basis equal to its fair market value, and accordingly, Code Section 704(c) will not apply, except as described further below in this paragraph. The application of the principles of Code Section 704(c) in tiered partnership arrangements is not entirely clear. Accordingly, the IRS may assert a different allocation method than the one selected by the Operating Partnership to cure any book-tax differences. In certain circumstances, we create book-tax differences by adjusting the values of properties for economic or book purposes and generally the rules of Code Section 704(c) would apply to such differences as well.

Some expenses incurred in the conduct of the Operating Partnership’s activities may not be deducted in the year they were paid. To the extent this occurs, the taxable income of the Operating Partnership may exceed its cash receipts for the year in which the expense is paid. As discussed above, the costs of acquiring properties must generally be recovered through depreciation deductions over a number of years. Prepaid interest and loan fees, and prepaid management fees are other examples of expenses that may not be deducted in the year they were paid.

Congress recently revised the rules applicable to federal income tax audits of partnerships (such as the Operating Partnership) and the collection of any tax resulting from any such audits or other tax proceedings, generally for taxable years beginning after December 31, 2017. Under the new rules, the partnership itself may be liable for a hypothetical increase in partner-level taxes (including interest and penalties) resulting from an adjustment of partnership tax items on audit, regardless of changes in the composition of the partners (or their relative ownership) between the year under audit and the year of the adjustment. The new rules also include an elective alternative method under which the additional taxes resulting from the adjustment are assessed against the affected partners, subject to a higher rate of interest than otherwise would apply. Many questions remain as to how the new rules will apply, especially with respect to partners that are REITs (such as us), and it is not clear at this time what effect this new legislation will have on us. However, these changes could increase the U.S. federal income tax, interest, and/or penalties otherwise borne by us in the event of a federal income tax audit of the Operating Partnership or one of its subsidiary partnerships.

Taxation of U.S. Stockholders

Taxation of Taxable U.S. Stockholders. As long as we qualify as a REIT, distributions paid to our U.S. stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends or qualified dividend income) will be ordinary income. Dividends on our preferred stock will be treated as made out of any available earnings and profits in priority to distributions on our stock. Generally, for purposes of this discussion, a “U.S. Stockholder” is a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States for U.S. federal income tax purposes;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if (1) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) the trust has a valid election in effect under current Treasury Regulations to be treated as a U. S. person.

If a partnership or entity treated as a partnership for U.S. federal income tax purposes holds our stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our stock by the partnership.

Distributions in excess of current and accumulated earnings and profits are treated first as a tax-deferred return of capital to the U.S. Stockholder, reducing the U.S. Stockholder’s tax basis in his, her or its stock by the amount of such distribution, and then as capital gain. Because our earnings and profits are reduced for depreciation and other non-cash items, it is possible that a portion of each distribution will constitute a tax-deferred return of capital. Additionally, because distributions in excess of earnings and profits reduce the U.S. Stockholder’s basis in our stock, this will increase the U.S. Stockholder’s gain, or reduce the U.S. Stockholder’s loss, on any subsequent sale of the stock.

Distributions that are designated as capital gain dividends will be taxed as long-term capital gain to the extent they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. Stockholder that receives such distribution has held its stock. However, corporate stockholders may be required to treat up to 20% of some types of capital gain dividends as ordinary income. We also may decide to retain, rather than distribute, our net capital gain and pay any tax thereon. In such instances, U.S. Stockholders would include their proportionate shares of such gain in income as long-term capital gain, receive a refund or credit on their returns for their proportionate share of our tax payments, and increase the tax basis of their shares of stock by the after-tax amount of such gain.

With respect to U.S. Stockholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to such U.S. Stockholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. Stockholders as capital gain; provided, that the U.S. Stockholder has held the stock with respect to which the distribution is made for more than 60 days during the 121 day period beginning on the date that is 60 days before the date on which such stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

(1)	the qualified dividend income received by us during such taxable year from C corporations (including TRSs);

(2)	the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and

(3)	the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT corporation.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of (1) above if the dividends are received from a regular, domestic C corporation, such as any TRS, and specified holding period and other requirements are met.

Dividend income is characterized as “portfolio” income under the passive loss rules and cannot be offset by a stockholder’s current or suspended passive losses. Corporate stockholders cannot claim the dividends-received deduction for such dividends unless we lose our REIT qualification. In addition, taxable distributions from us generally will be treated as investment income for purposes of the investment interest limitations. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of stock or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.

Although U.S. Stockholders generally will recognize taxable income in the year that a distribution is received, any distribution we declare in October, November or December of any year and is payable to a U.S. Stockholder of record on a specific date in any such month will be treated as both paid by us and received by the U.S. Stockholder on December 31st of the year it was declared if we pay it during January of the following calendar year. Because we are not a pass-through entity for U.S. federal income tax purposes, U.S. Stockholders may not use any of our operating or capital losses to reduce their tax liabilities.

We may have the ability to declare a large portion of a dividend in shares of our stock. As long as a portion of such dividend is paid in cash or other property and certain requirements are met, the entire distribution may be treated as a dividend for U.S. federal income tax purposes. As a result, U.S. Stockholders could be taxed on 100% of the dividend in the same manner as a cash dividend, even though most of the dividend was paid in shares of our stock. In general, any dividend on shares of our preferred stock will be taxable as a dividend, regardless of whether any portion is paid in stock.

In general, the sale of our stock held for more than 12 months will produce long-term capital gain or loss. All other sales will produce short-term gain or loss. In each case, the gain or loss is equal to the difference between the amount of cash and fair market value of any property received from the sale and the U.S. Stockholder’s basis in the stock sold. However, any loss from a sale or exchange of stock by a U.S. Stockholder who has held such stock for six months or less generally will be treated as a long-term capital loss, to the extent that the U.S. Stockholder treated our distributions as long-term capital gain. The use of capital losses is subject to limitations. A redemption by us of any redeemable preferred stock we may issue could be treated either as a taxable disposition of shares or as a dividend, depending on the applicable facts and circumstances. In the event we issue any redeemable preferred stock, the prospectus supplement will discuss the tax considerations of owning such securities in greater detail.

Information reporting (transfer statements) on other transactions may also be required under these rules. Generally, these reports are made for certain transactions. Transfer statements are issued between “brokers” and are not issued to the IRS or to you.

Stockholders should consult their tax advisors regarding the consequences of these rules.

Capital Gains and Losses. The tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is currently 39.6%. The maximum tax rate on long-term capital gains applicable to non-corporate taxpayers is 20% for sales and exchanges of capital assets held for more than one year, except that the maximum tax rate on long-term capital gain from the sale or exchange of “section 1250 property,” or depreciable real property, is 25% to the extent that such gain, known as “unrecaptured section 1250 gains”, would have been treated as ordinary income on depreciation recapture if the property were “section 1245 property.” With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate stockholders as long-term capital gains or unrecaptured section 1250 gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate taxpayers) to a portion of capital gain realized by a non-corporate stockholder on the sale of REIT stock that would correspond to the REIT’s “unrecaptured Section 1250 gain.” In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates (currently up to 35%). A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

If a U.S. stockholder recognizes a loss upon a subsequent disposition of our common stock or preferred stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of certain Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transactions to the IRS. While these regulations are directed towards “tax shelters,” they are written quite broadly and apply to transactions that would not typically be considered tax shelters. Significant penalties apply for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our common stock or preferred stock, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us (including our advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Taxation of Tax-Exempt Stockholders. U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, our distributions to a U.S. Stockholder that is a domestic tax-exempt entity should not constitute UBTI unless such U.S. Stockholder borrows funds (or otherwise incurs acquisition indebtedness within the meaning of the Code) to acquire its shares of stock. Furthermore, part or all of the income or gain recognized with respect to our stock held by certain domestic tax-exempt entities including social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal service plans (all of which are exempt from U.S. federal income taxation under Code Sections 501(c)(7), (9), (17) or (20)), may be treated as UBTI.

Special rules apply to the ownership of REIT shares by some tax-exempt pension trusts. If, treating stock held by a tax-exempt pension trust as being held by a single individual rather than by the trust’s beneficiaries, we would be “closely-held” (discussed above with respect to the share ownership tests), then tax-exempt pension trusts owning more than 10% by value of our stock may be required to treat a percentage of our dividends as UBTI. This rule applies if: (1) at least one tax-exempt pension trust owns more than 25% by value of our shares, or (2) one or more tax-exempt pension trusts (each owning more than 10% by value of our shares) hold in the aggregate more than 50% by value of our shares. The percentage treated as UBTI is our gross income (less direct expenses) derived from an unrelated trade or business (determined as if we were a tax-exempt pension trust) divided by our gross income from all sources (less direct expenses). If this percentage is less than 5%, however, none of the dividends will be treated as UBTI.

Backup Withholding and Information Reporting. We will report to our U.S. Stockholders and the IRS the amount of dividends treated as paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. Stockholder may be subject to backup withholding at the current rate of 28% with respect to dividends paid, unless the U.S. Stockholder (1) is a corporation or comes within other exempt categories and, when required, demonstrates this fact or (2) provides a taxpayer identification number or social security number, certifies under penalties of perjury that such number is correct and that such U.S. Stockholder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Stockholder that does not provide his, her or its correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such U.S. Stockholder’s U.S. federal income tax liability, provided the required information is furnished to the IRS.

Medicare Tax. Certain net investment income earned by U.S. citizens and resident aliens and certain estates and trusts is subject to a 3.8% Medicare tax. Net investment income includes, among other things, dividends on and capital gains from the sale or other disposition of shares of stock. Holders of shares of our stock should consult their tax advisors regarding the effect, if any, of this tax on their ownership and disposition of such shares.

Taxation of Non-U.S. Stockholders

General. The rules governing the U.S. federal income taxation of Non-U.S. Stockholders are complex, and as such, only a summary of such rules is provided in this prospectus. Non-U.S. investors should consult with their own tax advisors and financial planners to determine the impact that U.S. federal, state and local income tax or similar laws will have on such investors as a result of an investment in our stock. A “Non-U.S. Stockholder” means a nonresident alien individual or foreign corporation for U.S. federal income tax purposes that is not otherwise subject to special treatment under the Code. The discussion below assumes we have qualified as a REIT and will continue to qualify as a REIT.

Distributions — In General. Distributions paid by us that are not attributable to gain from our sales or exchanges of United States real property interests, or USRPIs (discussed further below), and not designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such dividends to Non-U.S. Stockholders ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend unless an applicable tax treaty reduces or eliminates that tax. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. If income from the investment in our stock is treated as effectively connected with the Non-U.S. Stockholder’s conduct of a U.S. trade or business, the Non-U.S. Stockholder generally will be subject to a tax at the graduated rates applicable to ordinary income, in the same manner as U.S. stockholders are taxed with respect to such dividends (and also may be subject to the 30% branch profits tax in the case of a stockholder that is a foreign corporation that is not entitled to the benefits of a treaty that exempts it from such tax). In general, Non-U.S. Stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock.

Distributions in excess of our current and accumulated earnings and profits and not attributable to gain from our sales or exchanges of USRPIs will not be taxable to a stockholder to the extent they do not exceed the adjusted basis of the stockholder’s shares. Instead, they will reduce the adjusted basis of such shares. To the extent that such dividends exceed the adjusted basis of a Non-U.S. Stockholder’s shares, they will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of his shares, as described in the “Sales of Shares” portion of this Section below. However, as discussed below, we may nevertheless withhold on such distributions.

Distributions Attributable to Sale or Exchange of Real Property. Except as discussed below with respect to 10% or less holders of regularly traded classes of stock, “qualified shareholders” and “qualified foreign pension funds” (for periods on and after December 18, 2015), for any year in which we qualify as a REIT, a non-U.S. stockholder will incur tax on distributions by us that are attributable to gain from our sale or exchange of USRPIs under special provisions of the U.S. federal income tax laws known as the Foreign Investment in Real Property Act, or FIRPTA. The term USRPIs includes interests in real property and shares in corporations at least 50% of whose real estate and business assets consist of interests in U.S. real property. Under those rules, a non-U.S. stockholder is taxed on distributions by us attributable to gain from sales of USRPIs as if the gain were effectively connected with a U.S. trade or business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at regular tax rates applicable to U.S. stockholders, subject to any applicable alternative minimum tax. A corporate non-U.S. stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We must withhold 35% of any distribution that is a distribution attributable to USRPI gain and may be required to withhold 35% of any capital gain dividend not otherwise subject to withholding as a distribution of USRPI gain. A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold. However, FIRPTA and the 35% withholding tax will not apply to any distribution with respect to any class of our stock that is regularly traded on an established securities market located in the United States if the recipient non-U.S. stockholder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of distribution. Instead, any distribution will be treated as an ordinary distribution subject to the rules discussed above, which generally impose a 30% withholding tax (unless reduced by a treaty).

U.S. Federal Income Tax Withholding on Distributions not Subject to FIRPTA. For U.S. federal income tax withholding purposes, we generally will withhold tax at the rate of 30% on the amount of any distribution (other than distributions designated as capital gain dividends or distributions of USRPI gain subject to FIRPTA as discussed above) made to a Non-U.S. Stockholder, unless the Non-U.S. Stockholder provides us with appropriate documentation (1) evidencing that such Non-U.S. Stockholder is eligible for an exemption or reduced rate under an applicable income tax treaty, generally an IRS Form W-8BEN (in which case we will withhold at the lower treaty rate) or (2) claiming that the dividend is effectively connected with the Non-U.S. Stockholder’s conduct of a trade or business within the U.S., generally an IRS Form W-8ECI (in which case we will not withhold tax). We are also generally required to withhold tax at the rate of 35% on the portion of any dividend to a Non-U.S. Stockholder that is or could be designated by us as a capital gain dividend, to the extent attributable to gain on a sale or exchange of an interest in U.S. real property. Such withheld amounts of tax do not represent actual tax liabilities, but rather, represent payments in respect of those tax liabilities described in the preceding two paragraphs. Therefore, such withheld amounts are creditable by the Non-U.S. Stockholder against its actual U.S. federal income tax liabilities, including those described in the preceding two paragraphs. The Non-U.S. Stockholder would be entitled to a refund of any amounts withheld in excess of such Non-U.S. Stockholder’s actual U.S. federal income tax liabilities; provided that the Non-U.S. Stockholder files applicable returns or refund claims with the IRS.

Additional withholding regulations may require us to withhold 15% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution (other than distributions subject to FIRPTA, as described below, and except to the extent an exemption or a lower rate of withholding applies), to the extent that we do not do so, we will withhold at a rate of 15% on any portion of such a distribution.

Sales of Shares. A non-U.S. stockholder generally will not incur tax under FIRPTA with respect to gain on a disposition of our common stock or preferred stock as long as at all times during the five-year period ending on the date of disposition non-U.S. persons hold, directly or indirectly, less than 50% in value of our stock. For these purposes, beginning on December 18, 2015, a person holding less than 5% of our regularly traded classes of stock for five years will be treated as a U.S. person unless we have actual knowledge that such person is not a U.S. person. Because our common stock is publicly traded, we cannot assure you that our non-U.S. ownership will be less than 50% at any time. Even if our non-U.S. ownership remains under 50% for five years and we otherwise meet the requirements of this rule, pursuant to certain “wash sale” rules under FIRPTA, a non-U.S. stockholder may incur tax under FIRPTA to the extent such stockholder disposes of our stock within a certain period prior to a distribution attributable to USRPI gain and directly or indirectly (including through certain affiliates) reacquires our stock within certain prescribed periods, provided that this rule will not apply to a disposition and reacquisition of our common stock by a non-U.S. stockholder owning, actually or constructively, 5% or less of our common stock at any time during the one-year period ending on the date of such distribution attributable to USRPI gain.

Regardless of the extent of our non-U.S. ownership, a non-U.S. stockholder will not incur tax under FIRPTA on a disposition of the shares of our publicly traded stock if such non-U.S. stockholder owned, actually or constructively, at all times during a specified testing period, 10% (5% for dispositions prior to December 18, 2015) or less of the total fair market value of such class of stock. The testing period is the shorter of (1) the period during which the non-U.S. stockholder held the shares and (2) the five-year period ending on the disposition date. For as long as our common stock is regularly traded on an established securities market, a non-U.S. stockholder should not incur tax under FIRPTA with respect to gain on a sale of our common stock unless it owns, actually or constructively, more than 10% of our common stock during such testing period. If we issue a class of preferred stock that is regularly traded on an established securities market, the rules described in the previous sentence will also apply to sales of such preferred stock. Provided that our common stock continues to be regularly traded on an established securities market, a non-U.S. stockholder will not incur tax under FIRPTA on a disposition of the shares of our non-publicly traded preferred stock if the fair market value of all of the shares of such class of preferred stock acquired by such non-U.S. stockholder did not exceed 5% of the fair market value of our regularly traded class of stock with the lowest fair market value, determined as of the most recent acquisition date. While the Protecting Americans from Tax Hikes Act of 2015 increased several FIRPTA-related thresholds from 5% to 10%, it did not alter the Treasury Regulation containing the exception described in the previous sentence, and it is not clear whether the Treasury intends to amend the rule in light of the legislative changes.

If the gain on the sale of our stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders, subject to any applicable alternative minimum tax. Furthermore, a non-U.S. stockholder generally will incur U.S. federal income tax on gain not subject to FIRPTA if:

•	the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain and may be subject to the 30% branch profits tax in the case of a foreign corporation; or

•	the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and meets certain other criteria, in which case the non-U.S. stockholder will incur a 30% tax on his or her capital gains derived from sources within the United States.

Qualified Shareholders. For periods on or after December 18, 2015, to the extent our stock is held directly (or indirectly through one or more partnerships) by a “qualified shareholder,” it will not be treated as a USRPI. Further, to the extent such treatment applies, any distribution to such shareholder will not be treated as gain recognized from the sale or exchange of a USRPI. For these purposes, a qualified shareholder is generally a non-U.S. stockholder that (i)(A) is eligible for treaty benefits under an income tax treaty with the United States that includes an exchange of information program, and the principal class of interests of which is listed and regularly traded on one or more stock exchanges as defined by the treaty, or (B) is a foreign limited partnership organized in a jurisdiction with an exchange of information agreement with the United States and that has a class of regularly traded limited partnership units (having a value greater than 50% of the value of all partnership units) on the New York Stock Exchange or Nasdaq, (ii) is a “qualified collective investment vehicle” (within the meaning of Section 897(k)(3)(B) of the Code) and (iii) maintains records of persons holding 5% or more of the class of interests described in clauses (i)(A) or (i)(B) above. However, in the case of a qualified shareholder having one or more “applicable investors,” the exception described in the first sentence of this paragraph will not apply with respect to a portion of the qualified shareholder’s stock (determined by applying the ratio of the value of the interests held by applicable investors in the qualified shareholder to the value of all interests in the qualified shareholder and applying certain constructive ownership rules). Such ratio applied to the amount realized by a qualified shareholder on the disposition of our stock or with respect to a distribution from us attributable to gain from the sale or exchange of a USRPI will be treated as amounts realized from the disposition of USRPIs. Such treatment shall also apply to applicable investors in respect of distributions treated as a sale or exchange of stock with respect to a qualified shareholder. For these purposes, an “applicable investor” is a person who holds an interest in the qualified shareholder and holds more than 10% of our stock applying certain constructive ownership rules. Distributions received by qualified shareholders will be taxed described above at —Distributions — In General regardless of whether the distribution is attributable to the sale of a USRPI. Gain treated as gain from the sale or exchange of our stock (including capital gain dividends and distributions treated as gain from the sale or exchange of our stock under the rules described above at — Distributions — In General) will not be subject to tax unless such gain is treated as effectively connected with the qualified shareholder’s conduct of a U.S. trade or business, in which case the qualified shareholder generally will be subject to a tax at the graduated rates applicable to ordinary income, in the same manner as U.S. stockholders.

Qualified Foreign Pension Funds. For periods on or after December 18, 2015, the FIRPTA rules will not apply to any USRPI held directly (or indirectly through one or more partnerships) by, or to any distribution received from a REIT by a “qualified foreign pension fund” or any entity all of the interests of which are held by an qualified foreign pension fund. For these purposes, a “qualified foreign pension fund” is an organization or arrangement (i) created or organized in a foreign country, (ii) established to provide retirement or pension benefits to current or former employees (or their designees) of one or more employers for services rendered, (iii) which does not have a single participant or beneficiary that has a right to more than 5% of its assets or income, (iv) which is subject to government regulation and provides annual information reporting about its beneficiaries to relevant local tax authorities and (v) with respect to which, under its local laws, contributions that would otherwise be subject to tax are deductible or excluded from its gross income or taxed at a reduced rate, or taxation of its income is deferred or taxed at a reduced rate. Distributions received by qualified foreign pension funds will be taxed described above at — Distributions — In General regardless of whether the distribution is attributable to the sale of a USRPI. Gain treated as gain from the sale or exchange of our stock (including capital gain dividends and distributions treated as gain from the sale or exchange of our stock under the rules described above at — Distributions — In General) will not be subject to tax unless such gain is treated as effectively connected with the qualified foreign pension fund’s conduct of a U.S. trade or business, in which case the qualified foreign pension fund generally will be subject to a tax at the graduated rates applicable to ordinary income, in the same manner as U.S. stockholders.

Information Reporting and Backup Withholding. If the proceeds of a disposition of stock are paid by or through a U.S. office of a broker-dealer, the payment is generally subject to information reporting and to backup withholding unless the disposing Non-U.S. Stockholder certifies as to its name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a foreign office of a foreign broker-dealer. Under Treasury Regulations, if the proceeds from a disposition of stock paid to or through a foreign office of a U.S. broker-dealer or a non-U.S. office of a foreign broker-dealer that is (1) a “controlled foreign corporation” for U.S. federal income tax purposes, (2) a person 50% or more of whose gross income from all sources for a three-year period was effectively connected with a U.S. trade or business, (3) a foreign partnership with one or more partners who are U.S. persons and who, in the aggregate, hold more than 50% of the income or capital interest in the partnership, or (4) a foreign partnership engaged in the conduct of a trade or business in the U.S., then (A) backup withholding will not apply unless the broker-dealer has actual knowledge that the owner is not a Non-U.S. Stockholder, and (B) information reporting will not apply if the Non-U.S. Stockholder certifies its non-U.S. status and further certifies that it has not been, and at the time the certificate is furnished reasonably expects not to be, present in the U.S. for a period aggregating 183 days or more during each calendar year to which the certification pertains. Prospective foreign purchasers should consult their tax advisors and financial planners concerning these rules.

Taxation of U.S. Holders of Debt Securities

This summary addresses only fixed rate debt securities issued by us or the Operating Partnership without original issue discount, or OID (as defined below), and does not deal with holders other than those who purchase the debt securities on original issuance at the initial offering price (i.e., the first price at which a substantial portion of the debt securities is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) or with holders who hold the debt securities with amortizable bond premium (which generally arises if the holder’s tax basis in the debt security exceeds its stated redemption price at maturity, as defined below). This summary does not discuss the rules applicable to debt securities issued with OID, except to the limited extent specifically discussed below.

When we refer to a “U.S. Holder,” we mean a beneficial owner of the debt securities that is for United States federal income tax purposes:

(1) an individual who is a citizen or resident, as defined in Code Section 7701(b), of the United States;

(2) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state thereof or the District of Columbia;

(3) an estate the income of which is subject to U.S. federal income tax regardless of its source; or

(4) a trust (i) if a court within the United States is able to exercise primary supervision over the trust’s administration and one or more United States persons, within the meaning of the Code, have the authority to control all substantive decisions of the trust or (ii) that has a valid election in effect under the applicable Treasury regulations to be treated as a United States person under the Code.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) holds the debt securities, the U.S. federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership acquiring the debt securities, you should consult your tax advisors.

Payments of stated interest. Stated interest on the debt securities will be includable in income of a U.S. Holder as ordinary interest income at the time such interest is received or accrued, in accordance with the U.S. Holder’s regular method of tax accounting.

Original issue discount. If the issue price of a debt security is less than its stated redemption price at maturity, then the debt security will be treated as being issued with original issue discount (“OID”) for United States federal income tax purposes unless the difference between the debt security’s issue price and its stated redemption price at maturity is less than the statutory de minimis amount. Unless the de minimis exception applies, the amount of OID on a debt security is equal to the difference and must be included in income as ordinary interest as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of such U.S. Holder’s regular method of tax accounting. Generally, the “issue price” of a debt security is the first price at which a substantial amount of the debt securities is sold to purchasers other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The “stated redemption price at maturity” of a debt security is the total of all payments to be made under the debt security, other than “qualified stated interest,” and, generally, is expected to equal the principal amount of the debt security. “Qualified stated interest” generally is stated interest that is unconditionally payable in cash or property at least annually at a single fixed rate or at certain floating rates that properly take into account the length of the interval between stated interest payments. The amount of OID on the debt security will be de minimis if it is less than 0.0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity.

Disposition of Debt Securities. Except as discussed above, upon the sale, exchange, redemption, repurchase, or other taxable disposition of the debt securities, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized (less an amount equal to any accrued but unpaid stated interest, which will be taxable as such) on the sale, exchange, redemption, repurchase, retirement or other taxable disposition and the U.S. Holder’s adjusted tax basis in the debt security. A U.S. Holder’s adjusted tax basis in the debt security generally will equal the amount the U.S. Holder paid for the debt security, decreased by the amount of any payments received, other than stated interest payments and increased by any accrued OID previously included in such U.S. Holder’s income. Such gain or loss on the sale, exchange, redemption, repurchase, or other taxable disposition of the debt security generally will be long-term capital gain or loss if the debt security were held for more than one year. Non-corporate taxpayers are generally subject to reduced rates of U.S. federal income taxation on net long-term capital gains. The deductibility of capital losses is generally subject to limitations.

Medicare Tax. Income and gains in respect of our debt securities may constitute “net investment income” for purposes of the Medicare Tax described above at “— Taxation of U.S. Stockholders — Medicare Tax” If you are a U.S. Holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of this tax to your income and gains in respect of your investment in our debt securities.

Information Reporting and Backup Withholding. Information reporting to the IRS generally will apply to payments of stated interest (and accruals of OID, if any) with respect to debt securities and the proceeds of any sale, exchange, redemption, retirement or other taxable disposition of debt securities, and backup withholding, currently at a rate of 28%, may also apply to such payments and proceeds unless the holder:

(1) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

(2) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules.

A U.S. holder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the U.S. holder’s income tax liability (or may be refunded) provided the required information is timely provided to the IRS.

Taxation of Non-U.S. Holders of Debt Securities

When we refer to a “Non-U.S. Holder” we mean a beneficial owner of the debt securities that is a foreign corporation, a nonresident alien individual, a foreign estate, or a foreign trust for U.S. federal income tax purposes that is not otherwise subject to special treatment under the Code. The rules governing the United States federal income taxation of a Non-U.S. Holder are complex and no attempt will be made herein to provide more than a summary of such rules.

Payments of principal and interest (including any OID) on the debt securities beneficially owned by a Non-U.S. Holder generally will not be subject to U.S. federal withholding tax, subject to the discussion below regarding information reporting and backup withholding and FATCA withholding; provided, in the case of interest (including any OID) that is not effectively connected with the conduct by such Non-U.S. holder of such trade or business, each of the following conditions is met:

(1) the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of the stock of VEREIT, Inc. entitled to vote (if the debt securities are issued by VEREIT, Inc., or if the debt securities are issued by the Operating Partnership and the Operating Partnership is a disregarded entity for U.S. federal income tax purposes); or the Non-U.S. Holder does not actually or constructively own 10% or more of the Operating Partnership’s capital or profits interests (if the debt securities are issued by the Operating Partnership and the Operating Partnership is a partnership for U.S. federal income tax purposes);

(2) the Non-U.S. Holder is not a controlled foreign corporation, as defined in the Code, that is related, directly or indirectly, to the issuer of the applicable debt securities (i.e. us or the Operating Partnership); and

(3) the Non-U.S. Holder is not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business, as described in Code Section 881(c)(3)(A).

In order for a Non-U.S. Holder to qualify for the above exemption from taxation on interest (including any OID), the “withholding agent” (generally, the last U.S. payor or a non-U.S. payor who is a qualified intermediary or withholding foreign partnership) must have received a statement on the appropriate IRS Form W-8 from the Non-U.S. Holder that: (i) is signed under penalties of perjury by the beneficial owner of the debt security, (ii) certifies that such owner is not a “United States person” within the meaning of the Code and (iii) provides the beneficial owner’s name and address. Certain securities clearing organizations and other entities that are not beneficial owners may provide a signed statement accompanied by a copy of the beneficial owner’s appropriate IRS Form W-8 to the withholding agent. An IRS Form W-8 is generally effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances renders any information on the form incorrect. The beneficial owner must inform the withholding agent within 30 days of such change and furnish a new IRS Form W-8.

A Non-U.S. Holder will not be subject to U.S. federal income and withholding taxes on any gain recognized on the sale, exchange or other disposition of the debt securities, subject to the discussion below regarding FATCA withholding, unless the gain is effectively connected with a trade or business conducted by such Non-U.S. Holder in the United States or, in the case of an individual, such Non-U.S. Holder is present in the United States for 183 days or more in the taxable year in which the sale, exchange or other disposition occurs and certain other conditions are met. Any amount received by a Non-U.S. Holder on the sale, exchange or other disposition of the debt securities attributable to accrued but unpaid stated interest will be subject to U.S. federal withholding tax and income tax as interest income.

If a Non-U.S. Holder engages in a trade or business in the United States, and if interest (including any OID) on the debt security (or gain realized on its sale, exchange or other disposition) is effectively connected with the conduct by such Non-U.S. Holder of such trade or business, the Non-U.S. Holder, although exempt from the withholding tax discussed in the preceding paragraphs (provided that an appropriate IRS Form W-8 is timely delivered to the applicable withholding agent), will generally be subject to regular U.S. federal income tax on that interest (or gain) on a net basis in the same manner as if such Non-U.S. Holder were a U.S. Holder unless an applicable income tax treaty provides otherwise. In addition, if a Non-U.S. Holder is classified as a corporation for United States federal income tax purposes, such Non-U.S. Holder may also be subject to a branch profits tax at a 30% rate (unless reduced or eliminated by an applicable income tax treaty) on the Non-U.S. Holder’s effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest on, and any gain recognized on the sale, exchange or other disposition of, a debt security will be included in the Non-U.S. Holder’s effectively connected earnings and profits if such interest or gain, as the case may be, is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States.

If a Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year in which the sale, exchange or other disposition occurs and certain other conditions are met, such Non-U.S. Holder will be subject to U.S. federal income tax at a rate of 30% (unless reduced or eliminated by an applicable income tax treaty) on any gain (net of certain capital losses) recognized in the sale, exchange or other disposition

Information Reporting and Backup Withholding. The amount of interest (including any OID) paid and the amount of tax, if any, withheld with respect to those payments will be reported to the Non-U.S. Holder and the IRS. Copies of the information returns reporting such interest and any withholding may also be made available to the tax authorities in the country in which a Non-U.S. Holder resides, under the provisions of an applicable income tax treaty.

In general, a Non-U.S. Holder will not be subject to backup withholding with respect to payments of interest, provided that the withholding agent does not have actual knowledge or reason to know that such Non-U.S. Holder is a U.S. person, and has received the statement described above in the third bullet point under “— Payments of Interest.” In addition, information returns will not be filed with the IRS in connection with the payment of proceeds from a sale or other disposition (including a retirement or redemption) of debt securities unless paid within the United States or through certain U.S.-related payors and, unless the withholding agent has received an appropriate statement on the applicable IRS Form W-8, as described above, a Non-U.S. Holder may also be subject to U.S. backup withholding on such proceeds.

Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Foreign Accounts and “FATCA”

FATCA Withholding on Certain Foreign Accounts and Entities. The Foreign Account Tax Compliance Act, or FATCA, provisions of the Code, enacted in 2010, together with administrative guidance and certain intergovernmental agreements entered into thereunder, impose a 30% withholding tax on“withholdable payments” (as defined below) made to “foreign financial institutions” (as defined below) and certain other non-U.S. entities (whether or not such foreign financial institutions or non-U.S. entities receive the payment as a beneficial owner or intermediary) unless (1) the foreign financial institution undertakes certain diligence and reporting, and withholding obligations or (2) the foreign non-financial entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. “Withholdable payment” generally means (i) any payment of interest, dividends, and certain other types of generally passive income if such payment is from sources within the United States and (ii) any gross proceeds from the sale or other disposition of any property of a type that can produce interest or dividends from sources within the United States (including, for example, stock and debt of U.S. corporations). “Foreign financial institution generally means any non-U.S. entity that (i) accepts deposits in the ordinary course of a banking or similar business, (ii) as a substantial portion of its business holds financial assets for the account of others, or (iii) is engaged or holds itself out as being engaged primarily in the business of investing, reinvesting, or trading in securities, partnership interests, commodities, or any interest in such assets. If the payee is a foreign financial institution that is not subject to special treatment under certain intergovernmental agreements, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertakes to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts and withhold 30% on payments to account holders whose actions prevent them from complying with these reporting and other requirements. Investors in jurisdictions that have entered into intergovernmental agreements may, in lieu of foregoing requirements, be required to report such information to their home jurisdiction. Withholding under FATCA on gross proceeds will apply to gross proceeds from a sale or other disposition occurring after December 31, 2018 of property that can produce U.S. source interest or dividends, and began after June 30, 2014 with respect to other withholdable payments.

Other Tax Considerations

State, Local and Foreign Taxes. We and you may be subject to state, local or foreign taxation in various jurisdictions, including those in which we transact business or reside. Our and your state, local and foreign tax treatment may not conform to the U.S. federal income tax consequences discussed above. Any foreign taxes incurred by us would not pass through to stockholders as a credit against their U.S. federal income tax liability. You should consult your own tax advisors and financial planners regarding the effect of state, local and foreign tax laws on an investment in the shares of our stock or debt securities.

Legislative Proposals. You should recognize that our and your present U.S. federal income tax treatment may be modified by legislative, judicial or administrative actions at any time, which may be retroactive in effect. The rules dealing with U.S. federal income taxation are constantly under review by Congress, the IRS and the Treasury Department, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established concepts occur frequently.

SELLING SECURITY HOLDERS

Information about selling security holders, where applicable, will be set forth in a prospectus supplement.

PLAN OF DISTRIBUTION

Sales By Us

We may sell the securities in any one or more of the following ways:

•	directly to investors;

•	to investors through agents;

•	to dealers;

•	through a special offering, an exchange distribution or a secondary distribution in accordance with applicable New York Stock Exchange or other stock exchange rules;

•	through underwriting syndicates led by one or more managing underwriters; and

•	through one or more underwriters acting alone.

VEREIT’s common stock or preferred stock may be issued upon conversion of debt securities or preferred stock of VEREIT. If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also make direct sales through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Any of the prices may represent a discount from the prevailing market prices.

In the sale of the securities, underwriters or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. The applicable prospectus supplement will, where applicable:

•	identify any such underwriter or agent;

•	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate to all underwriters and agents;

•	identify the amounts underwritten; and

•	identify the nature of the underwriter’s obligation to take the securities.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of VEREIT’s common stock and 6.70% Series F Cumulative Redeemable Preferred Stock, which are listed on the NYSE. Common stock and 6.70% Series F Cumulative Redeemable Preferred Stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to the NYSE’s approval of the listing of the additional shares sold. We may elect to list any series of securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, any series of securities.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it discourages resales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against some liabilities, including liabilities under the Securities Act.

Underwriters, dealers and agents may engage in transactions with us, perform services for us or be our customers in the ordinary course of business.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate principal amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the securities less the principal amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

In addition to the foregoing, we may issue shares of our common stock or preferred stock to holders of units of limited partnership interest in the Operating Partnership, and any of their pledgees, donees, transferees or other successors in interest, in exchange for their units of limited partnership interest in the Operating Partnership. We may only offer our common stock in this manner if the holders of these units of limited partnership interest in the Operating Partnership present them for redemption under the partnership agreement of the Operating Partnership, and we exercise our right to issue our common stock to them instead of paying a cash amount. We will receive no cash proceeds from any issuance of the shares of our common stock in exchange for units of limited partnership interest in the Operating Partnership, but we will acquire additional units of limited partnership interest in the Operating Partnership in exchange for any such issuances.

Sales by Selling Stockholders

The selling stockholders may resell or redistribute securities from time to time on any stock exchange or automated interdealer quotation system on which the shares are listed, in the over-the-counter market, in privately negotiated transactions, or in any other legal manner, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Persons who are pledgees, donees, transferees, or other successors in interest of any of the named selling stockholders (including but not limited to persons who receive shares from a named selling stockholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus) may also use this prospectus and are included when we refer to “selling stockholders” in this prospectus. The selling stockholders may sell the shares by one or more of the following methods, without limitation:

•	block trades (which may include cross trades) in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;

•	an exchange distribution or secondary distribution in accordance with the rules of any stock exchange on which the shares are listed;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	an offering at other than a fixed price on or through the facilities of any stock exchange on which the shares are listed or to or through a market maker other than on that stock exchange;

•	privately negotiated transactions, directly or through agents;

•	short sales;

•	through the writing of options on the shares, whether or the options are listed on an options exchange;

•	through the distribution of the shares by any selling stockholder to its partners, members or stockholders;

•	one or more underwritten offerings;

•	agreements between a broker or dealer and any selling stockholder to sell a specified number of the shares at a stipulated price per share; and

•	any combination of any of these methods of sale or distribution, or any other method permitted by applicable law.

The selling stockholders may also transfer the shares by gift.

The selling stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the shares. These brokers, dealers or underwriters may act as principals, or as an agent of a selling stockholder. Broker-dealers may agree with a selling stockholder to sell a specified number of the shares at a stipulated price per share. If the broker-dealer is unable to sell shares acting as agent for a selling stockholder, it may purchase as principal any unsold shares at the stipulated price. Broker-dealers who acquire shares as principals may thereafter resell the shares from time to time in transactions on any stock exchange or automated interdealer quotation system on which the shares are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling stockholders may also sell all or a portion of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act in reliance upon Rule 144 under the Securities Act rather than pursuant to this prospectus, regardless of whether the shares are covered by this prospectus.

From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares owned by them. The pledgees, secured parties or persons to whom the shares have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders. The number of a selling stockholder’s shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder’s shares will otherwise remain unchanged. In addition, a selling stockholder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.

The selling stockholders and any underwriters, brokers, dealers or agents that participate in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts and commissions.

A selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with that selling stockholder, including, without limitation, in connection with distributions of the shares by those broker-dealers. A selling stockholder may enter into option or other transactions with broker-dealers that involve the delivery of the shares offered hereby to the broker-dealers, who may then resell or otherwise transfer those shares. A selling stockholder may also loan or pledge the shares offered hereby to a broker-dealer and the broker-dealer may sell the shares offered hereby so loaned or upon a default may sell or otherwise transfer the pledged shares offered hereby.

The selling stockholders and other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act and the related rules and regulations adopted by the SEC, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares by the selling stockholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the particular shares being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

We may agree to indemnify the selling stockholders and their respective officers, directors, employees and agents, and any underwriter or other person who participates in an offering against specified liabilities, including liabilities under the federal securities laws or to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling stockholders may agree to indemnify us, the other selling stockholders and any underwriter or other person who participates in an offering against specified liabilities, including liabilities under the federal securities laws or to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling stockholders may agree to indemnify any brokers, dealers or agents who participate in transactions involving sales of the shares against specified liabilities arising under the federal securities laws in connection with the offering and sale of the shares.

If a selling stockholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange, distribution or secondary distribution or a purchase by a broker or dealer, the prospectus supplement will include any other facts that are material to the transaction. If applicable, this may include a statement to the effect that the participating broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Goodwin Procter LLP. Certain legal matters regarding the validity of the securities offered hereby and certain matters of Maryland law have been passed upon for us by Venable LLP. If the validity of any securities is also passed upon by counsel for the underwriters, dealers or agents of an offering of those securities, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from VEREIT, Inc.’s (formerly American Realty Capital Properties, Inc.) Annual Report on Form 10-K, and the effectiveness of VEREIT, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from the VEREIT Operating Partnership, L.P.’s (formerly ARC Properties Operating Partnership, L.P.) Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements and schedules of VEREIT, Inc. and VEREIT Operating Partnership, L.P. as of December 31, 2014, and for each of the years in the two-year period ended December 31, 2014 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The audited Historical Summary of the GE Capital Portfolio which comprises the statement of revenues and certain expenses for the year ended December 31, 2012 included in the June 7, 2013 Current Report of VEREIT, Inc. on Form 8-K/A incorporated by reference in this prospectus and elsewhere in the registration statement has been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements, the related financial statement schedules and the effectiveness of internal control over financial reporting of CapLease, Inc. incorporated by reference from the Current Report on Form 8-K/A filed by VEREIT, Inc. on June 14, 2013, have been audited by RSM US LLP (formerly McGladrey LLP), an independent registered public accounting firm, as stated in their report incorporated by reference herein, and have been so incorporated in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

The audited Historical Summary of the Inland Portfolio which comprises the statement of revenues and certain expenses for the year ended December 31, 2012 included in the September 25, 2013 Current Report of VEREIT, Inc. on Form 8-K/A incorporated by reference in this prospectus and elsewhere in the registration statement has been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.

The audited Historical Summary of the Fortress Portfolio which comprises the statement of revenues and certain expenses for the year ended December 31, 2012 included in the October 7, 2013 Current Report of

VEREIT, Inc. on Form 8-K incorporated by reference in this prospectus and elsewhere in the registration statement has been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Cole Real Estate Investment, Inc. (f/k/a Cole Credit Property Trust III, Inc.) as of December 31, 2013 and 2012 and for the three years in the period ended December 31, 2013, incorporated in this prospectus by reference from VEREIT, Inc.’s (formerly American Realty Capital Properties, Inc.) Current Report on Form 8-K/A filed on March 14, 2014, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference (which report expresses an unmodified opinion on the consolidated financial statements and includes an emphasis-of-matter paragraph referring to its Agreement and Plan of Merger with American Realty Capital Properties, Inc., and Clark Acquisition, LLC). Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.